EXPLANATORY NOTE

This is a Post-Qualification Amendment No. 14 (“Amendment”) to the offering statement on Form 1-A originally filed by Landa App 2 LLC (the “Company”) on September 17, 2021 (file number 024-11648), as amended, and originally qualified by the U.S. Securities and Exchange Commission (“SEC”) on December 2, 2021 (the “Offering Statement”, including the Offering Circular available here).

This Offering Circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular (Subject to Completion) dated March 17, 2023

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

LANDA APP 2 LLC

6 W. 18th Street

New York, NY 10011

(646) 905-0931

Best Efforts Offering of Series Membership Interests

Landa App 2 LLC, a Delaware series limited liability company (the “Company,” “us,” “we,” or “our”) is offering a maximum of 10,000 membership interests (each a “Share” and collectively, the “Shares”) in each of the thirty-three (33) protected series of the Company listed as “Open” or “New” in the Master Series Table (each a “Series,” and collectively, the “Series”), at the respective purchase prices set forth in the table below.

The Company has registered and will continue to form separate series from time to time for the purpose of offering a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. Each Series will hold a residential rental property as its primary asset (each a “Property,” and collectively, the “Properties”), as specified in the table below and the Master Series Table for such Series being offered pursuant to this Offering Circular.

We are offering Shares of each Series at the price per Share at the respective purchase prices set forth in the table below (the offerings of Shares of each Series each individually referred to herein as an “Offering”). The purchase of Shares in a Series is an investment only in that specific Series and not an investment in any other Series or the Company.

No Series will offer or sell Shares until the offering statement of which this Offering Circular forms a part has been qualified by the Securities and Exchange Commission (“SEC”).

We expect to offer Shares in each respective Series until the earliest of (i) the date we raise the “Maximum Offering Amount” listed on the table below for such Series (herein referred to as the “Maximum Offering Amount” of each Series), (ii) the second anniversary of the first qualification date of the offering statement of which this Offering Circular forms a part pursuant to which Shares of such Series were able to be offered, and (iii) a date determined by the Manager (as defined below), in its sole discretion, based on a number of factors, including the level of current or anticipated interest in a Series.

The Manager previously offered, through the Landa Mobile App, incentives to potential and/or existing investors in the form of “free” Shares that were issued by a Series to such investors and paid for by the Manager such that a Series received its full offering proceeds. Such programs have been discontinued. See “Plan of Distribution” for additional details regarding these incentive programs.

SERIES’ SHARE INFORMATION

	Series	$ Per Share (1)(2)	Maximum Offering Amount (3)(4)
1.	Landa Series 2174 Scarbrough Road	$6.6954	$66,954.00
2.	Landa Series 153 Spring Valley Circle	$8.5307	$85,307.00
3.	Landa Series 126 Wildwood Road	$6.9321	$69,321.00
4.	Landa Series 137 Spring Valley Circle	$6.8203	$68,203.00
5.	Landa Series 3192 Lake Monroe Road	$5.9769	$59,769.00
6.	Landa Series 45 Robertford Drive	$9.2926	$92,926.00
7.	Landa Series 303 Kellys Walk	$10.5346	$105,346.00
8.	Landa Series 4085 Springvale Way	$11.3687	$113,687.00
9.	Landa Series 4126 Oriely Drive W	$11.9515	$119,515.00
10.	Landa Series 235 Celery Avenue N	$12.1349	$121,349.00
11.	Landa Series 580 Dorothy Street	$13.2052	$132,052.00
12.	Landa Series 28 E Hammon Drive	$11.6693	$116,693.00
13.	Landa Series 6716 Mopsy Lane	$10.7362	$107,362.00
14.	Landa Series 1434 Shirley Drive	$13.9204	$139,204.00
15.	Landa Series 8990 Doris Lane	$3.9285	$39,285.00
16.	Landa Series 1096 Vincent Drive	$13.6607	$136,607.00
17.	Landa Series 301 Woodstream Drive	$12.7932	$127,932.00
18.	Landa Series 1120 9th Court	$8.0910	$80,910.00
19.	Landa Series 808 Home Trail	$15.6059	$156,059.00
20.	Landa Series 179 Poplar Springs Drive	$7.1597	$71,597.20
21.	Landa Series 4464 Willow Street	$9.7532	$97,531.60
22.	Landa Series 7817 3rd Street South	$5.4393	$54,393.20
23.	Landa Series 1713 Alfen Street	$7.6921	$76,921.00
24.	Landa Series 1744 Mountain Drive	$7.5528	$75,528.40
25.	Landa Series 6820 66th Street South	$7.7802	$77,802.00
26.	Landa Series 650 Willow Bend Lane	$8.7282	$87,282.00
27.	Landa Series 113 Hughes Avenue	$15.0456	$150,456.00
28.	Landa Series 5844 Willow Crest Drive	$10.1904	$101,904.00
29.	Landa Series 1625 W McFarland Avenue	$12.2358	$122,358.00
30.	Landa Series 913 2nd Street	$9.1771	$91,771.00
31.	Landa Series 200 15th Court Northwest	$6.7427	$67,426.80
32.	Landa Series 503 8th Street South	$6.2442	$62,442.40
33.	Landa Series 503 East Robinson Street	$8.3726	$83,726.00
34.	Landa Series 4037 Stone Drive	$9.1346	$91,345.60
35.	Landa Series 4601 Sylvaner Lane	$15.2186	$152,186.00
36.	Landa Series 8048 Old Plank Road	$11.9656	$119,656.00
37.	Landa Series 340 17th Ave	$7.5656	$75,656.40

	Series	$ Per Share (1)(2)	Maximum Offering Amount (3)(4)
38.	Landa Series 2150 Tishamingo Drive	$8.9728	$89,727.60
39.	Landa Series 3029 Cedaridge Drive	$16.8534	$168,534.00
	Total		$3,856,726.00	(5)

Note: Green shading represents Open Series (defined below) and gray shading represents Closed Series (defined below). Closed Series are not included among Series being offered pursuant to this Offering Circular but are included for informational purposes.

(1)	The prices per Share for each Series listed above were determined by the Manager. See “Determination of Purchase Price” for additional information.

(2)	There are no underwriting discounts or commissions as part of the Offerings. We do not intend to use commissioned sales agents or underwriters as part of the Offerings. We expect that the officers of the Manager will offer and sell the Shares in reliance upon the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934, as amended, and will not receive any compensation from the offer or sale of the Shares of any Series. Dalmore Group, LLC will be acting as the broker dealer of record in connection with each Offering (the “Broker Dealer”) and will be entitled to a brokerage fee (the “Broker Fee”) calculated in the manner set forth under “Plan of Distribution”. The Manager will pay the Broker Fee to the Broker Dealer. See “Plan of Distribution”.

(3)	The Maximum Offering Amounts represent the gross proceeds from a subscription of 10,000 Shares of the respective Series. For additional information, see “Use of Proceeds”.

(4)	There is no minimum offering amount.

(5)	Represents the proposed Maximum Offering Amount (rounded) aggregated across all Offerings by Closed Series, Open Series and New Series that have been qualified, or are being qualified, pursuant to the offering statement of which this Offering Circular forms a part, as required for purposes of the Form 5110 submitted to FINRA.

All Shares will be offered and sold initially through the Landa mobile application which is available on iOS and Android devices (the “Landa Mobile App”). The Offerings are being conducted on a “best efforts,” no offering minimum basis pursuant to Regulation A (“Regulation A”) of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. The Offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the Offerings. Each Offering will commence within two (2) calendar days after the first qualification date of the offering statement of which this Offering Circular forms a part and, unless earlier terminated by the Manager, each Series will offer Shares until no later than the second anniversary of such qualification date.

We expect that there will be multiple closings for each Offering at which time Shares will be sold and the subscription price will be transferred to the operating account of the Series (each, a “Closing”). We expect that each Closing will occur promptly following the acceptance of a subscription. A subscription will be accepted or rejected in whole or in part in the Manager’s sole discretion within ten (10) business days following receipt of the Subscription Agreement (as defined below). The Manager will accept subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions.

All Shares will be issued in electronic form only and will not be listed or quoted on any securities exchange.

After a Series’ Offering has concluded, we expect that the Public Private Execution Network Alternative Trading System, or PPEX ATS (the “Secondary Trading Platform”) will be the only venue available for the resale of such Series’ Shares. The Secondary Trading Platform will be accessible exclusively though the Landa Mobile App and may not be accessed through any other website, mobile application or platform. The Secondary Trading Platform is registered with the SEC and operated by North Capital Private Securities Corporation (“North Capital”) and resales through the Secondary Trading Platform will be made through the Broker Dealer, as a broker dealer member of the Secondary Trading Platform. Any such resale of a Series’ Shares will be subject to federal and state securities laws and the restrictions in the Master Agreement (as defined below) and the Series Designation (as defined in the Master Agreement), as applicable. There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. In addition, only prospective investors that have been approved by the Broker Dealer and successfully onboarded onto the Landa Mobile App may engage in secondary transactions on the Landa Mobile App or access any trading information with respect to secondary trading of the Shares. For these reasons, investors must be prepared to hold their Shares indefinitely. See “Plan of Distribution - Transferability of the Shares.”

Each Share will entitle each holder to the opportunity to receive monthly distributions of a portion of the net rental income of a given Series, which we also refer to as “dividends” in this Offering Circular, in the applicable Series Materials, and Property Page (each as defined below). The total distribution amount by a Series will be calculated by the Manager, acting in its sole discretion, and will be based on a number of factors, including, but not limited to, the total number of Shares sold, the Monthly Management Fee, expenses (including any unanticipated capital expenditures), taxes, amounts allocated to Reserves (as defined below), economic conditions, debt service requirements, actual and accrued cash flows of the applicable Series, and other factors that could differ materially from our current expectations. The total distribution amount, if any, will be allocated to each holder of Shares of the applicable Series on a pro-rata basis based on the number of outstanding Shares of that Series held. We cannot assure you that a Series will have enough net rental income in a given month to make any monthly cash distributions per Share. For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder, if any, may be made on a pro-rated basis, based on the number of days that such holder held the Shares. In addition, liquidating distributions may be made upon the sale of a Series’ Property.

Holders of Shares in a Series will have no rights to direct or vote on any matter concerning such Series or direct the Manager on the management of its affairs, including whether or not a Series should liquidate its underlying Property or dissolve. In addition, holders will have no claim or recourse to any of the Properties and will have no rights to share in the success of any other Series or the other Series’ Properties, as fully described in the Amended and Restated Limited Liability Company Operating Agreement of Landa App 2 LLC (the “Master Agreement”). See “Description of Shares” for more information.

Each Series will be treated as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will elect to be treated as a corporation for U.S. federal income tax purposes. Since each Series is separately protected under Section 18-215 of the Delaware Limited Liability Company Act (the “LLC Act”), the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under the LLC Act. Each Series will be governed according to the terms of the Master Agreement and the Series Designation for such Series. Each Series’ Offering will be independent of, and not contingent upon, the other Series’ Offerings. You may choose to participate in one or more Series’ Offerings.

Landa Holdings, Inc. will serve as manager for the Company and each Series (along with its affiliates, the “Manager” or “Landa Holdings”). The Manager is not a registered broker-dealer, an investment adviser, crowdfunding platform or other securities intermediary.

Investing in the Shares involves a high degree of risk. See “Risk Factors” beginning on page 15 for a discussion of certain risks that you should consider in connection with an investment in the Shares.

THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Generally, no sale may be made to you in the Offerings if the aggregate purchase price you pay is more than ten percent (10%) of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The date of this Offering Circular is

i

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference into this Offering Circular the following information:

●

Annual Report on Form 1-K/A of the Company for the twelve-month period ended December 31, 2021, that was filed with the SEC on December 23, 2022, and can be found here (which includes the financial statements for the eight (8) Series that were previously included in an offering statement qualified by the Commission on December 2, 2021 (“Offering Statement”)).

●	Semi-Annual Report on Form 1-SA of the Company for the six-month period ended June 30, 2022, that was filed with the SEC on September 27, 2022, and can be found here (which includes the financial statements for the eight (8) Series that were previously qualified under the Offering Statement).

You may also request a copy of these filings at no cost, by writing, emailing or telephoning the Company at:

Landa App 2 LLC Attn: Landa Holdings, Inc. 6 W. 18th Street, 12th Floor New York, NY 10011 hi@landa.app (646) 905-0931

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance, including the future performance of each of the Series, taking into account all information currently available to us. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider the risks described in the “Risk Factors” section of this Offering Circular before you make an investment decision with respect to the Shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

●	Our business plan is largely untested, and our Manager has limited experience and track record executing our business plan, as well as with real estate financings and acquisitions. If we are unable to execute our business plan, we will not be able to generate any revenues, and our results of operations would be adversely affected.

●	We have recently commenced operations, and the future performance of each Series is difficult to evaluate.

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern.”

●	Changes in national, regional or local economic, demographic, or real estate market conditions may adversely affect our results of operations and returns to our investors.

●	The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

●	We expect to acquire Properties from our affiliate and wholly-owned subsidiary of our Manager, Landa Properties LLC (“Landa Properties”), who previously acquired the owner-occupied Properties from third party sellers, which were not leased to tenants prior to the acquisition by Landa Properties. As a result, we only have limited historical financial performance information for the Properties.

●	Each Series will hold a single-family property as its primary asset. As a result, each Series is subject to risks inherent in investments in such property. Because each Property is in the residential sector, the potential effects on our revenue and profits resulting from a downturn or slowdown in the residential sector could be more pronounced than if a Series held a more diversified investment.

●	An increase in interest rates may result in failure to attract potential investors for a given Series because of the attractiveness of alternative investments, which may result in a Series’ inability to raise the necessary proceeds to fully repay its debt obligations, including the Acquisition Note (as defined below).

●	A Series may hold significantly more debt due to the failure to fully discharge the Acquisition Note in full with the proceeds of the Refinance Note.

●	The illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of the Properties and harm the Series’ financial conditions.

●	The actual rental income a Series receives for its Property may be less than the estimated market rent for such Property, and the Series may experience a decline in realized rental rates from time to time, which could adversely affect the Series’ financial condition, results of operations and cash flow.

●	Vacant Properties could be difficult to rent or sell, which could diminish the return on these Properties.

●	We may enter into long-term lease agreements with tenants in certain Properties, which may not reflect or result in fair market rental rates over time.

●	Each Series will depend on its Property’s tenant or tenants for its revenue; lease defaults, evictions, terminations, or other events preventing collection of rents could reduce its net income and limit its ability to make distributions to investors.

●	Any unforeseen expenses incurred by a Series or a Property may negatively affect the results of operations of that Series beyond the Manager’s control and could materially affect the return on investment for our investors.

●	Costs incurred as a result of governmental laws and regulations may reduce a Series’ net income and the cash available for distributions to investors.

●	Each Series may be liable for any potential violations under the Americans with Disabilities Act (the “ADA”).

●	Uninsured losses relating to a Property or costly premiums for insurance coverage could reduce a Series’ cash flows and the return on the investors’ investment.

●	The return on an investor’s investment in Shares of a Series (including any monthly distributions) depends on the rental income of the applicable Property and the increase, if any, in the Property’s value.

●	No public market for the Shares currently exists and the Shares will not be listed or quoted on any national securities exchange.

●	If we do not successfully implement or maintain the Secondary Trading Platform (or, once implemented, do not continue to have access to it) or cannot successfully liquidate a Series, or if significant liquidity does not develop in connection with the Secondary Trading Platform, a holder of Shares may have to hold their Shares for an indefinite period

●	There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely.

●	No independent party has made any review of us, the Manager or the Shares offered by any Series on the Landa Mobile App. Therefore, investors do not have the benefit of an independent due diligence review conducted by an unaffiliated party to form a basis for their investment decision.

●	Any investment is an investment in the Shares of a specific Series, which will invest only in a designated Property, and is not a diversified investment in multiple Properties, Series, the Company or the Manager. An investor will not have any interest in, nor will their investment be secured by, any assets owned by another Series, the Company, or the Manager. Any return on investment will depend solely on the revenue of, and ultimately on the return on, the given Series, and the Property held by it.

●	We may require additional capital to operate each Series and may be unable to obtain such capital on favorable terms or at all. Difficulty in obtaining necessary capital could adversely affect results from operations.

●	Adverse results from litigation or governmental investigations and/or actions can impact our business practices and operating results.

●	New and existing regulations, including with regard to Internet commerce, could cause additional costs of compliance and harm our business.

●	The Master Agreement does not require the Manager to seek member approval to liquidate any of the Series’ assets (including the Properties) by a specified date, nor does our Master Agreement require the Manager to list Shares for trading by a specified date or at all.

●	Investors will not have voting rights or control over the management of the Series or the Series’ Property.

●	The Manager relies on third parties, such as appraisers and inspectors, in evaluating a Property, and if those third parties perform in an unsatisfactory manner, it may harm the performance of a given Series.

●	The Manager’s assessment and/or management of a Property may not be correct, which may negatively affect the results of operations of that Series.

●	The liquidation value of each Series substantially depends on the value of its underlying Property and the valuation of each Property may change significantly from time to time.

●	Each Series will be subject to certain fees and expenses, including repayment of debt, unforeseen expenses, payment of a Monthly Management Fee (defined below), and, as a result, there may be no available funds to make any distributions on the Shares.

●	Our ability to implement our investment strategy depends, in part, upon our ability to successfully conduct the Offerings through the Landa Mobile App, which makes an investment in a Series more speculative.

●	Investors could be harmed if we are unable to maintain and grow the Landa Mobile App.

●	If the security of our investors’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, investors’ secure information may be stolen.

●	Any significant disruption in service on the Landa Mobile App or in our computer systems and/or networks could reduce the attractiveness of the Landa Mobile App and result in a loss of users or user confidence, which may adversely affect holders of Shares of a given Series.

●	We rely on third-party financial services providers and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding equity investments may be adversely affected.

●	If we experience design defects, errors, failures, or delays with the Landa Mobile App, each Series could suffer serious harm.

●	The series limited liability company structure is relatively new and state law outside Delaware may not treat series within a series limited liability company as separate entities, including for purposes of treating liabilities of each Series as separate from the liabilities of other Series. In addition, changes to bankruptcy, tax or other laws with respect to series limited liability companies may adversely affect our business.

v

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying offering circular supplements, which we refer to collectively herein as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used in any jurisdictions where it is not unlawful to offer and sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process pursuant to Rule 251(d)(3) of Regulation A. Periodically, as we make material acquisitions or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual and other reports and information statements that we will file periodically with the SEC.

In addition, you should read the Master Agreement and the Series Designation for such Series, the applicable management agreement between any such Series and the Manager (each, a “Management Agreement”), the form of which is an exhibit to the Offering Statement of which this Offering Circular is a part, the form of subscription agreement to be executed by each investor in connection with each Offering (“Subscription Agreement”), the form of which is an exhibit to the Offering Statement of which this Offering Circular is a part, and the information concerning the particular Property held by any such Series set forth in the “Description of the Properties” and “Use of Proceeds” sections herein, including, but not limited to, the Acquisition Fee, the Monthly Management Fee, and, if applicable, the Broker Fee (each as defined below), which information will also be available on the Landa Mobile App (for each Property, information can be found on the Property’s “Property Page”), and any related offering and/or series materials on the Landa Mobile App and approved by us prior to making an investment decision (collectively, the “Series Materials”).

The offering statement and all supplements and reports that we have filed or will file in the future can be obtained from the SEC’s website, www.sec.gov or at Landa Holding’s website at www.landa.app. The contents of the Landa Mobile App (other than the Series Materials) are not incorporated by reference in or otherwise a part of this Offering Circular.

The Manager will be permitted to make determinations as to whether potential purchasers of Shares in the Offerings are “qualified purchasers” (as defined below) in reliance on the information and representations provided by the potential purchasers regarding the potential purchasers’ financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

IMPORTANT NOTICES TO INVESTORS

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THESE OFFERINGS UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERINGS, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERS MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THE PURCHASE PRICES OF THE SECURITIES TO WHICH THIS OFFERING CIRCULAR RELATES HAVE BEEN DETERMINED BY THE ISSUER AND DO NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF ANY SERIES OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE SERIES AND THE TERMS OF THE OFFERINGS, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). As Tier 2 offerings pursuant to Regulation A, the Offerings will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the securities offered hereby are offered and sold only to “qualified purchasers” or at a time when the securities are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D of the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in the securities does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of their annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, the Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if it determines in its sole and absolute discretion such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person;

2.	has earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and has a reasonable expectation of the same income level in the current year;

3.	has certain professional certifications, designations or credentials or other credentials issued by an accredited educational institution, as designated by the SEC; or

4.	with respect to investments in a private fund, are “knowledgeable employees” of the fund, as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

The list above is non-exhaustive; prospective investors should review Rule 501 of Regulation D for more details on whether they are an “accredited investor.” If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details in this regard.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated, excluding the value of an investor’s primary residence (including furnishings) and automobiles.

MARKET AND OTHER INDUSTRY DATA

This Offering Circular includes market and other industry data and estimates that are based on the Manager’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Offering Circular, and we believe our estimates to be accurate as of the date of this Offering Circular or such other date stated in this Offering Circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Offering Circular, and estimates and beliefs based on that data, may not be reliable.

SERIES OFFERINGS

The table below (the “Master Series Table”) shows key information related to each Series and its underlying Property. This information will be referenced in the following sections when referring to the Master Series Table. In addition, please see the sections entitled “Description of the Properties” and “Use of Proceeds” included herein for more information regarding each of the Series being offered pursuant to this Offering Circular and its underlying Property.

The Company is offering a maximum 10,000 Shares in each of the 31 New Series and 2 Open Series of the Company, for an aggregate total of 330,000 Shares.

As of the date of this Offering Circular, all of the series designated as:

●	“Closed” in the column “Offering Status” in the Master Series Table have closed their respective offerings and are no longer offering Shares (each a “Closed Series”);

●	“Open” in the column “Offering Status” in the Master Series Table were previously qualified by the SEC and have ongoing Offerings (each an “Open Series”); and

●	“New” in the column “Offering Status” have not yet launched their respective Offerings and will launch their Offerings within two (2) calendar days after the first qualification date of the offering statement of which this Offering Circular forms a part (each a “New Series”).

Each series designated as “Closed Series” or “Open Series” is referred to herein as a “Prior Series.”

Master Series Table

Series*	Note	Offering Status	Qual. Date	Closing Date	Total # of Shares Sold(2)	Total Amt Raised(2)	Mon. Rental Income (3)	Lease Exp. Date (4)	Mon. Prop. Tax	Ins. Exp. Date	Mon. Ins. Exp.	Mon Mgmt. Fee**	Acq. Note Balance (7)	ReFi Note Balance (8) (9)
Landa Series 2174 Scarbrough Road	(5)	Closed	12/2/2021	3/11/2023	10,000	$66,954	$1,550	7/31/2023	$134	6/30/2023	$37	8%	$47,840	$116,250	(8)
Landa Series 153 Spring Valley Circle	(5)	Open	12/2/2021	-	5,705	$48,667	$1,675	11/30/2023	$227	6/30/2023	$36	8%	$62,790	$116,250	(8)
Landa Series 126 Wildwood Road	(5)	Closed	12/2/2021	8/16/2022	10,000	$69,321	$1,470	3/31/2023	$214	6/30/2023	$34	8%	-	$116,250	(8)
Landa Series 137 Spring Valley Circle	(5)	Open	12/2/2021	-	7,219	$49,236	$1,400	4/1/2023	$225	6/30/2023	$37	8%	$65,000	$108,750	(8)
Landa Series 3192 Lake Monroe Road	(5)	Closed	12/2/2021	4/22/2022	10,000	$59,769	$1,400	4/30/2023	$157	6/30/2023	$33	8%	-	$108,750	(8)
Landa Series 45 Robertford Drive	(5)	Closed	12/2/2021	4/22/2022	10,000	$92,926	$2,204	6/30/2023	$213	6/30/2023	$49	8%	-	$180,750	(8)
Landa Series 303 Kellys Walk	(5)	Closed	12/2/2021	4/27/2022	10,000	$105,346	$1,838	8/31/2023	$200	6/30/2023	$44	8%	-	$132,080	(8)
Landa Series 4085 Springvale Way	(5)	Closed	12/2/2021	6/27/2022	10,000	$113,687	$2,095	8/31/2023	$292	6/30/2023	$44	8%	$87,118	$157,500	(8)
Landa Series 4126 Oriely Drive W	(1)(5)	New	-	-	-	-	$1,700	7/31/2023	$234	6/30/2023	$209	8%	$251,465	$131,950	(9)
Landa Series 235 Celery Avenue N	(1)(5)	New	-	-	-	-	$1,700	8/31/2023	$66	6/30/2023	$208	8%	$280,599	$159,250	(9)
Landa Series 580 Dorothy Street	(1)(6)	New	-	-	-	-	-	-	$16	6/30/2023	$171	8%	$241,252	$109,200	(9)
Landa Series 28 E Hammon Drive	(1)(5)	New	-	-	-	-	$1,600	12/31/2023	$58	6/30/2023	$194	8%	$271,393	$154,700	(9)
Landa Series 6716 Mopsy Lane	(1)(5)	New	-	-	-	-	$1,500	8/31/2023	$191	6/30/2023	$185	8%	$237,362	$130,000	(9)
Landa Series 1434 Shirley Drive	(1)(5)	New	-	-	-	-	$1,800	11/30/2023	$192	6/30/2023	$189	8%	$268,554	$129,350	(9)
Landa Series 8990 Doris Lane	(1)(5)	New	-	-	-	-	$1,300	9/30/2023	$85	6/30/2023	$116	8%	$136,785	$97,500	(9)
Landa Series 1096 Vincent Drive	(1)(5)	New	-	-	-	-	$1,950	10/31/2023	$324	6/30/2023	$254	8%	$315,357	$178,750	(9)
Landa Series 301 Woodstream Drive	(1)(5)	New	-	-	-	-	$1,470	10/31/2023	$92	6/30/2023	$98	8%	$290,432	$162,500	(9)
Landa Series 1120 9th Court	(1)(5)	New	-	-	-	-	$1,095	10/31/2023	$56	6/30/2023	$55	8%	$187,510	$106,600	(9)
Landa Series 808 Home Trail	(1)(5)	New	-	-	-	-	$1,495	10/31/2023	$112	6/30/2023	$114	8%	$322,459	$166,400	(9)
Landa Series 179 Poplar Springs Drive	(1)(5)	New	-	-	-	-	$950	11/30/2023	$19	6/30/2023	$59	8%	$178,993	$107,396	(9)
Landa Series 4464 Willow Street	(1)(5)	New	-	-	-	-	$1,275	12/31/2023	$63	6/30/2023	$92	8%	$243,829	$146,297	(9)
Landa Series 7817 3rd Street South	(1)(6)	New	-	-	-	-	-	-	$59	6/30/2023	$50	8%	$135,983	$81,590	(9)
Landa Series 1713 Alfen Street	(1)(5)	New	-	-	-	-	$1,384	8/31/2023	$123	6/30/2023	$148	8%	$182,221	$105,300	(9)
Landa Series 1744 Mountain Drive	(1)(5)	New	-	-	-	-	$955	2/29/2024	$28	6/30/2023	$66	8%	$188,821	$113,293	(9)
Landa Series 6820 66th Street South	(1)(5)	New	-	-	-	-	$975	1/31/2024	$66	6/30/2023	$66	8%	$194,505	$116,703	(9)
Landa Series 650 Willow Bend Lane	(1)(5)	New	-	-	-	-	$1,075	10/31/2023	$41	6/30/2023	$65	8%	$184,132	$96,850	(9)
Landa Series 113 Hughes Avenue	(1)(5) (10)	New	-	-	-	-	$-	-	$244	6/30/2023	$254	8%	$325,956	$175,500	(9)
Landa Series 5844 Willow Crest Drive	(1)(5)	New	-	-	-	-	$1,450	11/30/2023	$64	6/30/2023	$90	8%	$254,760	$152,856	(9)
Landa Series 1625 W McFarland Avenue	(1)(5)	New	-	-	-	-	$1,500	9/30/2023	$114	6/30/2023	$101	8%	$275,108	$152,750	(9)
Landa Series 913 2nd Street	(1)(5)	New	-	-	-	-	$1,150	8/31/2023	$37	6/30/2023	$59	8%	$176,271	$84,500	(9)
Landa Series 200 15th Court Northwest	(1)(5)	New	-	-	-	-	$1,000	11/30/2023	$19	6/30/2023	$55	8%	$168,567	$101,140	(9)
Landa Series 503 8th Street South	(1)(5)	New	-	-	-	-	$950	11/30/2023	$109	6/30/2023	$56	8%	$156,106	$93,664	(9)
Landa Series 503 East Robinson Street	(1)(5)	New	-	-	-	-	$1,100	9/30/2023	$41	6/30/2023	$62	8%	$184,476	$100,750	(9)
Landa Series 4037 Stone Drive	(1)(5)	New	-	-	-	-	$1,275	1/31/2024	$98	6/30/2023	$80	8%	$228,364	$137,018	(9)
Landa Series 4601 Sylvaner Lane	(1)(5)	New	-	-	-	-	$1,895	10/31/2023	$86	6/30/2023	$124	8%	$345,886	$193,700	(9)
Landa Series 8048 Old Plank Road	(1)(6)	New	-	-	-	-	-	-	$58	6/30/2023	$191	8%	$299,140	$179,484	(9)
Landa Series 340 17th Ave	(1)(5)	New	-	-	-	-	$1,250	11/30/2023	$52	6/30/2023	$63	8%	$189,141	$113,485	(9)
Landa Series 2150 Tishamingo Drive	(1)(5)	New	-	-	-	-	$1,200	12/31/2023	$113	6/30/2023	$64	8%	$224,319	$134,591	(9)
Landa Series 3029 Cedaridge Drive	(1)(5)	New	-	-	-	-	$2,300	8/31/2023	$363	6/30/2023	$322	8%	$393,284	$224,750	(9)

*	The Acquisition Fee (as defined below) equals (in the case of the Prior Series), or is expected to equal (in the case of the New Series), six percent (6%) of the purchase cost of the Property. See the section entitled “Use of Proceeds” for more information about the Acquisition Fee.

**	The Monthly Management Fee payable by each New Series is expected to equal eight percent (8%) of the Gross Monthly Rent. See the section entitled “Description of the Properties” for more information about the Monthly Management Fee.

(1)	Title for the Property underlying this Series is currently held by Landa Properties. We expect that Landa Properties will transfer title to the Property to the applicable Series, or to the Company for the benefit of the Series, prior to the initial Closing of sales of Shares of the Series.

x

(2)	Reflected as of up to two (2) business days prior to the date of this Offering Circular. Each Series is offering up to a maximum of 10,000 Shares.

(3)	The Monthly Rental Income amount reflects the monthly rental payment due under the applicable lease agreement for the Property.

(4)	After the Lease Expiration Date, the applicable lease agreement will become a month-to-month lease, unless the tenant provides written notice within thirty (30) days of an intention to terminate the lease agreement.

(5)	This Series’ Property is currently subject to a lease agreement by and between Landa Properties and the tenant. We expect that Landa Properties will assign the rights under the lease agreement to the Series upon the transfer of title to the Property to the applicable Series. For more information about the lease terms for each lease agreement, please see the “Description of the Properties and the Series”.

(6)	This Property is currently vacant or the tenant is in the process of vacating this Property. This Series will not earn any income and the Manager will not earn its Management Fee on Property until the Manager enters into a new lease agreement with a tenant for the Property. In the event that we enter into a new lease agreement, we will disclose the new lease terms in a supplement to this Offering Circular, in an Offering Circular supplement filed post-qualification under Rule 253(g) of Regulation A, or in a current report on Form 1-U, as applicable. If the Property remains vacant after qualification of the offering statement, all fees and expenses will be paid using the Series’ Reserves or will be paid by the Manager. See “Description of the Properties and the Series” for more information.

(7)	Represents the outstanding remaining balance owed on the Acquisition Notes payable to the manager as of June 30, 2022.

(8)	Represents the outstanding principal balance owed on the Refinance Note payable to the Refinance Lender.

(9)	Represents the expected future principal balance owed on a Refinance Note payable to a Refinance Lender.

(10)

The Manager commenced an eviction proceeding against the tenant of this Property. This Series will not earn any income and the Manager will not earn its Management Fee on Property until the Manager enters into a new lease agreement with a tenant for the Property. In the event that we enter into a new lease agreement, we will disclose the new lease terms in a supplement to this Offering Circular, in an Offering Circular supplement filed post-qualification under Rule 253(g) of Regulation A, or in a current report on Form 1-U, as applicable. If the Property remains vacant after qualification of the offering statement, all fees and expenses will be paid using the Series’ Reserves or will be paid by the Manager. See “Description of the Properties and the Series” in Appendix B for more information.

The Company previously removed Landa Series 6249 Ellenwood Drive, Landa Series 8337 Blackfoot Trail, Landa Series 215 Clearview Circle, Landa Series 5938 Mount Zion Boulevard, Landa Series 189 Iris Court, and Landa Series 363 Coral Circle, Landa Series 201 Signet Court and Landa Series 2137 D Hickory Bend SE from its Offering Statement. The Company is removing Landa Series 1662 Oak Forest Drive SE, Landa Series 2530 Corner Stone Trail, Landa Series 7572 Somerton Drive, Landa Series 6323 Shetland Road, Landa Series 5921 Norde Drive E, Landa Series 3360 Brookside Lane, Landa Series 5625 Windwood Road, Landa Series 1419 Hatchcover Circle, Landa Series 7552 Wheat Road, Landa Series 8170 Cumberland Gap Trail, Landa Series 9193 Welch Court, Landa Series 99 Creek Circle, Landa Series 2231 Lake Forest Avenue, Landa Series 2962 Hunt Street, Landa Series 5066 Greenway Drive, Landa Series 7848 Dalehurst Drive S, Landa Series 3300 Jacqueline Drive, Landa Series 8152 Arble Drive, Landa Series 3760 Michigan Avenue, and Landa Series 2875 Lorimier Terrace in this Offering Statement. None of these series will offer its Shares pursuant to this Offering Circular. The title to each of the Properties underlying these Series was not transferred to the applicable Series and none of these Series will offer its Shares pursuant to this Offering Circular. In addition, all fees and expenses incurred by these removed Series, including all fees and expenses incurred with respect to such Series’ Acquisition Note, will be borne by the Manager.

QUESTIONS AND ANSWERS ABOUT THE OFFERINGS

The following questions and answers about the Offerings highlight material information regarding us, the Series and the Offerings that is not otherwise addressed in the “Offering Summary” section of this Offering Circular. You should read this entire Offering Circular, including the section entitled “Risk Factors,” before deciding to purchase any Shares.

Q: What is Landa App 2 LLC?

A: Landa App 2 LLC was organized in June 2021 as a Delaware series limited liability company to offer a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties, each of which will be owned by a separate series of the Company. Landa App 2 LLC continues to form separate series from time to time.

The Company is managed by Landa Holdings pursuant to the Master Agreement and the Series Designation for such Series. The Company has no employees and will hold no assets other than through its Series.

Q: What is a Series?

A: Each Series is a separate series of the Company for purposes of accounting for assets and liabilities. Holders of Shares of a Series will only have a right to receive distributions, if any, from that Series alone and not any other Series or the Company as a whole.

We expect that each Series will engage Landa Holdings as its manager pursuant to a Management Agreement and the Master Agreement, and that such Series will hold a single Property as its primary asset.

None of the Series currently has, or expects to have, any employees.

The holders of the Shares will have the rights and be subject to the obligations described in the Master Agreement and the Series Designation for such Series. See the section titled “Description of Shares—Master Agreement; Series Designation” below. Holders of Shares of a Series will have no rights to direct or vote on any matter concerning such Series or direct the Manager on the management of its affairs, including whether or not a Series should sell its Property or dissolve.

Q: What types of Properties will each Series hold?

Each Prior Series holds, or, in the case of the New Series, intends to hold, one (1) Property as its primary asset.

Q: What securities are being offered?

A: We are offering and selling a maximum of 10,000 membership interests, or “Shares” of each of the New Series and Open Series of the Company, at the respective purchase prices set forth in the table on the cover page of this Offering Circular.

Each Series will use substantially all of the net proceeds from its Offering to pay down any affiliate indebtedness, including the Acquisition Notes (as defined below).

Each Series’ Offering will be independent of, and not contingent upon, the other Series’ Offerings. An investor will have no claim or recourse to the underlying Property of any Series, including the Series for which it holds Shares, and will have no rights to share in the success of any other Series. You may choose to participate in the Offerings of one or more Series.

Q: What is the purchase price for the Shares?

A: The Manager has set the prices per Share, specific to each Series, which are as disclosed in the table on the cover page of this Offering Circular. See “Determination of Purchase Price” for additional information.

Q: What type of offering is this?

A: We are offering the Shares of each Series through the Landa Mobile App on a “best efforts,” no offering-minimum basis to the public at the purchase prices listed on the cover page of this Offering Circular. Since Shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell the Shares of each Series. Neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Shares. There is no minimum number of Shares that need to be sold in each Offering before a Closing may occur.

The Offerings will be conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the Offerings.

The Offering for each Series will be independent of, and not contingent upon, the other Series’ Offerings. By purchasing the Shares of a Series, investors will be acquiring equity interests in the Series only and not the underlying Property, and, accordingly, investors will have no recourse to the underlying Property of the Series or any other Series. In addition, investors will have no rights to share in the success of any other Series or other Series’ Properties. An investor may choose to participate in the Offerings for one or more of the Series.

Further, the acceptance of subscriptions, whether via the Landa Mobile App or otherwise, may be briefly paused at times to allow us to effectively and accurately process and settle subscriptions that have been received.

The Company is not offering and does not anticipate selling Shares in any state where the Broker Dealer is not registered as a broker-dealer.

Q: What happens to my money after I add it to my Landa Mobile App Account (“Landa Account”)?

A: All funds deposited into your Landa Account will be placed into a non-interest-bearing custody account maintained by Synapse Financial Technologies, Inc. (the “Custodian”). All bank services provided by the Custodian will be provided directly by Evolve Bank & Trust, Member FDIC. Your Landa Account can be accessed through the Landa Mobile App. The funds in your Landa Account will not be commingled with the operating account of the applicable Series, until, if and when there is a Closing for the Offering of that specific Series with respect to the Shares that you have subscribed to, which will occur promptly following acceptance of any subscription. A subscription will be accepted or rejected in whole or in part in the Manager’s sole discretion within 10 business days following receipt of the subscription agreement. The Manager will accept subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions. In addition, the Manager may limit the amount of Series’ Shares that an individual investor may subscribe for.

If your subscription is rejected in whole or in part, you may withdraw the subscription funds related to the rejected portion of your subscription from your Landa Account promptly after notification of such rejection.

The Manager will be responsible for paying any fees paid to the Custodian. See “Plan of Distribution” for additional information.

Q: Who can buy Shares?

A: You may purchase Shares if you are a “qualified purchaser,” as defined in Regulation A. “Qualified purchasers” include:

●	“accredited investors” under Rule 501(a) of Regulation D; or

●	all other investors so long as their investment in the Shares does not represent more than ten percent (10%) of the greater of their annual income or net worth (for natural persons), or ten percent (10%) of the greater of their annual revenue or net assets at fiscal year-end (for non-natural persons).

Q: How does the subscription process work?

A: You may subscribe to purchase the Shares of one or more Series in the Offerings by creating a new account, or logging into your existing account, on the Landa Mobile App. You will need to review the Series Materials, execute a Subscription Agreement, and pay for the Shares that you intend to purchase at the time you subscribe via the Landa Mobile App. Although not currently available, in the future you may also be able to subscribe for Shares on our website.

Once you subscribe to Shares of a given Series in the Landa Mobile App, the Broker Dealer will promptly review your information and subscription materials to confirm if you are eligible to invest in the applicable Offering. Once confirmed and within ten (10) business days of receipt of your subscription, the Manager, acting in its sole discretion, will either accept or reject your subscription (in whole or in part) and a Closing will occur with respect to those Shares accepted, if any.

When a Closing occurs, funds will be transferred by the Custodian from your Landa Account to the Series’ operating account and you will receive your Shares purchased. For more information, see “Plan of Distribution — How to Subscribe for Shares.”

The Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Manager determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” for more information.

Please see “Plan of Distribution— How to Subscribe for Shares” for additional information.

Q: What is the Landa Mobile App?

A: The Landa Mobile App is a mobile application for acquiring Shares in one or more Series. The Landa Mobile App gives investors the ability to:

●	Browse and evaluate each Series’ Offering and obtain information about a Series and Property, including location, property type, and projected rental income;

●	Connect a bank account to the Landa Mobile App, transfer funds to their Landa Account and monitor their Landa Account balance;

●	Review the Series Materials for the applicable Series;

●	Transact entirely online, by executing legal documentation, transferring funds and recording ownership;

●	Manage and track investments through an online portfolio; and

●	Receive distributions and regular financial and tax documentation.

The Landa Mobile App is the intellectual property of Landa Holdings and neither the Company nor any Series has any ownership rights in the Landa Mobile App. Landa Holdings has granted a license to each Series in order to, among other things, use the Landa Mobile App for the Offerings, pursuant to a license agreement (the “Landa App License Agreement”).  Any fees associated with the Series’ use of the Landa Mobile App will be included as part of the Monthly Management Fee.

Q: Is there any minimum investment required?

A: Yes. You must initially purchase at least one (1) Share in a Series in order to participate in its Offering. There is no minimum investment requirement on additional purchases after you have purchased the minimum amount, however, the Manager may revise the minimum purchase requirements in the future or, in certain instances, elect to waive any minimum purchase requirement.

Q: What will you do with the proceeds from the Offerings?

A: Each Series will use substantially all of the net proceeds from its Offering to pay down all or a portion of the affiliate indebtedness used to purchase the Property for such Series, including affiliate indebtedness with respect to Acquisition Fees, Property Diligence Expenses, Reserves and any applicable costs and fees to repair, improve and/or renovate a Property (“Improvement Costs”). Any repairs, improvements and/or renovations to a Property are referred to herein as “Improvements”. In connection with the acquisition of its Property, each Series issued an Acquisition Note. See “—Will the Company use financing?” and the sections entitled “Use of Proceeds” and “Description of the Properties.”

Q: How long will each Offering last?

A: We expect that each Series Offering will remain open for investors until the earliest of (i) the date we raise the Maximum Offering Amount, (ii) the second anniversary of the first qualification date of the offering statement of which this Offering Circular forms a part pursuant to which Shares of such Series were able to be offered, and (iii) a date determined by the Manager, in its sole discretion, based on a number of factors, including the level of current or anticipated interest in a Series.

Q: Who will allocate the Properties among the Series?

A: Landa Holdings, as the Manager, has allocated the Properties among the Series as specified in the table on the cover page of this Offering Circular.

Q: Where will the title for each Property be held?

A: We intend for title to each Property to be held by its respective Series; provided, however, that the Company may hold title to a Property for the benefit of the applicable Series pursuant to the terms of the Master Agreement. The Master Series Table indicates, or will indicate, for each Property whether title is currently held by the applicable Series or the Company, or any of its subsidiaries or affiliates.

Q: How long will each Series hold its Property?

A: We expect each Series to hold its Property indefinitely, provided, however, the Manager may, acting in its sole discretion, sell or otherwise dispose of a Property pursuant to the terms of the Master Agreement. If a Property is sold or otherwise disposed of, a Series will liquidate in accordance with the terms of the Master Agreement.

Q: Where can I find general information and any updates about a Series or a Series’ Property?

A: This Offering Circular will contain information with respect to each Series, including the Acquisition Fee, Monthly Management Fee and information about the underlying Property, including, but not limited to, lease terms, rental information, information about the city in which the Property is located and general information about the Property. Such information is available in the “Description of the Properties” section in this Offering Circular. This information may also be accessed on the applicable Property Page in the Landa Mobile App. In addition, on the Series’ Property Page in the Landa Mobile App, investors will be able to access executed copies of the Series Materials for the applicable Series and view the amount of funds currently held in the dedicated custody account of a Series.

All material information that investors would need to make an investment decision with respect to the Shares will be provided in this Offering Circular or attached as an exhibit to the offering statement of which this Offering Circular forms a part.

We will also supplement this Offering Circular to reflect any material updates that may occur with respect to the Series for which we are offering Shares and their Properties. Investors may also refer to our current, semi-annual, and annual reports on Forms 1-U, 1-SA and 1-K, respectively, as well as the applicable Property Page in the Landa Mobile App, for updates regarding the Series and their Properties.

Q: How will I know whether there is an unexpected material event with a Property and/or a Series prior to my investing in a Series?

A: Investors should be aware that unexpected material events, such as a vacancy, eviction, significant repair, destruction, or other significant event may occur at any time involving a Property and/or a Series. In the event that an unexpected material event occurs at a Property, we will disclose such event in a supplement to this Offering Circular, in an Offering Circular supplement filed post-qualification under Rule 253(g)(2) of Regulation A, or in a current report on Form 1-U, as applicable, to inform investors of such event and any other material information. This information will also be available on the Landa Mobile App.

See “Risk Factors — Each Series will depend on its Property’s tenant or tenants for its revenue, and lease defaults, terminations, or other events preventing collection of rents could reduce its net income and limit its ability to make distributions to investors.”

Q: What competitive advantages do you achieve through your relationship with the Manager?

A: The Manager will make use of its personnel and resources, including its proprietary technology, and select Properties to be acquired, evaluate returns, analyze property prices and manage each Series’ day-to-day operations. We will also use the Manager’s personnel and resources to identify and acquire new Properties for future Offerings by newly formed Series. We will use the Manager’s corporate and operating platforms, as well as cash reserves, to realize economies of scale and other benefits.

In addition, the Manager has provided financing to each of the Series through the Acquisition Note and may provide additional financing in the future. For more information, please see “Description of the Properties — Loans.”

Q: How is the liquidity of an investment in the Shares different from investing in shares of a listed or quoted company?

A: A fundamental difference between the Shares and shares in a company listed or quoted on a national securities exchange, such as Nasdaq, the New York Stock Exchange, or the Pink Sheets, is the daily liquidity of the shares of a listed or quoted company. While there is an established marketplace for the trading of shares of a company that is listed or quoted on a national securities exchange, you will not be able to resell your Shares except through the Secondary Trading Platform, to the extent an active market on the Secondary Trading Platform is established and maintained.

See “—Will I be able to resell my Shares after I acquire them?” below for additional information.

For investors with a short-term investment horizon, a company that is listed or quoted on a national securities exchange may provide a more suitable alternative to investing in the Shares.

Additionally, companies that are listed or quoted on a national securities exchange are subject to more demanding public disclosure and corporate governance requirements than we will be subject to.

Q: Will I be able to resell my Shares after I acquire them?

A: The Shares will be issued in electronic form only and will not be listed or quoted on any securities exchange. You will not be able to resell your Shares except through the Secondary Trading Platform.

After a Series’ Offering has concluded, we expect that the Secondary Trading Platform will be the only venue available for the resale of such Series’ Shares. The Secondary Trading Platform will be accessible exclusively though the Landa Mobile App and may not be accessed through any other website, mobile application or platform. The Secondary Trading Platform is registered with the SEC and operated by North Capital and resales through the Secondary Trading Platform will be made through the Broker Dealer, as a broker dealer member of the Secondary Trading Platform. Any such resale of a Series’ Shares will be subject to federal and state securities laws and the restrictions in the Master Agreement (as defined below) and the Series Designation (as defined in the Master Agreement), as applicable. There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. In addition, only prospective investors that have been approved by the Broker Dealer and successfully onboarded onto the Landa Mobile App may engage in secondary transactions on the Landa Mobile App or access any trading information with respect to secondary trading of the Shares. For these reasons, investors must be prepared to hold their Shares indefinitely. See “Plan of Distribution - Transferability of the Shares.”

Q: Will I be charged any fees in connection with any trades on the Secondary Trading Platform?

A: All transaction fees associated with buying or selling Shares on the Secondary Trading Platform will be paid by the Manager. The Manager reserves the right to charge transaction fees in the future. Both the buyer and the seller of Shares over the Secondary Trading Platform will each pay trading fees to the Broker Dealer, currently equal to 2% of the transfer price of the Shares and paid by each of the buyer and seller for each trade (the “Trading Fees”).

Q: Will I have the opportunity to redeem my Shares?

A: No. The Shares are not redeemable at your option.

Q: Who will pay the Series’ organization and offering costs?

A: The Manager will pay all costs incurred in connection with each Series’ organization, including the Series’ registration fee, in the states where our Properties are located. In addition, the Manager will pay all costs incurred in connection with each Offering.

Q: What fees and expenses will each Series pay to the Manager or any of its affiliates?

A: In connection with the expected acquisition of its Property from Landa Properties, each Series issued an Acquisition Note to the Manager, which included payment to the Manager of an acquisition fee ranging from five percent (5%) to ten percent (10%) of the purchase cost of the Property (“Acquisition Fee”). For more information, please see “— Will the Company use financing?”

The Acquisition Fee for each Series was calculated by the Manager, acting in its sole discretion, based on several factors, including the purchase cost of the Property, as well as sourcing and due diligence costs incurred in connection with the acquisition of the Property. The Manager will pay the Broker Fee to the Broker Dealer, and no Series will be responsible for the Broker Fee. Information about the Acquisition Fee for each Series can be found in the sections of this Offering Circular entitled “Use of Proceeds” and “Description of the Properties” and on the Property Page for the applicable Series on the Landa Mobile App.

Each Series also pays, or expects to pay, the Manager a monthly management fee pursuant to the Management Agreement (the “Monthly Management Fee”). The Monthly Management Fee ranges, or will range, from five percent (5%) to ten percent (10%) of the gross monthly rent amount collected by a Series (the “Gross Monthly Rent”), as set forth in the applicable Series Materials. The Monthly Management Fee will be calculated by the Manager acting in its sole discretion, based on factors such as the cost of a Property, the amount of rental income generated by a Property, the general condition and size of a Property, and rental market in the area in which a Property is located. The Manager may adjust the Monthly Management Fee at its sole discretion, but at no time will the Monthly Management Fee exceed ten percent (10%) of Gross Monthly Rent. Information about the expected Monthly Management Fee for each Series can be found in the sections of this Offering Circular entitled “Use of Proceeds” and “Description of the Properties” and on the Property Page for the applicable Series on the Landa Mobile App once it commences its Offering.

Further, each Series will also reimburse the Manager for any out-of-pocket expenses to be applied for, among other things, special servicing of non-performing Properties, liquidation of Properties, and any other fees or expenses associated with the Series or the Property. Finally, each Series will reimburse the Manager for any out-of-pocket expenses paid to third parties in connection with providing fixture and capital repair services for its underlying Property. This does not include the Manager’s overhead and administrative costs, employee costs borne by the Manager, or utilities or technology costs. In the case that the Manager provides a loan to a Series (other than the Acquisition Note), the Series will be obligated to pay interest no greater than seven percent (7%) on that loan at a rate to be determined solely by the Manager. See section entitled “Description of Our Business – Our Manager – Manager Compensation” for a more detailed explanation of the fees and expenses payable to the Manager.

Q: Will there be a lien or any other encumbrance on a Property?

A: Any third-party mortgage and/or other debt instruments that a Series enters into may be secured by a security interest in the title of such Property and/or any other assets of the applicable Series. See “— Will the Company use financing?”

Q: Will the Company use financing?

A: Yes. Initially, each Series issues a promissory note to the Manager to finance one hundred percent (100%) of the costs associated with the expected acquisition of its Property, including Acquisition Fees, Property Diligence Expenses, Reserves and any applicable Improvement Costs (each an “Acquisition Note” and collectively the “Acquisition Notes”).

Acquisition Note

Each Acquisition Note represents a related-party loan between each respective Series and the Manager. The Acquisition Notes bear an interest rate of up to four and half percent (4.5%) per annum; provided, however, that interest will not accrue on the Acquisition Notes issued by the Series, and no payment of amounts outstanding under such Acquisition Notes will be due, prior to the transfer to the applicable Series of title to its Property, and if such title transfer does not occur prior to the maturity of such Acquisition Note, such Acquisition Note will terminate with no obligation for the Series to make any payment thereunder.

Refinance Note

Prior Series

Each Prior Series previously issued a commercial promissory note (each a “Refinance Note” and collectively the “Refinance Notes”) bearing interest at a rate of 4.8% per annum to Lending One LLC. Each Refinance Note is secured by the Property underlying the respective Prior Series. Each Prior Series paid down, or otherwise discharged, all or a portion of the outstanding balance of its Acquisition Note with the Refinance Note. Each Refinance Note is secured by the Property underlying the respective Prior Series.

New Series

We expect each New Series will pay down, or otherwise discharge, the outstanding balance of its Acquisition Note with (i) the proceeds received in exchange for a Refinance Note bearing interest at current market rates to be issued to a third party lender (the “Refinance Lender”) after the qualification date of the offering statement of which this Offering Circular forms a part and (ii) substantially all of the net proceeds from the Series Offering. We expect that each Refinance Note will be secured by the Property underlying the respective New Series.

Additional Borrowings

If a Series does not initially enter into a Refinance Note or other indebtedness, it may seek to finance or further refinance any outstanding indebtedness, including the Acquisition Note, and, if applicable, the Refinance Note with an additional mortgage or other debt financing, including with either an affiliate or a third party. We expect that any mortgage and/or other debt instruments that a Series, or the Company on behalf of a Series, enters into in connection with a refinancing of a Property will be secured by a security interest in the title of such Property and any other assets of the Series. In addition, we expect that any third-party lender may require the Company to hold title to a Property being secured by such mortgage and/or other debt instruments. Please see “We may incur mortgage indebtedness and other borrowings, including in states and with lenders that do not recognize the series limited liability company structure, which may increase risks to the Properties.” in our Risk Factors.

See the sections of this Offering Circular entitled “Description of the Properties,” “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information.

Q: How often will I receive distributions?

A: We intend for each Series to make distributions to the holders of Shares monthly. If any Shares are held by a holder for only a portion of the applicable month, the holder may be entitled to a pro-rata portion of the monthly distribution, if any, based on the number of days during the month that the holder held the Shares.

Any distributions that a Series makes will be at the complete and absolute discretion of the Manager and will be based on a number of factors, including, but not limited to, the total number of Shares sold, the Monthly Management Fee, expenses (including any unanticipated capital expenditures), taxes, amounts allocated to Reserves, and actual and accrued cash flows of the applicable Series. For Properties that are vacant, a Series may not be able to make distributions or may have to reduce the amount available for distributions, until such Property is fully leased. Please see “Description of the Properties” section in this Offering Circular for more information.

We expect that distributions for each Series will be calculated on a pro-rata basis based on the number of outstanding Shares of the Series on the day prior to the date that the distribution is declared. Accordingly, the number of Shares that have been sold in the applicable Offering at the time of any distribution may affect the per Share amount that will be paid in such distribution. For example, if there is $1,000 to distribute but only 50% of the Series Shares (i.e. 5,000 Shares) have been issued, each Share will be allocated $0.20 in distributions. However, if all the Shares have been issued (i.e. 10,000 Shares), each Share will be allocated $0.10 in distributions. The Manager has the right to amend each Series distribution policy at its sole discretion.

Since the Offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, any Closing for Shares you purchase may occur in the middle of a month, in which case you will be eligible to receive distributions, if any, beginning with the month in which you purchase your Shares calculated on a pro-rata basis, based on the number of days in the applicable month that you owned such Shares. For example, if you purchase the Shares in an Offering on the 15th day of a month, and assuming such month has 30 days and that the distributions to be paid per Share for that month equal $0.50, you will receive an initial distribution of $0.25 per Share for that month (calculated based on the 15 days you held the Shares, or 50% of the total distribution on those Shares).

For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder, if any, will be made on a pro-rata basis, based on the number of days in the applicable month that such Shares were held by such holder. For example, if a buyer and a seller transact in Shares on the Secondary Trading Platform on the 15th day of a month, and assuming such month has 30 days and that the distributions to be paid per Share equal $0.50, the Series will pay to the seller a final distribution of $0.25 (calculated based on the 15 days the seller held the Shares, or 50% of the total distribution on those Shares), and will pay to the buyer the remaining $0.25 (calculated based on the remaining 15 days the buyer held the Shares, or 50% of the total distribution on those Shares).

We can provide no assurances that future cash flow will support payment of distributions or that we can maintain distributions at any particular level or at all.

Q: What will be the source of distributions on the Shares?

A: Distributions will be paid from the excess net operating income of a given Series, after necessary fees, debt service obligations, expenses and taxes are paid, and an allocation to Reserves is completed. We can provide no assurances that future cash flows will support payment of distributions or that we can maintain distributions at any particular level or at all. For Properties that are not leased, a Series may not be able to make distributions or may have to reduce the amount of distributions it can make, until such Series enters into a lease agreement. In addition, liquidating distributions may be made upon the sale of a Series’ Property in accordance with the terms of the Master Agreement. See “Description of Shares – Distributions” for a more detailed explanation of the flow of funds.

Q: Will the distributions I receive be taxable as ordinary income?

A: For U.S. federal income tax purposes, distributions made with respect to Shares of a Series will be treated as “dividends” to the extent of the current and accumulated earnings and profits of the Series. Any distributions in excess of earnings and profits will be treated first as a return of the holder’s adjusted tax basis in the Shares and thereafter as gain on a sale of the Shares. Dividends are ordinary income, but dividends received by non-corporate holders may qualify for a reduced rate of federal income tax as “qualified dividend income” if certain holding period requirements are satisfied. Distributions treated as gain will be capital gains if the Shares are held as a capital asset. For more information, please review the section of this Offering Circular entitled “U.S. Federal Income Tax Considerations.”

Q: May I reinvest my cash distributions in additional Shares?

A: Yes. You may reinvest distributions you receive into Offerings of Shares by other Series or any Series in which you previously invested, provided that such Offerings remain open and you continue to be a “qualified purchaser,” as defined by Regulation A at the time of such purchase.

Q: Are there any risks involved in buying the Shares?

A: Yes, investing in the Shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase Shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 15 for a discussion of certain risks that you should consider in connection with an investment in the Shares.

Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: No.

Q: How will I be notified of how my investment is doing?

A: We will provide you with periodic updates on the performance of your investment in a Series and its related Property, including:

●	An annual report on Form 1-K;

●	A semi-annual report on Form 1-SA;

●	Current event reports for specified material events within four business days of their occurrence on Form 1-U;

●	Supplements to this Offering Circular, if we have material information to disclose to you; and

●	Other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by filing such information on the SEC’s website at www.sec.gov.

Q: When will I get my detailed tax information?

A: Your IRS Form, including Forms 1099-DIV and 1099-B tax information, if required, will be provided by January 31 of the year following each taxable year.

Q: Who can help answer my questions about the Offerings?

A: If you have more questions about any Series or any Offering, or if you would like additional copies of the applicable Series Materials, you should contact us via email at hi@landa.app or by mail at:

Landa App 2 LLC

Attn: Landa Holdings, Inc.

6 W. 18th Street, 12th Floor

New York, NY 10011

OFFERING SUMMARY

This Offering Summary highlights material information regarding our business and the Offerings that is not otherwise addressed in the sections entitled “Questions and Answers About the Offerings” in this Offering Circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire Offering Circular carefully, including the “Risk Factors” section prior to making a decision to invest in the Shares.

Overview

Landa Holdings, Inc.

Landa Holdings was formed as a Delaware limited liability company on February 7, 2019 and was subsequently converted to a Delaware corporation under the name Landa Holdings, Inc. on September 12, 2019. Landa Holdings will serve as the Manager to the Company and each Series and will identify a previously owner-occupied residential rental property for each Series to acquire. Landa Holdings will also manage these Properties on behalf of the Series and will earn compensation for these services.

From time to time, Landa Holdings may organize limited liability companies or series limited liability companies, such as the Company, and will raise funds for these entities through the Landa Mobile App by relying on offerings exempt from registration requirements pursuant to Regulation A. Landa Holdings’ aim is to grow the number of users on the Landa Mobile App, and provide investors with steady, monthly cash flows generated by the rental of the underlying Properties.

The Landa Mobile App maintains an investment minimum of at least one (1) Share in a Series in order to participate in an Offering. Each Series will use substantially all of the net proceeds from its Offering to pay down affiliate indebtedness (primarily in the form of its Acquisition Note) used to purchase the Property for such Series, including to pay down Acquisition Fees, Property Diligence Expenses, Reserves and any applicable Improvement Costs.

The Manager serves as manager to our affiliate, Landa Properties and as manager to Landa App LLC and Landa App 3 LLC, each a Delaware series limited liability company formed for the purpose of offering an investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. Each series of Landa App LLC and Landa App 3 LLC is similarly managed by the Manager. The Manager may also manage other affiliate companies in the future. For more information related to the risks associated with the Manager’s management of our affiliates who operate competing businesses, see “Risk Factors—Risk Related to the Company and the Manager–The Manager may have a conflict of interest as it manages multiple Series, the Company, and affiliate companies of ours that leases residential properties and has a financial interest in certain agreements of the Series, any of which could result in the Manager not acting in the best interest of a particular Series.”

Landa App 2 LLC

Landa App 2 LLC (the “Company”) was organized on June 15, 2021 as a Delaware series limited liability company. The Company previously formed series and will continue to form new series from time to time. Each series will be treated as a corporation for U.S. federal income tax purposes.

See the Master Series Table and the section of this Offering Circular entitled “Description of the Properties” for a description of each Series and its underlying Property.

Property Acquisition Strategy

We intend to acquire residential properties on an opportunistic basis. We will focus on acquiring owner-occupied homes with no recent prior rental history, which may include (i) newly constructed properties in neighborhoods with growing rental demand, strong rental history and in geographic regions which provide steady real estate asset growth and (ii) properties that may need improvements or renovations. We do not intend to acquire properties that were previously operated as rental properties. Our expected target markets are neighborhoods surrounding metropolitan statistical areas of at least one million (1,000,000) residents, with historical capitalization rates we estimate range from approximately four percent (4%) to seven percent (7%) for residential properties. In addition, we expect to target cities with growing populations, or cities that show strong rental demand.

Property Acquisition Objectives

Our primary investment objective is to maximize net operating income so that stable cash flow is available to distribute to holders on a monthly basis. We expect each Series will hold its Property indefinitely, however, as each Property reaches what the Manager believes to be its optimum value, the Manager will consider disposing of such Property. In addition, there is no assurance that our acquisition objectives will be realized with respect to any given Series.

Market Opportunities

We believe that the near and intermediate-term market for acquisitions of cash flow generating residential rental properties is strong from a risk-return perspective. We favor a strategy weighted toward maximizing monthly investor distributions, targeting acquisitions with strong monthly cash flows and above average capitalization rates.

The Manager

The Manager will manage day-to-day operations of the Company and each Series. The Manager is not a registered broker-dealer, an investment adviser, crowdfunding platform or other securities intermediary. A team of real estate professionals, acting through the Manager, will leverage their expertise and utilize the Manager’s proprietary technology to make all the decisions regarding the selection, negotiation, financing, management, and disposition of the Properties owned by each Series, subject to the limitations in the Master Agreement and the Series Designation for such Series. The Manager will also provide property management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing the operating cash flow of each Series and the value of each Property. The Manager will be able to exercise significant control over our business, as well as the business of each Series. See “Description of Our Business – Our Manager” for additional information.

The Landa Mobile App

The Manager owns and operates the Landa Mobile App, a mobile app-based investment platform. We intend to distribute the Shares in the Offerings and in our other future Series’ Offerings exclusively through the Landa Mobile App.

The Landa Mobile App is the intellectual property of Landa Holdings and neither the Company, nor any Series, have any ownership rights in the Landa Mobile App.  Landa Holdings has granted a license to each Series in order to, among other things, use the Landa Mobile App for the Offerings, pursuant to the Landa Mobile App License Agreement, which is attached as an exhibit to the offering statement of which this Offering Circular forms a part.  Any fees associated with the Series’ use of the Landa Mobile App will be included as part of the Monthly Management Fee.

The Landa Mobile App is available for download in application stores on iOS and Android devices and at www.landa.app.

Manager Compensation

The Manager will receive fees and expense reimbursements for services relating to the selection, acquisition, and management of the Properties. See “Description of Our Business – Our Manager - Manager Compensation” for a more detailed explanation of the fees and expenses payable to the Manager. The Manager will not receive any selling commissions or dealer manager fees in connection with the offer and sale of the Shares.

Corporate Information

Our office is located at 6 W. 18th Street, 12th Floor, New York, NY 10011, Attn: Landa Holdings, Inc. Our telephone number is (646) 905-0931. Information regarding our Company is also available on the Landa Mobile App, which is available for download in application stores on iOS and Android devices, and on Landa Holding’s website at www.landa.app.

THE OFFERING

Issuer	A limited purpose Delaware limited liability company that will form separate Series. Each Series will hold a residential rental property as its primary asset.

Securities Offered	We are offering up to a maximum of 10,000 Shares of each of the New Series and Open Series of the Company. By purchasing Shares of a Series, investors will be purchasing a membership interest in that specific Series. Each Series’ Offering will be independent of, and not contingent upon, the other Series’ Offerings. You may choose to participate in the Offerings of one or more Series.

Prices per Share	The respective purchase prices per Share of each New Series and Open Series of the Company are set forth in the table on the cover page of this Offering Circular and in the applicable Series Materials.

Minimum and Maximum Offering Amounts	The Offerings are being conducted on a “best efforts” basis and there is no minimum offering amount. The Maximum Offering Amounts are set forth in the table on the cover page of this Offering Circular. The Manager, acting in its sole discretion, may close a Series’ Offering prior to selling the Maximum Offering Amount.

Offering Periods; Closings

No Series will offer or sell Shares until the offering statement of which this Offering Circular forms a part has been qualified by the SEC.

The Offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of Shares of a Series is continuous, active sales of Shares may happen sporadically over the term of the Offerings. Each Offering will commence within two (2) calendar days after the first qualification date of the offering statement of which this Offering Circular forms a part and, unless earlier terminated by the Manager, each Series will offer Shares until no later than the second anniversary of such qualification date.

We expect that there will be multiple Closings for each Offering at which time Shares will be sold and the subscription price will be transferred to the operating account of the Series. Each Closing will occur promptly following the acceptance of a subscription.

An Offering will remain open until the earliest to occur of (i) the date we raise the Maximum Offering Amount, (ii) the second anniversary of the first qualification date of the offering statement of which this Offering Circular forms a part pursuant to which Shares of such Series were able to be offered, and (iii) a date determined by the Manager, in its sole discretion, based on a number of factors, including the level of current or anticipated interest in a Series.

Since the Offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, any Closing for Shares you purchase may occur in the middle of a month, in which case you will be eligible to receive distributions beginning with the month in which you purchase your Shares calculated on a pro-rata basis, based on the number of days in the applicable month that you owned such Shares. For example, if you purchase the Shares in an Offering on the 15th day of a month, and assuming such month has 30 days and that the distributions to be paid per Share for that month equal $0.50, you will receive an initial distribution of $0.25 per Share for that month (calculated based on the 15 days you held the Shares, or 50% of the total distribution on those Shares).

Broker Dealer

We entered into a broker dealer agreement with Dalmore Group, LLC, as our broker dealer in connection with the Offerings (the “Broker Dealer”). The Broker Dealer is registered with the SEC and is registered in each state where the Offerings will be made and with such other regulators as may be required to execute the sale transactions and provide related services in connection with the Offerings. The Broker Dealer is a member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation.

The Manager will be responsible for paying the Broker Fee to the Broker Dealer.

Restrictions on Investment	Each investor must be a “qualified purchaser” as defined by Regulation A. See “Plan of Distribution” for additional information. The Manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the Manager anticipates only accepting subscriptions from prospective investors located in states where the Broker Dealer is registered.

Custody Accounts

All funds deposited into your Landa Account will be placed into a non-interest-bearing custody account maintained by Synapse Financial Technologies, Inc. (the “Custodian”). See “Plan of Distribution – Landa Account” for additional information. All bank services provided by the Custodian will be provided directly by Evolve Bank & Trust, Member FDIC. Your Landa Account can be accessed through the Landa Mobile App. The funds in your Landa Account will not be commingled with the operating account of the applicable Series, until, if and when there is a Closing for the Offering of that specific Series with respect to the Shares that you have subscribed to, which will occur promptly following acceptance of any subscription.

The Manager will be responsible for paying any fees paid to the Custodian. See “Plan of Distribution” for additional information.

Voting Rights	None. You will have no rights to vote on any matter concerning the Series or direct the Manager on the management of its affairs, including whether or not a Series should liquidate its Property or dissolve. The Manager will exercise all voting and management control over each Series.

Use of Proceeds	See the section of this Offering Circular entitled “Use of Proceeds” for a discussion of the use of proceeds from the Offerings.

Fees; Expenses

In connection with the expected acquisition of its Property from Landa Properties, each Series issued an Acquisition Note to the Manager, which included payment to the Manager of an Acquisition Fee ranging from five percent (5%) to ten percent (10%) of the purchase cost of the Property. The Acquisition Fee for each Series was calculated by the Manager acting in its sole discretion, based on several factors including the purchase price of the Property, as well as sourcing and due diligence costs incurred in connection with the expected acquisition, of the Property by such Series. Information about the Acquisition Fee for each Series can be found in the section of this Offering Circular entitled “Use of Proceeds” and on the Property Page for the applicable Series on the Landa Mobile App.

Each Series will also pay the Manager a Monthly Management Fee ranging from five percent (5%) to ten percent (10%) and currently expected to be eight percent (8%) of the Gross Monthly Rent for each Property, as set forth in the applicable Series Materials. The Manager may adjust the Monthly Management Fee at its sole discretion, but at no time will the Monthly Management Fee exceed ten percent (10%) of Gross Monthly Rent. The Monthly Management Fee will be calculated by the Manager acting in its sole discretion, based on factors such as the purchase cost of a Property, the amount of rental income generated by a Property, the general condition of a Property, and rental market in the area in which a Property is located. Information about the Monthly Management Fee for each Series can be found in the section of this Offering Circular entitled “Description of the Properties,” as well as on the Property Page for the applicable Series on the Landa Mobile App once it commences its Offering.

Further, each Series will also reimburse the Manager for any out-of-pocket expenses to be applied for, among other things, special servicing of non-performing Properties, liquidation of Properties, and any other fees or expenses associated with the Series or the Property.

Finally, each Series will reimburse the Manager for any out-of-pocket expenses paid to third parties in connection with providing fixture and capital repair services for its underlying Property. This does not include the Manager’s overhead, employee costs borne by the Manager, or utilities or technology costs. In the case that the Manager provides a loan to a Series, the Series will be obligated to pay interest no greater than seven percent (7%) on that loan at a rate to be determined solely by the Manager. Any excess funds held by a Series will be placed in its Reserve. Reserves may be used, for among other things, to pay any expenses associated with operating the Properties.

Transfer Agent and Registrar	Securitize LLC will serve as transfer agent and registrar for the Shares of each Series.

Resales; Secondary Market

You will not be able to resell your Shares except through the Secondary Trading Platform. We expect that after a Series’ Offering has concluded, the Secondary Trading Platform will be the only venue available for the resale of such Series’ Shares and will be accessible exclusively though the Landa Mobile App and may not be accessed through any other website, mobile application or platform. There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. In addition, only prospective investors that have been approved by the Broker Dealer and successfully onboarded onto the Landa Mobile App may engage in secondary transactions on the Landa Mobile App or access any trading information with respect to secondary trading of the Shares. For the foregoing reasons, investors must be prepared to hold their Shares indefinitely.

See “Plan of Distribution – Transferability of the Shares”.

Transfer Limitations	The Manager may, acting in its sole discretion, limit any transfer, resale, assignment or pledge of Shares that would result in there being more than (a) 2,000 beneficial owners of the Series or 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, or (c) the Company, the Series or the Manager being subject to additional regulatory requirements.

Series Materials

The Series Materials for the Shares being offered hereby consist of this Offering Circular, as well as the Master Agreement and the Series Designation, Subscription Agreement, and Management Agreement for the applicable Series, and any related offering materials approved by us before making an investment decision.

Please carefully review the Series Materials. You may also access the Series Materials by navigating to the applicable Property Page on the Landa Mobile App.

Risk Factors	Investing in the Shares involves a high degree of risk. See “Risk Factors” beginning on page 15.

RISK FACTORS

An investment in a Series and the Shares involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in the Series Materials, before purchasing Shares through the Landa Mobile App. Any of the following factors could harm our business and future results of operations and could result in a partial or complete loss of your investment.

RISKS RELATED TO THE PROPERTIES AND THE SERIES

The value of the underlying Property to be acquired by a Series is subject to many risks.

The value of the underlying Property to be acquired by a Series is affected significantly by its ability to generate cash flow and net income, which, in turn, depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to such Property. Many expenditures associated with Properties (such as Operating Expenses (as defined below) and capital expenditures) cannot be reduced when there is a reduction in income from the Properties. The value of a Property may be adversely affected by a number of risks, including, but not limited to:

●	adverse changes in national and local economic and real estate conditions, including as a result of the COVID-19 pandemic, general economic conditions and terrorist attacks;

●	an oversupply of (or a reduction in demand for) residential rental properties in the areas where a Property is located and the attractiveness of such Property to prospective tenants, which could result in a decline in the rental income, including to zero, if such Series is unable to find a new tenant;

●	the risk that the Company, or any Series, would default on its debt service if rental income decreased due to tenant default or failure to renew a lease agreement or a lack of rental income due to failure to obtain a lease agreement;

●	the potential for uninsured or underinsured property losses;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related compliance costs associated therewith and the potential for liability under applicable laws;

●	natural disasters such as hurricanes, earthquakes and floods; and

●	pandemic, epidemic or outbreak of an infectious disease in the United States and globally.

These factors may have a material adverse effect on the rental income that you might receive on account of your Shares as well as on the value that Series can realize from a sale of its underlying Property.

A Series may hold significantly more debt due to the failure to fully discharge the Acquisition Note with the proceeds of the Refinance Note.

Each New Series intends to refinance approximately 60.00% of the purchase price of its Property by refinancing the applicable Acquisition Note with the proceeds of its Series Offering and a Refinance Note. However, the Manager has not yet entered into a commitment for such loans and, therefore, the exact amount and terms of the Refinance Notes are, as of the date of this Offering Circular, subject to further negotiation with the applicable Refinance Lender. For example, the Company expects to receive a new appraisal for each Property prior to the commencement of each New Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that the Refinance Lender is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering. This may result in each New Series holding significantly more debt than expected and having to make higher interest payments, which may increase costs related to owning the Property and reduce funds available for distributions to investors.

The COVID-19 pandemic may adversely affect our business.

The international spread of COVID-19 was declared a global pandemic by the World Health Organization, and in response, many states and localities have imposed, and continue to impose, limitations on commercial activity and public gatherings and events, as well as moratoria on evictions as a result of the spread of the COVID-19 virus. Concern about the spread of COVID-19 has caused and is likely to continue to cause quarantines, business shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions, unprecedented unemployment levels and commercial property vacancy rates, and overall economic and financial market instability.

In addition, the impact of the COVID-19 pandemic and measures to prevent its spread could materially negatively impact our ability to launch and operate our business and our results of operations, financial condition and liquidity in a number of ways, including:

●	an inability to sell the Shares in a Series resulting in a lack of capital sufficient to operate the applicable Property and meet debt obligations;

●	a decrease in a Series’ revenues as a result of tenants’ inability to pay their rent timely, or at all;

●	changes in residential preferences may make it less likely that home renters would want to live in the regions where the Properties are located;

●	an inability to enforce tenants’ contractual rental obligations and/or limits on our ability to raise rents upon lease renewals due to restrictive measures imposed by local, regional or national governmental authorities;

●	the risk of a prolonged COVID-19 outbreak causing long-term damage to economic conditions, which in turn could cause material declines in the fair market value of any of the Properties;

●	the potential inability to hire and/or maintain adequate staffing for the management and maintenance of any of the Properties; and

●	a disruption in the supply chain for building, construction and related goods and materials.

The impacts of the COVID-19 pandemic may increase the risk that the tenants of the Properties will be unable to make their scheduled lease payments on time or seek to terminate their lease agreements prior to the expiration dates of such lease agreements. Furthermore, whenever we are required to locate a new tenant for a property, restrictions on providing access to view properties as a result of the pandemic could make it more difficult to secure a new tenant, which may result in decreases in a Series’ net rental income or a Series not having rental income at all.

The Properties were owner-occupied prior to the acquisition by Landa Properties, and thus, have no rental history, which makes future performance of the Properties difficult to evaluate.

The Properties underlying each Series were acquired by Landa Properties from third-party sellers. These Properties were owner-occupied and were not operated as rental properties. As a result, there is no established rental history for these Properties, which makes it more difficult to predict the rental rates that we may be able to achieve for these Properties and may increase the risk that we enter into lease agreements with rental rates that are materially less than amounts realized on similar properties that are currently being rented in the area which these Properties are located, which may result in lower distributions paid to investors.

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our investors.

Each Series is subject to risks incident to the ownership of residential properties including, but not limited to, changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of, or demand for, similar properties in an area; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws. Additionally, we are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to acquire and lease the Properties. These conditions, or others we cannot predict, may adversely affect returns to investors.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of a Property.

Because real estate investments are relatively illiquid, our ability to facilitate a sale of a Property promptly in response to changing economic, financial, and investment conditions may be limited. In particular, our ability to facilitate a sale could be negatively impacted by weakness in the market, changes in the financial condition or prospects of prospective purchasers, changes in governmental laws and regulations, changes in regional, national or international economic conditions, changes in the condition of such Property, the occupancy of such Property or the rental income relative to market rates, and changes in laws, regulations or fiscal policies.

The actual rent a Series receives for its Property may be less than estimated market rent, and a Series may experience a decline in realized rental rates from time to time, which could adversely affect a Series’ financial condition, results of operations and cash flow.

As a result of numerous potential factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of a Property, a Series may be unable to realize its projected market rent for a Property. If a Series is unable to obtain adequate rental rates for its Property, then its ability to generate cash flow growth will be negatively impacted. The rental rate of each Series’ Property will be determined at the sole discretion of the Manager and may be less than the market rental rate for similar properties.

Each Series will depend on its tenant for its revenue, and lease defaults, terminations, or other events preventing collection of rents could reduce its net income and limit its ability to make distributions to investors.

The success of each Series materially depends on the financial stability of its tenant. A default, termination, or other event preventing collection of rent from a tenant on their lease agreement, such as eviction procedures, need for repairs, destruction of the Property, and environmental or other events outside of our control, would cause the applicable Series to lose the revenue associated with such lease agreements and require a Series to find an alternative source of revenue to meet its monthly or other recurring expenses, including its mortgage payments and prevent a foreclosure, if the Property is subject to a mortgage.

In the event of a tenant default or bankruptcy, a Series may experience delays in enforcing its rights as landlord and may incur substantial costs in protecting its investment and re-leasing its Property. If a tenant defaults on or terminates their lease agreements, the applicable Series may be unable to lease the underlying Property for the rent previously received. Any vacancy could reduce a Series’ net income. These events could cause such Series to reduce the amount distributed to investors or hinder the Series’ ability to make distributions at all. If a Series is unable to find an alternative source of revenue to meet the mortgage payments and the underlying Property goes into foreclosure, the bank providing the mortgage will have priority in such Property over any investors in the Series.

The Manager may fail to successfully acquire the Properties, which could adversely affect us and impede our growth.

The Manager’s ability to identify and acquire Properties on favorable terms and successfully develop, redevelop and/or operate them may be exposed to significant risks. Agreements for the acquisition of properties are subject to customary conditions to closing, including completion of due diligence investigations and other conditions that are not within our control, which may not be satisfied.  The Manager may be unable to complete an acquisition after incurring certain acquisition-related costs. In addition, if mortgage debt is unavailable at reasonable rates, the Manager may be unable to finance the acquisition on favorable terms, or at all. The Manager may also spend more than budgeted to make necessary improvements or renovations to acquired properties and may not be able to obtain adequate insurance coverage for any such properties.  Any delay or failure to identify, negotiate, finance and consummate such acquisitions in a timely manner and on favorable terms, or operate acquired properties to meet our financial expectations, could impede our growth and have an adverse effect on us, including our financial condition, results of operations, cash flow and the market value of the properties.

A Series may be unable to service its indebtedness, which may be secured by its Property, and could result in the Series being forced to sell its Property, which could result in a significant loss to investors in the particular Series.

In connection with the expected acquisition of its Property from Landa Properties, each Series has issued an Acquisition Note, and has issued or is expected to issue a Refinance Note, which constitute significant debt obligations of such Series. Each Series’ ability to make scheduled payments on its indebtedness depends on and is subject to its financial and operating performance, which depends in part on its ability to lease its Property and timely collect rent from each tenant. If a Series’ cash flows and capital resources are insufficient to fund its debt service obligations, such Series may be forced to reduce or delay expenditures, seek additional capital, or restructure or refinance the indebtedness. Future borrowings may not be available in an amount sufficient to enable a Series to refinance its indebtedness or meet other liquidity needs. Even if refinancing indebtedness is available, any refinancing of a Series’ indebtedness could be at higher interest rates and may require compliance with more onerous covenants that could restrict a Series’ business operations.

If a Series is unable to make timely payments on its Refinance Note, it would be in default under its Refinance Note, which would entitle the Refinance Lender to accelerate all amounts due under the note. If the Series is not able to refinance the amounts due under its Refinance Note, the Refinance Lender would be entitled to foreclose on the Series’ Property and force its sale to recover unpaid amounts under the Refinance Note, which would likely result in a significant loss to investors of the particular Series.

We may incur mortgage indebtedness and other borrowings, including in states and with lenders that do not recognize the series limited liability company structure, which may increase risks to the Properties.

We expect that in most instances, each Series, or the Company on behalf of each Series, will seek to further refinance any outstanding indebtedness, including the Acquisition Note, with an additional mortgage or other debt financing, including with a third party, secured by the underlying Property. Incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a Property may result in lenders initiating foreclosure actions. In that case, a Series could lose the Property securing the loan that is in default.

Further, while we expect each mortgage to be secured by a specific Property (and the assets of such Property) and be the financial obligation of the applicable Series, the Company may be required enter into a loan as the borrower and hold title to the Property on behalf of such Series in states where our series limited liability structure is not recognized or respected under the laws of the state governing the loan. In that instance, in the event that we default on a loan, we can make no assurance that a lender will not seek to foreclose on the other Series’ Properties that we hold title for the benefit of. Please see “If our series limited liability company structure is not respected, then investors may have to share any liabilities of our Company with all investors and not just those who hold the same Series as them.”

A Series may not be able to control its operating costs, or its expenses may remain constant or increase, even if its revenues do not increase, causing its results of operations to be adversely affected.

Factors that may adversely affect a Series’ ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair (including repairs resulting from significant damage by tenants), renovate and re-lease space and cost and availability of building and construction materials (i.e., due to supply chain constraints), increases in the price of oil and gas, the cost of compliance with governmental regulation (including zoning, environmental and tax laws, the potential for liability under applicable laws), the effects of inflation on real estate and on the economy in general, mortgage and interest rates, principal loan amounts and the availability of financing. If a Series’ operating costs increase as a result of any of the foregoing factors, its results of operations may be adversely affected.

The expense of owning and operating a Property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a Property. As a result, if revenues decline, a Series may not be able to reduce its expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments, and maintenance and repairs, generally will not be reduced even if a Property is not fully occupied or other circumstances cause a Series’ revenues to decrease. If a Series is unable to decrease operating costs when demand for its Property decreases and its revenues decline, its financial condition, results of operations and ability to make distributions to holders may be adversely affected.

We may not be able to make any monthly cash distributions to holders of Shares.

We intend for each Series to make any monthly cash distributions per Share based on the net rental income generated by a Property. For Properties that are vacant, a Series may not be able to make distributions or may have to reduce the amount of distributions it can make, until such Series enters into a lease agreement. Any distributions that a Series makes will be at the complete discretion of the Manager and will depend on a number of factors, including, but not limited to, the total number of Shares sold, the Series’ rental income for the month, if any, the Monthly Management Fee, expenses (including any unanticipated capital expenditures), taxes, amounts allocated to Reserves, and actual and accrued cash flows of the applicable Series, many of which could vary substantially from month to month. Accordingly, there can be no assurance that you will receive monthly distributions on your Shares.

We may be unable to renew lease agreements with existing tenants or enter into lease agreements with new tenants.

The Series’ lease agreements are short-term in nature, typically one year, and in certain cases month-to-month, which exposes us to the risk that we may have to renew or re-lease a Property in the near term. If tenants do not renew their lease agreements upon expiration or if we are required to make Improvements to a Property or somehow unable to freely enter into a lease agreement for a Property, we may be unable to re-lease such Property. Even if the existing tenants renew their lease agreements or we are able to enter into a lease agreement with a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease agreement.  If the rental rates for a Property underlying a Series decrease, or in the event that a Property becomes vacant, such Series’ financial condition, results of operations, cash flow, the value of the Shares interests and the Series’ ability to satisfy its debt obligations and to make distributions could be adversely affected.

Our Properties may be subject to impairment charges.

We will periodically evaluate each of the Properties for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors including market conditions, a tenant’s ability to pay rent, the short-term nature of each lease agreement, and any unforeseen expenses or liabilities incurred by a Series or its Property. For example, the early termination of, or default under, a lease agreement by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of a property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired Property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired Property’s value could be permanent.

We may not be able to rebuild our existing Properties to their existing specifications if we experience a substantial or comprehensive loss of such Properties.

In the event that we experience a substantial or comprehensive loss of one of the Properties, we may not be able to rebuild such Property to its existing specifications. Further, reconstruction or Improvements of such a Property would likely require significant upgrades to meet zoning and building code requirements. Environmental and legal restrictions could also restrict the rebuilding of the Properties.

Each of the Series will hold its underlying Property as its main asset.

Each Series will hold title to a Property as its primary asset; provided, however, that the Company may hold title to a Property for the benefit of the applicable Series pursuant to the Master Agreement.  The success of an investment in a Series will depend on the revenues generated by the Series’ Property and the appreciation of the value of the Property over time.  Such revenues are determined by a number of factors such social conditions, financial markets and the economy, competition from existing and future companies operating in our industry, as well as government rule and regulation (such as tax and building code charges).  The value of a Property may decline substantially after you purchase your Shares.

A concentration of our investments in residential rental properties, including single-family homes and duplexes, may leave our profitability vulnerable to a downturn or slowdown in the sector.

The Properties held by each Series is comprised solely of residential rental properties, including single-family homes and duplexes. As a result, we are subject to risks inherent in investments in this type of property. Because our investments are solely in the residential sector, the potential effects on our revenue and profits resulting from a downturn or slowdown in the residential sector could be more pronounced than if we had more fully diversified our investments.

Tenant relief laws may negatively impact our rental income and profitability.

As manager of numerous residential properties, the Manager may be involved in evicting residents who are not paying their rent or are otherwise in material violation of the terms of their lease agreements. Eviction activities will impose legal and managerial expenses that will raise costs specific to the applicable Series. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, including restrictions on evictions enacted by many states as a result of the COVID-19 pandemic, each of which may delay our ability to gain possession and stabilize the home. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing or restrict the landlord’s ability to recover certain costs or charge residents for damage that residents cause to the landlord’s premises. The Manager will be required to take all appropriate steps to comply with all applicable landlord-tenant laws, and each Series will need to incur supervisory and legal expenses to ensure such compliance. To the extent that a Series does not comply with state or local laws, the Series may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. A Series may be required to pay adversaries’ litigation fees and expenses if a judgment is entered against us in such litigation or if we settle such litigation.

Rent control or rent stabilization laws could prevent us from raising rents to offset increases in operating costs.

Various states, cities, or municipalities have a system of rent regulations, also known as rent stabilization and rent control. While these regulations generally apply only to tenants of regulated multifamily rental properties, given expansion of institutional ownership of residential rental properties, including single-family homes and duplexes, municipalities may seek to impose them as well on our properties. Typical rent control or rent stabilization laws entitle tenants to receive required services, to have their lease agreements renewed, and to not be evicted except on grounds allowed by law. If we acquire properties with these or other similar regulations, such regulations could limit the amount of rent we are able to collect, which could have a material adverse effect on our ability to fully take advantage of the investments that we make in our properties.  Further, there can be no assurance that changes to rent control or rent stabilization laws will not have a similar or greater negative impact on a Series’ ability to collect rents.

Compliance with governmental laws, regulations and covenants that are applicable to the residential properties held by the Series may adversely affect the Series’ business and growth strategies.

Residential rental properties are subject to various covenants, local laws, and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions, and restrictive covenants imposed by community developers, may restrict a Series’ use of its Property and may require the Series to obtain approval from local officials or community standards organizations at any time with respect to its Property, including prior to acquiring the Property or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos clean-up or hazardous material abatement requirements.

Environmental laws also may impose liens on property or restrictions on the manner in which a Property may be used, and these restrictions may require substantial expenditures or prevent the Manager from operating such Properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to our investors.

We cannot assure you that existing laws or regulations will not adversely affect a Series or result in additional expenses relating to any future renovations or otherwise, or that additional laws or regulations will not be adopted that would result in additional expenses. A Series’ growth strategies may be materially and adversely affected by its ability to obtain permits, licenses, and zoning approvals. A Series’ failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on its results of operations or financial condition and cause the value of your Shares to decline.

Each Series will face significant competition for tenants, which may hinder the Manager’s ability to find suitable tenants for a Series’ Property and prevent increases of rental rates for its Property.

There is significant competition in the real estate industry, including numerous real estate investment trusts (“REITs”) and other institutions with property acquisition objectives similar to ours. The size and financial wherewithal of our competitors may allow them to offer space at rental rates below current market rates or below the rental rates each Series charges their tenants. As a result, a Series may lose existing tenants or fail to obtain future tenants, and the downward pressure caused by our competitors may cause our Series to reduce their rental rates or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when lease agreements expire. Competition for tenants could adversely impact the net rental income for a given Series.

Increased competition, including increased affordability of residential rental properties, including single-family homes and duplexes, could limit our ability to attract or retain residents, or increase or maintain rents.

Any residential properties we may acquire will most likely compete with numerous housing alternatives in attracting residents, including other single-family homes and duplexes, as well as multifamily homes available to rent. Competitive housing in a particular area, including if the affordability of owner occupied single-family homes, duplexes, and multifamily homes available to rent or buy results from, among other causes, low or lower mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to attract or retain our residents or increase or maintain rents.

We may in the future purchase properties that contain lead-based paint, which may cause health problems, exposing us to third-party liability or may cause us to be in violation of environmental laws or regulations, either of which would adversely affect our operating results.

Many of the properties in our target markets were built prior to 1978, and housing built prior to such time may contain lead-based paint. The existence of lead-based paint is especially a concern in residential properties and can cause health problems, particularly for children. As a result, Federal, state and local laws and regulations impose certain disclosure requirements and restrict and regulate renovation activities on housing built before 1978. Any violation of these restrictions could result in fines or criminal liability, and we could be subject to liability arising from lawsuits alleging personal injury or related claims. Although we will attempt to comply with all such regulations, we cannot guarantee that we will not incur any material liabilities as a result of the presence of lead-based paint in any Properties that are owned by the Series or that we may acquire in the future.

Uninsured losses relating to real property or expensive premiums for insurance coverage could reduce the Series’ cash flows and the return on your investment.

Each Property is currently insured up to an amount that the Manager deems to be reasonable. However, we cannot assure you that such insurance will be adequate to cover actual losses or that such insurance will continue to be available at reasonable costs, if at all, which could inhibit a Series’ ability to finance or refinance the underlying Property and result in uninsured losses.  In such instances, a Series may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses.  A Series may not have adequate coverage for such losses.  If a Property incurs a loss that is not fully insured, the value of the Series’ asset will be reduced by any such uninsured loss, which would reduce the value of your investment.

The liquidation value of the Series substantially depends on the value of its underlying Property and the valuation of each Property may change significantly from time to time. If we elect to dispose of a Series’ Property, and the value of such Property has declined, investors may not achieve expected returns from their investment, or may receive less in process than originally invested.

The value of a Series’ underlying Property may significantly change from time to time based on the following factors, among others:

●	adverse changes in national and local economic and real estate conditions, including as a result of the COVID-19 pandemic, general economic conditions and terrorist attacks;

●	an oversupply of (or a reduction in demand for) residential rental properties in the areas where the Property is located and the Property’s ability to attract tenants;

●	changes in the Property’s condition over time; and

●	changes in the appraised value of the Property.

Since each Property represents the primary asset of each Series, if its value declines, the liquidation value of the Series may decline significantly. If we elect to dispose of a Series’ Property, and the value of such Property has declined, investors may not achieve expected returns from their investment, or may receive less in proceeds than originally invested.

A Series cannot guarantee proceeds from the sale of its Property.

The Manager will have the discretion to determine whether to hold or sell a Property of a Series and may elect to hold and operate a Property for an indefinite period of time. While we do not intend to sell any of the Properties in the near term, if the Manager, acting in its sole discretion, elects to sell a Property, the sales price to be realized upon the sale or other disposition of the Property will depend upon many factors, including the availability and pricing of financing for purchasers from time to time, whether the Property has a tenant, the availability and price of comparable properties, and conditions in the real estate market in general. A Series cannot assure you that the price and terms of any such sale or other disposition will be sufficient to pay any return at all, or that there will not be a loss as a result of such transaction.

RISKS RELATED TO THE SHARES

If a Series in which you have invested does not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

The Master Agreement does not require the Manager to pursue a sale of the Property or other liquidity transaction. Investors will be unable to prompt the sale of a Property through a voting process. If the Manager does determine to pursue a liquidity transaction, such as the sale of a Property, the Manager would be under no obligation to conclude the process within a set time or any specific terms. The timing of any sale of the Property will depend on a number of factors, including real estate and financial markets, economic conditions in areas in which such Property is located, and anticipated federal income tax effects on investors that may prevail in the future. If the Property is not sold, and an active market has not developed on the Secondary Trading Platform, your Shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

You may be unable to resell your Shares at desired times or prices, if at all.

While the initial sales of the Shares are exempt from state securities registration requirements under Regulation A, that exemption does not cover resales of the Shares to other investors by purchasers of the Shares. Each state has its own securities laws, often called “blue sky” laws. These laws limit resales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration; these laws also govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. The fact that the initial offering and sale of Shares qualifies for an exemption is not relevant to determining whether there is an exemption in a given state to allow a holder to resell the Shares to a resident of a given state. There may be significant state blue sky law restrictions on your ability to sell, and on purchasers to buy, your Shares.

Further, once a Series’ Offering has concluded, we expect that the Shares will only be available for resale on the Secondary Trading Platform, which is accessible exclusively though the Landa Mobile App and may not be accessed through any other website, mobile application or platform. The Secondary Trading Platform will be the only venue available for the resale of such Series’ Shares through the Broker Dealer. Prospective investors must create a Landa Account, must submit all of the relevant information, as required by the Broker Dealer, and must be approved by the Broker Dealer before being permitted to transact the Secondary Trading Platform. In addition, only prospective buyer that have been approved by the Broker Dealer and successfully onboarded onto the Landa Mobile App may engage in secondary transactions on the Landa Mobile App or access any trading information with respect to secondary trading of the Shares

There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely. As a result, you may lose some or all of your investment. Please see “— The Shares will not be listed on any securities exchange, and you will not be able to resell your Shares except through the Secondary Trading Platform, to the extent such platform is established and maintained. You should be prepared to hold the Shares indefinitely.”

Given the limited liquidity for the Shares, investors and potential investors may consider these investments to be less appealing and demand for these investments may decrease, which may adversely affect prices you may obtain on the Secondary Trading Platform or your ability to resell your Shares on the Secondary Trading Platform at all.

You should consider the resale market for our securities to be limited. You may be unable to resell your Shares, or you may be unable to resell them without the significant expense of state registration or qualification.

There is currently no public trading market for the Shares.

There is currently no public trading market for any of the Shares, and an active market may not develop or be sustained. If an active public trading market for the Shares does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price, unless the securities are registered in that state or qualify for an exemption from registration. Even if a public market does develop, the market price could decline below the amount you paid for your Shares.

The Shares will not be listed on any securities exchange, and you will not be able to resell your Shares except through the Secondary Trading Platform, to the extent such platform is established and maintained. You should be prepared to hold the Shares indefinitely.

The Shares will not be listed on any securities exchange, such as Nasdaq or the New York Stock Exchange. You will not be able to resell your Shares except through the Secondary Trading Platform, to the extent such platform is established and maintained. After a Series’ Offering has concluded, we expect that the Secondary Trading Platform will be the only venue available for the resale of such Series’ Shares through the Broker Dealer, as a broker dealer member of the Secondary Trading Platform; provided, however, any such resale of a Series’ Shares will be subject to federal and state securities laws and the restrictions in the Master Agreement, and there can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely. As a result, you may lose some or all of your investment. See “Plan of Distribution- Transferability of the Shares.”

The trading price of Shares that trade on the Secondary Trading Platform may be extremely volatile.

Securities that trade on the Secondary Trading Platform, as with other public markets, likely will experience significant price and volume fluctuations. These fluctuations can be more pronounced for securities that have a small public float, such as the Shares. Share prices could fluctuate widely in price in response to various potential factors, many of which will be beyond our control, including the total number of available buyers or sellers at any point in time, property value, appraisals of the applicable Property, occupancy rates, and economic, market, geopolitical and other external factors. As a result, the market prices of the Shares that are listed may be volatile, and holders of such Shares may experience a decrease in the value of their Shares. No assurance can be given that the market price of the Shares will not fluctuate or decline significantly in the future or that you will be able to sell your Shares when desired on favorable terms or at all.

While we expect the Secondary Trading Platform will be available after the conclusion of a Series’ Offering, such resale of a Series’ Shares will be subject to federal and state securities laws and the restrictions in the Master Agreement, and there can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely. See “Plan of Distribution – Transferability of the Shares.”

Because of the illiquid nature of the Series’ Shares, you should purchase the Shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

Each Series’ Offering will not have a minimum offering amount, which could result in an Offering ending without reaching the Series’ funding target.

Each Series’ Offering will be conducted on a “best efforts” no minimum basis.  We expect that there will be multiple Closings for each Offering and each Closing will occur promptly following the acceptance of a subscription. We expect that each Series’ Offering will remain open for investors until the earliest of (i) the date subscriptions for the Maximum Offering Amount of such Series have been accepted by the Manager or (ii) any earlier date determined by the Manager, based on a number of factors, including the level of current or anticipated interest in a Series.  Therefore, an Offering may end without reaching the Series’ funding target such that the total proceeds amount may not be sufficient to pay down the Series’ Acquisition Note or Refinance Note.  As a result, a Series may have significant debt obligations which could adversely affect the Series’ financial condition, reduce the total distributions to each holder, and/or delay distributions to Series holder.

The purchase price for the Shares of each Series was determined by the Manager and may not necessarily reflect the actual value of the Shares.

The purchase price for the Shares of each Series was determined by the Manager and may not necessarily accurately reflect the actual value of the Shares. See section entitled “Determination of Purchase Price.”

No party has made an independent review of the Company, the Manager, any Series, Properties or the Shares offered on the Landa Mobile App. Therefore, investors do not have the benefit of an independent due diligence review conducted by an unaffiliated party to form a basis for their investment decision.

No independent party has undertaken any review of us, any Series, Properties or the Shares offered on the Landa Mobile App. Therefore, investors do not have the benefit of an independent due diligence review conducted by an unaffiliated party to form a basis for their investment decision in the Shares of a Series. You should consult your investment, accounting, legal, and tax advisors before investing in any Shares.

RISKS RELATED TO THE COMPANY AND THE MANAGER

Your investment is an investment in the Shares of a specific Series, which will invest only in a single Property, and is not a diversified investment in the Company or the Manager. You will not have any interest in, and your investment in a Series will not be secured by, any assets owned by the Company, the Manager, or any other Series. Any return on your investment will depend solely on the cash flows of, and ultimately on the return on, the Series in which you invest, and underlying Property held by such Series.

Your investment is an investment in the Shares of a Series and not an investment in the Company or the Manager. An investment in a Series is not a diversified investment in the Company, the Manager, any other Series, the Properties underlying the other Series, or the Landa Mobile App. You will not have any interest in, and your investment will not be secured by, assets owned by the Company or the Manager. If the Property does not operate profitably, you may not receive any distributions or may lose your entire investment without recourse to the Company’s or the Manager’s assets. For example, a Series with a vacant Property may not be able to make a distribution until such Series enters into a lease agreement. Your return, if any, will depend upon income derived from the Series in which you invest, and the underlying Property and the costs associated with it. You will not share in any increase in the value of the Manager.

You will not have control over the Series in which you invest.

The Master Agreement provides that the assets, affairs, and business of the applicable Series will be managed by the Manager. You will not elect or vote on the Manager, and, unlike the holders of common shares of a corporation, you will have no voting rights on matters affecting the business of a Series, including whether to dissolve and liquidate a Series, and therefore you will have no ability to influence decisions regarding the business of a Series. As a result, you will depend on the Manager’s skill and judgment for a return.

We have only recently commenced operations and our future performance is not assured and is difficult to evaluate.

The Manager has a limited history of operations with this business model. We therefore should be considered a development stage company. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of our business plans. Further, we have limited operating history upon which to evaluate the Manager’s ability to manage our operations and achieve our goals or our likely performance. No assurances can be given that we can operate profitably or raise sufficient capital to continue our operations. If we are unable to continue to operate, the Landa Mobile App could cease operations, in which case your ability to continue to receive rents from the Property or to otherwise realize the value of your investment could cease.

A Series may require additional capital and may be unable to obtain such capital on favorable terms or at all.

If funds generated from investors for a Series through the Landa Mobile App are insufficient, we may seek additional capital in the form of debt financing from other financing sources. Additional debt financing may not be available on reasonable terms, on a timely basis or at all, and if available, would result in additional payment obligations and may involve agreements that include restrictive covenants that limit a Series’ ability to take specific actions, such as incurring additional debt, making capital expenditures, creating liens or making distributions on Shares, which could adversely impact the Series’ ability to conduct its business or provide distributions on your Shares.

The Manager depends on key personnel to manage the Series, and if the Manager is unable to retain, attract and integrate qualified personnel, the Series’ ability to develop and successfully grow their businesses could be harmed.

We believe our success will depend on the efforts and talents of the executives and employees of our Manager and its affiliates. Our future success depends on our continuing ability to attract, develop, motivate, and retain highly qualified and skilled employees, including employees with sufficient experience in the real estate industry. Qualified individuals, including individuals with sufficient experience in the real estate industry, are in high demand, and we may incur significant costs to attract and retain them. In addition, the loss of any of the key employees or senior management of the Manager could have a material adverse effect on our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. Our Manager’s executive officers and other employees are at-will employees, which means they may terminate their employment relationship with the Manager at any time, and their knowledge of our business and industry would be extremely difficult to replace. The Manager may not be able to retain the services of any members of its senior management or other key employees. If the Manager fails to attract well-qualified employees or retaining and motivating existing employees, it could have a material adverse effect on our business, financial condition and results of operations.

Adverse results from litigation or governmental investigations can impact our business practices and operating results.

From time to time, we may be party to litigation, regulatory and other proceedings with governmental authorities and administrative agencies. Adverse outcomes in lawsuits or investigations could result in significant monetary damages or injunctive relief that could adversely affect our business model, results of operations and financial condition.

The SEC has a broad range of civil sanctions under federal securities law, which it may seek against corporations and individuals, including injunctive relief, monetary penalties and compliance programs. These matters require the involvement of senior management of the Manager that could impinge on the time senior management has available to devote to other matters relating to the Series.

The Manager has limited experience and track record in real estate operations.

The results of operations of each Series will depend on the Manager’s ability to operate, lease and maintain such properties profitably. The Manager has limited experience in real estate operations. If the Manager manages the Property or a Series ineffectively, the ability of such Series to generate revenue and its results of operations may be adversely affected.

The Manager’s liability is limited under the Master Agreement, and each Series has agreed to indemnify the Manager against certain liabilities. As a result, a Series may experience poor performance or losses of which the Manager would not be liable.

Pursuant to the Master Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder. The Manager maintains a contractual, as opposed to a fiduciary, relationship with the members in each Series. Under the terms of the Master Agreement, neither the Manager nor any director, officer, or employee of the Manager will be liable to the Series or any of its members for acts or omissions performed in accordance with and pursuant to the Master Agreement, except by reason of acts or omissions constituting gross negligence, willful misconduct, fraud, material misrepresentation or material violation, as determined by final adjudication. Accordingly, each Series and its members will only have recourse and be able to seek remedies against the Manager, or any director, officer, or employee of the Manager, to the extent it breaches its obligations pursuant to the Master Agreement. Furthermore, each Series has agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities. In addition, we or a Series may choose not to enforce, or to enforce less vigorously, our or its rights under the Master Agreement in order to maintain our or its ongoing relationship with the Manager.

Any adverse changes in the Manager’s financial health or our relationship with the Manager or its affiliates could hinder our operating performance and the return on your investment.

The Manager will utilize its personnel and resources to perform services on its behalf for us and for each Series. Each Series’ ability to achieve its investment objectives and to pay distributions to its investors is dependent upon the performance of the Manager and its affiliates, as well as the Manager’s real estate professionals in the management of the Series’ Property and operation of day-to-day activities of the Company and such Series. Any adverse changes in the Manager’s financial condition or a Series’ relationship with the Manager could hinder the Manager’s ability to successfully manage the Series’ operations and the Properties.

The Manager may fail to successfully operate the Properties, which could adversely affect the applicable Series and impede their growth.

The Manager’s ability to successfully develop, redevelop and/or operate and maintain the Properties may be exposed to significant risks. Series may be required to spend more than their budgeted amounts to make necessary Improvements to Properties and may not be able to obtain or maintain adequate insurance coverage for Properties. Any failure to operate acquired properties to meet our financial expectations could impede the growth or a Series and have an adverse effect on such Series, including its financial condition, results of operations, cash flow, and the market value of its interests.

The report of our independent registered public accounting firm contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

The report of our independent registered public accounting firm on our audited financial statements for the period ended June 15, 2021 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. We have not yet commenced operations and will not commence our operations until the qualification of the offering statement of which this Offering Circular forms a part. Once we commence our planned principal operations, we will incur significant additional expenses, and will be dependent on additional capital resources. These going concern opinions could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Further reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. We will incur significant additional expenses in the conduct of our business and until we can generate significant recurring revenues, we expect to satisfy our future cash needs through debt or equity financing. We cannot be certain that additional funding will be available to us on acceptable terms, if at all, and these going concern opinions could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. If funds are not available, we may be required to delay, reduce the scope of, or eliminate future business plans. This may raise substantial doubts about our ability to continue as a going concern.

The Manager may have a conflict of interest as it manages multiple Series, the Company, and one or more affiliate companies of ours that leases residential properties and has a financial interest in certain agreements of the Series, any of which could result in the Manager not acting in the best interest of a particular Series.

Since the Manager receives compensation from each Series, and is a creditor to each Series, there are potential conflicts of interest that may affect the decision-making of the Manager as it manages each Series and the Company. For example, it may be in the best interest of the Manager for its personnel to focus more time rendering services to certain Series as opposed to others. In addition, the Manager manages Landa App LLC and Landa App 3 LLC, which also lease properties in the United States, and offers membership interests in series that hold, either directly or indirectly, title to residential rental properties though the Landa Mobile App, pursuant to Regulation A. The Manager may also manage other affiliate companies in the future. Any of these conflicts of interest could result in less net rental income or a decline in the Property value of the Series in which you invest. In addition, each Series expects to enter into similar agreements, none of which are expected to be negotiated at arm’s length, and accordingly, such terms may be less favorable than if the Series received a loan or management services from a non-affiliate.

In addition, since many of the Properties to be owned by the Series are located in nearby neighborhoods, if the Manager receives an interested tenant or purchaser of a property in a given neighborhood, the Manager may direct the interested individual to a Property owned by a Series that is not the Series in which you invested.

One or more Series may have conflicts of interest with the Manager and other affiliates, which could result in investment decisions that are not in your best interest.

There are numerous potential conflicts of interest between the interests of the Series and the interests of the Manager and its other affiliates, including conflicts arising out of the allocation of personnel, capital and time to devote to the activities of a specific Series.

Examples of these potential conflicts of interest include:

●	Competition for the time and services of Manager personnel that work for one or more Series;

●	The Manager has considerable discretion with respect to the terms and timing of maintenance, leasing and liquidity transactions;

●	The possibility that the competing demands for the time of the Manager, its affiliates and our officers may result in them spending insufficient time on the Property, which may result in the Property missing rental opportunities or maintenance requirements, which could reduce the profitability of the Property and the value of your investment; and

●	The Manager and/or its affiliates may lend money to the Company or any Series to cover Operating Expenses (as defined below) and any shortfalls in the event we do not raise enough money.

Any of these and other conflicts of interest between the Series and the Manager could have a material adverse effect on the returns on your investments.

RISKS RELATED TO COMPLIANCE AND REGULATION

New and existing regulations could harm our business.

We are subject to the same laws as other companies conducting business on and off the Internet. Today, there are still relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws relating to the Internet are being debated at all levels of government. In addition, it is not clear how existing laws apply to online businesses, and regulatory agencies or courts may claim or hold that we or the users of the Landa Mobile App are subject to licensure or that we are prohibited from conducting our business.

Our business could be negatively affected by the application of existing laws and regulations or the enactment of new laws or regulations applicable to our business. The cost to comply with such laws or regulations could be significant and would increase a Series’ Operating Expenses (as defined below), which could negatively impact the amount distributable to you. Regulatory and licensure claims could result in costly litigation or could require us to change the way we do business in ways that increase costs and reduce revenues. We could also be subject to fines or other penalties, and any of these outcomes could harm our business. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of raising capital, which would adversely affect the viability of the Landa Mobile App.

In addition, because the Landa Mobile App is viewable worldwide, although use of the Landa Mobile App by anyone outside of the United States is prohibited by our terms of use, foreign jurisdictions may claim that we are required to comply with their laws. Compliance may be more costly or may require us to change our business practices or restrict our service offerings relative to those in the United States. In addition, we may be subject to overlapping legal or regulatory regimes that impose conflicting requirements on us. Our failure to comply with foreign laws could subject us to penalties ranging from criminal prosecution to bans on our services.

We are offering the Shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make the Shares less attractive to investors as compared to a registered offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in the Shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regard to how the SEC or the individual state securities regulators or any other applicable regulatory body will regulate both the offer and sale of our securities, as well as any ongoing compliance to which the Series may be subject. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduce the attractiveness of the Shares, we may be unable to raise the funds necessary for one or more of the Series to commence operations, or to acquire and manage one or more of the Properties.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal control over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Our independent auditors identified a material weakness in our internal control over financial reporting, which, if not remedied, could have a significant adverse effect on our ability to report our financial results accurately and timely in the future.

Our independent auditors identified a material weakness in our internal controls in connection with the preparation of our financial statements, which management is taking steps to remediate. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Material Weakness in Internal Controls” for more information. There can be no assurance that any measures taken will remediate the identified material weakness, nor can there be any assurance as to how quickly management will be able to remediate the weakness. Failure to achieve and maintain an effective internal control environment could prevent us from providing reliable and accurate financial information and forecasts or from avoiding or detecting fraud.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we do not have a board of directors, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to holders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

If our series limited liability company structure is not respected, then investors may have to share any liabilities of our Company with all investors and not just those who hold the same Series as them.

The Company is structured as a Delaware series limited liability company that forms separate Series and issues membership interests in such Series. Each Series will merely be a separate series and not a separate legal entity. Under Section 18-215 of the LLC Act, if certain conditions are met, the liability of investors holding interests in one Series is segregated from the liability of investors holding interests in another series and the assets of one Series are not available to satisfy the liabilities of other series. Although this limitation of liability is recognized by the courts of Delaware, the series limited liability structure is not recognized in certain states, including states in which some of the Properties are located, and there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware law, and in the past certain jurisdictions have not honored such interpretation. For example, the State of Georgia, where a number of the Properties are located, does not permit the formation of a series limited liability structure and we cannot make any assurances that our series limited liability company structure will be respected in that state, or any other state that does not permit and/or recognize the Delaware series limited liability structure. If our series limited liability company structure is not respected, then investors in a Series may have to share any liabilities of our Company with all investors and not just those who hold the same Shares of such Series as them. Furthermore, while we intend to maintain separate and distinct records for each Series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215 of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series. The consequence of this is that the Series may have to bear higher than anticipated expenses which would adversely affect the value of the Shares or the likelihood of any distributions being made by a particular Series to its investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215 in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other series or the liabilities of the Company generally where the assets of such other Series or of the Company generally are insufficient to meet our liability.

Some of the Series we formed were initially formed as registered series under Section 18-218 of the LLC Act and subsequently converted to protected series under Section 18-215 of the LLC Act. Although this conversion is allowed under Delaware law and maintains the separate legal entity status of each Series, there can be no guarantee that even if the registered series were or would have been upheld as separate legal entities, the Series’ status as separate legal entities will be upheld after their conversion to protected series.

We may incur significant costs complying with the Americans with Disabilities Act of 1990 (“ADA”) and similar laws, which could adversely affect us, including our future results of operations and cash flows.

Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. We have not conducted a recent audit or investigation of all of the Properties underlying the Series to determine our compliance with these or other federal, state or local laws. If one or more of our Properties are not in compliance with such laws, then we could be required to incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants and could require a Series to make significant unanticipated capital expenditures. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows and a Series’ ability to pay any monthly distributions on its Shares.

RISKS RELATED TO THE LANDA MOBILE APP

Our ability to implement our investment strategy depends, in part, upon our ability to successfully conduct Offerings through the Landa Mobile App, which makes an investment in a Series more speculative.

We will conduct Offerings solely through the Landa Mobile App. The success of each Offering, and our ability to implement our business strategy, depends upon our ability to sell Shares to investors through the Landa Mobile App. If we are not successful in selling Shares through the Landa Mobile App, the ability of a Series to raise proceeds through an Offering will be limited and it may not have adequate capital to implement its investment strategy.

Our business and the business of each Series could be harmed if we are unable to maintain and grow the Landa Mobile App.

Our success and the success of each Series depends on our investors’ confidence in our ability to provide reliable, secure, real-time access to the Landa Mobile App. If the functionality of the Landa Mobile App is not reliable, or otherwise fails to perform, we could experience disruptions in service, slow delivery times, and insufficient capacity. These consequences could result in our investors deciding to stop using or to reduce their use of the Landa Mobile App, either of which would have a material adverse effect on our business, financial condition, and results of operations.

We rely on the Manager’s ability to continually improve and upgrade the Landa Mobile App to accommodate increases in investment volumes, irregular or heavy use of the Landa Mobile App, especially during peak times, regulatory changes, and the development of new and enhanced features to the Landa Mobile App, functionalities and ancillary solutions. The maintenance and expansion of the Landa Mobile App requires, and will continue to require, substantial financial, operational, and technical resources. As our operations grow in both size and scope, these resources will typically need to be committed well in advance of any potential increase in our revenues. We cannot assure you that we will always be able to maintain the Landa Mobile App without failure or degradation of performance, especially during periods of abnormally high volumes. If the Manager does not successfully adapt our existing Platform to the requirements of our investors or to emerging industry standards, our business, financial condition, and results of operations could be materially adversely affected.

The occurrence of a cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

The Landa Mobile App processes certain confidential information provided by our investors and tenants in the Properties underlying each Series. While we intend to take commercially reasonable measures to protect our investors’ confidential information and maintain appropriate cybersecurity, the security measures of the Landa Mobile App, our company’s information technology systems or those of the Manager or our service providers (including the Broker Dealer, the Custodian and North Capital) could be breached. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. Any accidental or willful breach or other unauthorized access could cause such information to be stolen and used for criminal purposes, in which case our investors and/or tenants would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors to lose confidence in the effectiveness of our data security measures. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident, including operational interruption, damage to our relationship with our tenants, and private data exposure, any of which could negatively impact our reputation and financial results.

Any significant disruption in service on the Landa Mobile App or in its computer systems could reduce the attractiveness of the Landa Mobile App and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the Landa Mobile App’s ability to perform its functions would be adversely affected. Landa Mobile App’s hosting services infrastructure is provided by a third-party hosting provider (the “Hosting Provider”). We also maintain a backup system at a separate location that is owned and operated by a third party. Our operations depend on the Hosting Provider’s ability to protect its and our affiliate’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. Any interruptions or delays in our service through the Landa Mobile App could materially affect our ability to perform any services for corresponding real estate investments or maintain accurate accounts, our relationships with users of the Landa Mobile App and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. We currently do not have a disaster recovery plan in place. Further, the Landa Mobile App has not been tested under actual disaster conditions, and we may not be able to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. These factors could prevent us from processing or posting payments on the corresponding investments, damage our brand and reputation, divert our Manager’s attention and cause users to abandon the Landa Mobile App.

We rely on third-party banks and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding equity investments may be adversely affected.

We and the Landa Mobile App rely on third-party and FDIC-insured depository institutions to process our transactions, including payments of corresponding equity investments, processing of subscriptions under each offering and distributions to our investors. Under the Automated Clearing House (ACH) rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments. The Landa Mobile App also relies on computer hardware purchased and software licensed from third parties. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services.” This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all. If the Manager cannot continue to obtain such services for the Landa Mobile App elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will be materially affected and your ability to receive distributions will be delayed or impaired.

If there are design defects, errors, failures or delays in the Landa Mobile App, our business could suffer serious harm.

Despite testing, the Landa Mobile App may contain design defects and errors, including when new updates or enhancements are released. Such errors or defects may cause the Landa Mobile App to operate incorrectly or less effectively. When problems occur, it might be difficult to identify the source of the problem. In addition, we could experience delays while developing and introducing new or enhanced features to the Landa Mobile App, primarily due to difficulties in technology development, obtaining any applicable regulatory approval, licensing data inputs, or adapting to new operating environments.

If design defects, errors or failures are discovered in the Landa Mobile App, we may not be able to correct or work around them in a cost-effective or timely manner or at all. The existence of design defects, errors, failures or delays that are significant, or are perceived to be significant, could also result in rejection or delay in market acceptance of the Landa Mobile App, damage to our reputation, loss of investors and related revenues, diversion of resources, product liability claims, regulatory actions or increases in costs, any of which could materially adversely affect our business, financial condition or results of operations.

USE OF PROCEEDS

The tables included below set forth each Series’ estimated use of proceeds for its respective Offering, assuming the Series raises the Maximum Offering Amount for its Offering.

The Offerings are being conducted on a “best efforts” basis with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Series’ Shares. The amount disclosed in each of the tables below are the Maximum Offering Amounts for the applicable Series. The actual proceeds raised in the respective Offerings may be lower, in which case the proceeds available to pay down the applicable Acquisition Note would also be lower and may result in lower distributions paid to holders.

Initially, each Series issues an Acquisition Note to the Manager to finance one hundred (100%) of the costs associated with the expected acquisition of its Property from Landa Properties. Each Acquisition Note represents a related-party loan between each respective Series and the Manager. The Acquisition Notes issued by each Series bears an interest rate of up to four and a half percent (4.5%) per annum, provided, however, that interest will not accrue on the Acquisition Notes issued by such Series, and no payment of amounts outstanding under such Acquisition Notes will be due, prior to the transfer to the applicable Series of title to its Property, and if such title transfer does not occur prior to the maturity of such Acquisition Note, such Acquisition Note will terminate with no obligation for the Series to make any payment thereunder.

Each Prior Series has paid down or otherwise discharged, all or a portion of the outstanding balance of its Acquisition Note with the proceeds received from the Refinance Note. For more information on the principal amounts and terms of each Acquisition Note and the principal amounts and terms of each Refinance Note, see “Description of the Properties — Loans.”

The Offerings are being conducted on a “best efforts” basis with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Series’ Shares. The amount disclosed in each of the tables below are the Maximum Offering Amounts for the applicable Series. The amounts set forth in the table below are rounded to the nearest dollar.

The actual proceeds raised in the respective Offerings may be lower, in which case the proceeds available to pay down the applicable Acquisition Note would also be lower and may result in lower distributions paid to holders.

Open Series

The amount reflected in the Acquisition Note reflects the total cost to acquire the Property underlying the applicable Series, including Improvement Costs, applicable fees, expenses and Reserves.

Each Series issued an Acquisition Note to the Manager to acquire its Property from Landa Properties and refinanced all or a portion of the Acquisition Note with a Refinance Note.

The Payments on Acquisition Note from Offering Proceeds reflects the estimated net proceeds from the Offering of the applicable Series, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay a portion of the outstanding balance under the Acquisition Note.

	Landa Series 153 Spring Valley Circle	Landa Series 137 Spring Valley Circle
Purchase Cost of the Property (1)	$176,343	$170,302
Improvement Costs (2)	9,650	2,447
Acquisition Fee (3)	11,160	-
Property Diligence Expenses (4)	685	685
Reserves (5)	3,720	3,519
Total Amount of Acquisition Note	201,557	176,953
Less:
Refinance Note (6)	116,250	108,750
Payments on Acquisition Note from Offering Proceeds:	$85,307	$68,203

(1)	This purchase price reflects the same price that Landa Properties paid to acquire the Property.

(2)	Reflects the amount this Series incurred in connection with Improvements to this Property.

(3)	●	Acquisition Fee for Landa Series 153 Spring Valley Circle is equal to six percent (6%) of the purchase price and Improvement Costs of the Property (rounded to the nearest dollar).

	●	The Manager will not earn an Acquisition Fee for the Property underlying Landa Series 137 Spring Valley Circle.

(4)	Amount for Property Diligence Expense. See “Plan of Distribution – Fees and Expenses – Property Diligence Expenses.”

(5)	Each Series will allocate a certain percentage of the purchase cost of the Property and other cash adjustments for Reserves See “Plan of Distribution – Fees and Expenses – Reserves.”

(6)	●	Landa Series 153 Spring Valley Circle refinanced approximately 62.50% of the purchase price of the Property pursuant to its Refinance Note.

	●	Landa Series 137 Spring Valley Circle refinanced approximately 69.48% of the purchase price of the Property pursuant to its Refinance Note.

For more information see “Description of the Properties – Loans.”

New Series

Each New Series issued an Acquisition Note to the Manager to acquire its Property from Landa Properties. The amount reflected in the Acquisition Note reflects the total cost to acquire the Property underlying the applicable Series, including Improvement Costs, if applicable, fees, expenses and Reserves.

The Expected Payments on Acquisition Note from Offering Proceeds reflects the estimated net proceeds from the Offering of the applicable Series, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay a portion of the outstanding balance under the Acquisition Note. The remaining balance of the Acquisition Note is expected to be refinanced with a Refinance Note.

Landa Series 4126 Oriely Drive W
Purchase Price of the Property (1)	$223,513
Improvement Costs (2)	8,722
Acquisition Fee (3)	13,909
Property Diligence Expenses (4)	685
Cash Reserve (5)	4,636
Total Amount of Acquisition Note	251,465
Less
Refinance Note (6)	131,950
Expected Payments on Acquisition Note from Offering Proceeds:	$119,515

Landa Series 235 Celery Avenue N
Purchase Price of the Property (1)	$222,626
Improvement Costs (2)	36,683
Acquisition Fee (3)	15,454
Property Diligence Expenses (4)	685
Reserves (5)	5,151
Total Amount of Acquisition Note	280,599
Less
Refinance Note (6)	159,250
Expected Payments on Acquisition Note from Offering Proceeds:	$121,349

	Landa Series 580 Dorothy Street	Landa Series 28 E Hammon Drive	Landa Series 6716 Mopsy Lane	Landa Series 1434 Shirley Drive
Purchase Price of the Property (1)	$173,266	$208,516	$188,886	$182,336
Improvement Costs (2)	49,568	42,201	30,278	65,835
Acquisition Fee (3)	13,228	14,922	13,063	14,702
Property Diligence Expenses (4)	780	780	780	780
Reserves (5)	4,409	4,974	4,354	4,901
Total Amount of Acquisition Note	241,252	271,393	237,362	268,554
Less
Refinance Note (6)	109,200	154,700	130,000	129,350
Expected Payments on Acquisition Note from Offering Proceeds:	$132,052	$116,693	$107,362	$139,204

	Landa Series 8990 Doris Lane	Landa Series 1096 Vincent Drive	Landa Series 301 Woodstream Drive	Landa Series 1120 9th Court
Purchase Price of the Property (1)	$92,429	$264,068	$218,707	$126,861
Improvement Costs (2)	33,620	27,304	49,665	46,200
Acquisition Fee (3)	7,467	17,404	15,960	10,252
Property Diligence Expenses (4)	780	780	780	780
Reserves (5)	2,489	5,801	5,320	3,417
Total Amount of Acquisition Note	136,785	315,357	290,432	187,510
Less
Refinance Note (6)	97,500	178,750	162,500	106,600
Expected Payments on Acquisition Note from Offering Proceeds:	$39,285	$136,607	$127,932	$80,910

	Landa Series 808 Home Trail	Landa Series 179 Poplar Springs Drive	Landa Series 4464 Willow Street	Landa Series 7817 3rd Street South	Landa Series 1713 Alfen Street	Landa Series 1744 Mountain Drive
Purchase Price of the Property (1)	$257,569	$124,730	$202,602	$103,988	$148,090	$133,277
Improvement Costs (2)	40,425	40,425	22,523	21,275	19,982	40,979
Acquisition Fee (3)	17,764	9,794	13,443	7,455	10,027	10,338
Property Diligence Expenses (4)	780	780	780	780	780	780
Reserves (5)	5,921	3,265	4,481	2,485	3,342	3,446
Total Amount of Acquisition Note	322,459	178,993	243,829	135,983	182,221	188,821
Less
Refinance Note (6)	166,400	107,396	146,297	81,590	105,300	113,293
Expected Payments on Acquisition Note from Offering Proceeds:	$156,059	$71,597	$97,532	$54,393	$76,921	$75,528

	Landa Series 6820 66th Street South	Landa Series 650 Willow Bend Lane	Landa Series 113 Hughes Avenue	Landa Series 5844 Willow Crest Drive	Landa Series 1625 W McFarland Avenue	Landa Series 913 2nd Street
Purchase Price of the Property (1)	$148,300	$137,084	$274,250	$202,536	$236,744	$124,511
Improvement Costs (2)	31,185	32,802	26,935	32,747	17,325	38,115
Acquisition Fee (3)	10,680	10,099	17,994	14,023	15,195	9,649
Property Diligence Expenses (4)	780	780	780	780	780	780
Reserves (5)	3,560	3,366	5,998	4,674	5,065	3,216
Total Amount of Acquisition Note	194,505	184,132	325,956	254,760	275,108	176,271
Less
Refinance Note (6)	116,703	96,850	175,500	152,856	152,750	84,500
Expected Payments on Acquisition Note from Offering Proceeds:	$77,802	$87,282	$150,456	$101,904	$122,358	$91,771

	Landa Series 200 15th Court Northwest	Landa Series 503 8th Street South	Landa Series 503 East Robinson Street	Landa Series 4037 Stone Drive	Landa Series 4601 Sylvaner Lane	Landa Series 8048 Old Plank Road
Purchase Price of the Property (1)	$115,076	$118,500	$135,561	$178,500	$285,015	$184,656
Improvement Costs (2)	40,425	25,410	34,650	32,340	34,650	91,928
Acquisition Fee (3)	9,215	8,562	10,114	12,558	19,081	16,332
Property Diligence Expenses (4)	780	780	780	780	780	780
Reserves (5)	3,072	2,854	3,371	4,186	6,360	5,444
Total Amount of Acquisition Note	168,567	156,106	184,476	228,364	345,886	299,140
Less
Refinance Note (6)	101,140	93,664	100,750	137,018	193,700	179,484
Expected Payments on Acquisition Note from Offering Proceeds:	$67,427	$62,442	$83,726	$91,346	$152,186	$119,656

	Landa Series 340 17th Avenue	Landa Series 2150 Tishamingo Drive	Landa Series 3029 Cedaridge Drive	Total Use of Proceeds*
Purchase Price of the Property (1)	$125,233	$132,170	$342,885	$5,959,130
Improvement Costs (2)	49,350	75,075	20,618	1,171,337
Acquisition Fee (3)	10,334	12,220	21,751	414,149
Property Diligence Expenses (4)	780	780	780	25,360
Reserves (5)	3,445	4,073	7,250	141,565
Total Amount of Acquisition Note	189,141	224,319	393,284	8,771,540
Less:
Refinance Note (6)	113,485	134,591	224,750	4,362,817
Expected Payments on Acquisition Note from Offering Proceeds:	$75,656	$89,728	$168,534	$3,348,723

*	Reflects the total use of proceeds (rounded) to be raised by the Open Series and New Series, assuming all 10,000 Shares of each of the New Series and Open Series are sold.

(1)	This purchase cost reflects the same price that Landa Properties paid to acquire the Property.

(2)	Reflects the amount Landa Holdings previously incurred in connection with Improvements to this Property, including interest expenses paid in connection with financing such Improvements.

(3)	Acquisition Fee equal to approximately six percent (6%) of the purchase cost (rounded to the nearest dollar).

(4)	Amount for Property Diligence Expense. See “Plan of Distribution – Fees and Expenses – Property Diligence Expenses.”

(5)

Each Series will allocate a certain percentage (not to exceed three percent (3%)) of the purchase cost of the Property and other cash adjustments for Reserves.

See “Plan of Distribution – Fees and Expenses – Reserves.” As of the date of this Offering Circular, this reserve amount has yet to be transferred from the Manager to the Series, but such transfer will occur before the initial Closing of sales of Shares of this Series.

(6)	This Series intends to refinance approximately 60.00% of the purchase price of its Property by refinancing the applicable Acquisition Note with the proceeds of its Series Offering and a Refinance Note. For more information see “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Loans.”

DESCRIPTION OF OUR BUSINESS

Company Overview

Landa App 2 LLC (the “Company”) was formed in 2021 as a Delaware series limited liability company to offer a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. From time to time, the Company has formed in the past and will form in the future separate series of membership interests, each of which will hold a resident rental property as its primary asset (each a “Property,” and collectively, the “Properties”).

Landa App 2 LLC was originally formed as a registered series limited liability company under Section 18-218 of the LLC Act, and converted all its existing registered series to protected series under Section 18-215 of the LLC Act in April 2022 and all subsequently-formed series have been protected series. Since each Series is separately protected under Section 18-215 of the LLC Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series as provided under the LLC Act.  We intend to treat each Series as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will be treated as a corporation for U.S. federal income tax purposes.

All Shares will initially be offered through the Landa Mobile App.

Investment Objectives

Our primary investment objectives are to:

●	realize growth in the value of our Property investments;

●	maximize net rental income; and

●	preserve, protect and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Investment Strategy

We intend to acquire residential properties on an opportunistic basis. We will focus on acquiring owner-occupied homes, which may include (i) newly constructed properties in neighborhoods with growing rental demand, strong rental history and in geographic regions which provide steady real estate asset growth and (ii) properties that may need improvements or renovations. We do not intend to acquire properties that were previously operated as rental income properties. Our expected target markets are neighborhoods surrounding metropolitan statistical areas of at least one million (1,000,000) residents, with historical capitalization rates we estimate range from approximately four percent (4%) to seven percent (7%) for residential properties. In addition, we expect to target cities with growing populations or cities that show strong rental demand.

In addition to the Acquisition Notes and Refinance Notes described in this Offering Circular, each Series may seek additional capital in the form of debt financing from other financing sources to satisfy any additional cash requirements, including a related-party loan between each Series and the Manager.

Governmental Regulation

Each Series’ respective business practices and Properties are subject to regulation by numerous federal, state and local authorities. See “Regulations” for a discussion of applicable governmental regulations.

Industry

Residential Housing

Residential housing is the largest real estate asset class in the United States, with approximately 140 million total housing units and a total value of more than $43.4 trillion according to Zillow.com. The single-family rental market has grown in recent years as homeownership rate has declined following the global financial crisis. We believe this decline in homeownership is due to a number of factors. First, mortgage financing for the consumer is now harder to obtain due to conservative mortgage underwriting standards which arose after the global financial crisis and the Covid-19 pandemic. Many Americans have limited credit and do not have the liquidity required to put a down payment on a home. Second, we believe that the U.S. is undergoing a demographic shift away from the desire to own a home and that Americans are looking for more flexibility and mobility in their housing. Finally, over the recent years, home prices have increased faster than wage growth which has created an affordability problem for potential homeowners. We believe these factors have shifted the landscape in the U.S. housing market over the recent years and have contributed to the rise in the demand for rental housing.

We believe that the increased demand for rental housing has created the institutionalization of single-family investment ownership. Prior to 2012, the single-family rental sector primarily consisted of smaller, non-institutional owners and managers, however, larger institutional investors have emerged in recent years. Despite this growth, it is estimated that institutional owners only represent approximately 375,000 units or 2.5% of all single-family rental units in the United States, according to Institutional Real Estate, Inc. The expansion of institutional owners into this asset class has led to management efficiency and technology development in the industry which has improved the cost to manage a rental home. Operating metrics for institutionally managed single-family rentals are now comparable to traditional multi-family properties as single-family rental properties exhibit similar occupancy levels to multi-family properties with lower turnover rates. In addition, according to the National Association of Realtors, the single-family housing market is the most liquid real estate asset class in the United States, with an average of 5.2 million sales of existing homes per year from 2005 to 2021.

Supply: Historically Low and Favorable Conditions Are Expected to Continue

The housing market in the United States has not kept pace with population growth and household formation resulting in a shortage in supply. We believe that this supply imbalance has led to higher demand for housing across the country which ultimately affects housing prices. Due to this shortage of housing, the median home prices have increased much faster than what the consumer can afford creating an affordability problem for many Americans, exemplified in the home price to income ratio. In 1995, the home price to income ratio was 4.24, meaning the median cost of a single-family home in the U.S. was 4.24x the average median income. As of December 31, 2021, the home price to income ratio was 7.58, according to the Federal Reserve Bank of St. Louis. We believe that the “American Dream” of owning is starting to fade from the psychology of the U.S. consumer due to the hurdles associated with purchasing a home and the limited affordable supply available. This is exemplified by changes in the homeownership over the past 15 years where the homeownership rate across the country decreased in 90% of U.S. metropolitan areas. As of the end of 2021, the homeownership rate was 65% compared to 69% at its all-time high in 2004, according to a report by the U.S. Census Bureau.

We believe that the single-family and duplex rental industry is well-positioned to provide Americans, who prefer the lifestyle associated with being in a single-family home or duplex, an affordable housing solution.

Demand: Demographic Shifts and Professionally Managed Services

As the hurdles of homeownership continue to grow for the average American, we believe that the demand for rental housing increases. This shift in demand for rental housing is one of the financial components driven by affordability, however, there is also a demographic shift in the perspective of housing. Delayed household formation, desired mobility, and the illiquidity associated with owning a home are large contributors to the increasing demand for rental housing in the U.S., specifically in the “millennial” population. Millennials, while potentially experiencing higher wage growth compared to previous generations, are also plagued with student debt.  According to the Department of Education, as of December 2021, borrowers between ages 24-35 have an average outstanding loan balance of $33,600. This amounts to roughly 8% of the $408,100 median home price in the U.S. Said differently, many millennials have outstanding debt instead of liquidity that could be utilized for a down payment of a home. Millennials are also forming households much later than previous generations, meaning marriage and children are coming later in life. Typically, as these life events happen, the demand for more square footage and transition from apartment living to a single-family household occurs. We believe that the combination of student debt and the delay in household formation amongst the millennial population have contributed to the demand for single-family rental housing.

Recently, the US experienced the fastest increase in prices since 1981, leading to inflation exceeding nine percent (9%) in June 2022 according to the U.S. Bureau of Labor Statistics. In response, the Federal Reserve raised interest rates by the largest amount since 1994, ending a near four-decade trend of falling, near-zero interest rates. This shift in interest rates drove mortgage rates to their highest levels in nearly 14 years. We believe that the net result of these increases in interest rates further deter home purchase activity generally, but particularly among millennials who are more likely to require debt, which ultimately may lead to an increase in demand for rentals.

Rising inflation may adversely affect a Series by increasing costs of goods, materials, labor, and fuel, which may increase such Series’ operating expenses. In addition, higher interest rates, may make it difficult or expensive for a Series to refinance any outstanding indebtedness, including the Acquisition Notes, with a new mortgage or other debt financing. As of the date of this Offering Circular, neither the Company nor any of the Series has been materially impacted by inflationary pressures or rising interest rates. The Manager will continue to monitor and assess economic conditions, and intends to take reasonable steps to mitigate any impact on a Series and/or its underlying Property, or the Company in general.

In addition to these structural hurdles that millennials face with respect to homeownership, we believe that there are psychological and geographic factors that play a part in the demand for rental housing. Psychologically, many millennials do not place as high of a value on homeownership as compared to previous generations. The purchase of a house is typically the largest investment that occurs in an individual’s lifetime and millennials are the generation that witnessed this class of investment depreciate during the financial recession. In addition, many millennials have more mobility due to remote working and improved technology. As commerce, industry and technology improve, fewer Americans will be required to be in an office which may lead to an increase in moving– especially in light of the recent move by many businesses to institute “work from home” policies as a result of the outbreak of COVID-19. The flexibility of being on an annual lease compared to owning a home allows for this optionality and thus, aids to drive demand for single family rentals.

Lastly, we believe demand for single-family rentals will increase as the sophistication of the companies offering housing solutions improves. As of December 2021, single-family rental homes are not uncommon as there are roughly 17.5 million single-family rental homes across the U.S. and the industry has rapidly evolved since the 2008 recession. Since the recession, there has been an influx of institutional capital into the single-family rental space which has changed the general landscape of rental housing. As of December 2021, these institutions only account for less than 3% of the single-family rental industry, according to MetLife Investment Management.  We believe they have played a significant role in changing the product. Institutional ownership of single-family rental homes has provided services, technology and convenience to those looking to rent a single-family home and these institutions have been well-positioned to experience the demographic shift away from homeownership. We believe that the institutionalization of the single-family rental industry provides professional management services that make the renting process even easier for many Americans.

We believe that these drivers have impacted the single-family rental industry positively already. Single-family rental demand has increased by 31% in the past 10 years according to the Census American Community Survey, compared to 14% for multifamily properties. Additionally, single-family properties have outperformed multifamily properties with respect to rent growth, vacancies, and rent payment delinquencies. As consumer preferences related to housing evolve, we expect that the demand for single-family rental housing will increase and outpace other housing sectors.

Our Manager

Services Provided

Each Series intends to enter into a Management Agreement with Landa Holdings prior to such Series’ initial Closing. Pursuant to the Management Agreement, the Manager will, among other things, provide certain property management, consulting, Landa Mobile App hosting and support and legal and accounting services to each Series, as well as provide each Series with a management team and the appropriate support personnel to meet our operational needs. Under the Management Agreement, the Manager’s services include, but are not limited to, identifying properties for potential acquisition, conducting any required due diligence with respect to each property, obtaining property appraisals, coordinating inspections and financing (if needed), negotiating the purchase of the properties, arranging for rental of any properties, undertaking, and providing customized advisory services. In addition, under the terms of the Landa Mobile App License Agreement, each Series was granted a license to use the Landa Mobile App by the Manager.

While we expect each Series to hold its Property indefinitely, our Manager may also coordinate the disposition of a Property, pursuant to the Master Agreement.

Manager Compensation

The Manager will receive fees and expense reimbursements pursuant to the Management Agreement for certain services to the Series and the Properties underlying each Series, as set forth in the table below. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Shares.

Form of Compensation and Recipient	Determination of Amount

Acquisition Stage

Acquisition Fee—Manager	In connection with the acquisition or expected acquisition of its Property from Landa Properties, each Series issued an Acquisition Note to the Manager, which included payment to the Manager of an acquisition fee calculated based on a percentage of the purchase cost of the Property. Please see the section entitled “Use of Proceeds” in this Offering Circular for the actual amount of each Acquisition Fee payable by a Series.

Reimbursement of Property Diligence —Manager	In connection with the acquisition or expected acquisition of its Property from Landa Properties, each Series issued an Acquisition Note to the Manager, which included reimbursement to the Manager of actual expenses incurred in connection with the evaluation, discovery, and investigation of the Property.

Operational Stage

Monthly Management Fee—Manager	Each Series will pay the Manager a Monthly Management Fee, which may range from five percent (5%) to ten percent (10%) of the Gross Monthly Rent for each Property. See the section entitled “Description of the Properties” in this Offering Circular and the applicable Management Agreement, for additional information regarding the current or expected Monthly Management Fee payable to the Manager.

Special Servicing of Non-Performing Properties & Liquidation—Manager	Each Series will reimburse the Manager for any out-of-pocket expenses in connection with the special servicing of non-performing Properties and the liquidation of Properties.

Loans for Operations—Manager or its Affiliates	The Manager or its affiliates may provide loans to the Series following its offering, which will be used, among other things, to refinance any borrowings relating to its Property or, in the event a Series incurs a significant unforeseeable expense or vacancy, to be used by such Series to cover its debt obligations or other liabilities. In the case that the Manager provides a loan to a Series (other than the Acquisition Note), the Series will be obligated to pay interest no greater than seven percent (7%) on that loan at a rate to be determined solely by the Manager.

ACH Transfer Fees	Investors can select between same-day ACH or standard ACH transfer timing. If an investor chooses standard ACH transfer timing (3-5 business days), the Manager pays all ACH fees on behalf of investors. If an investor chooses same-day ACH, the Manager may charge a fee of up to $1.99 for such ACH Transfers.

Investment Decisions and Asset Management

Within our investment policies and objectives, the Manager will have discretion with respect to the selection of specific investments and the purchase and sale of the Properties. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective property management and timely disposition of such Properties. As such, the Manager will employ a disciplined investment approach that utilizes its experience with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active management of each Property acquired.

To execute our disciplined investment approach, the Manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – The Manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – The Manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management will be a fundamental principle in the management of each of the Properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. The Manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Property Management – Prior to the purchase of a Property, the Manager will develop an asset business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The Manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Property

Our investment in real estate generally takes the form of holding fee simple title to the Properties.

Our obligation to purchase any Property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate;

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Manager;

●	auditable financial statements covering recent operations of Properties having operating histories;

●	title and liability insurance policies; and

●	any other documents or materials required in order to evaluate an investment in a property.

In purchasing, leasing and improving or developing Properties, we will be subject to risks generally incident to the ownership of real estate.

Investment Process

The Manager has the authority to make all the decisions regarding the Series’ investments consistent with the investment objectives and leverage policies approved by the Manager and subject to the limitations in the Master Agreement and the Series Designation for such Series.

The Manager will focus on the sourcing, acquisition and management of residential properties. The Manager will source investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments, the Manager will utilize its investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that the Manager will consider when evaluating prospective opportunities include:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the Properties;

●	the cash flow in place and projected to be in place over the expected holding period of the Properties;

●	the appropriateness of estimated costs and timing associated with capital improvements of the Properties;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the Properties;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

The Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Disposition Policies

We intend to hold and manage the Properties underlying each Series for an indefinite period of time.  If the Manager, acting in its sole discretion, decides to sell a particular property, it will seek to achieve a selling price that maximizes the distributions to investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Pursuant to the Master Agreement, the Manager may determine that it is in the best interests of members to dispose of a Property.  The determination of when a particular Property should be sold or otherwise disposed of will be made by the Manager, acting in its sole discretion, after consideration of relevant factors, including, but not limited to, prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, how any existing lease agreements on a Property may impact the potential sales price, and any other factors that the Manager may deem relevant.

Following the sale of a Property, the Manager will distribute the proceeds of such sale pro-rata to the holders of the Shares of a Series (after payment of any accrued liabilities or debt on the Property or of the Series at that time).

Operating Expenses

Each Series will be responsible for certain expenses related to such Series or the Property held by such Series (hereinafter “Operating Expenses”), including, but not limited to:

●	interest expense under the applicable Acquisition Note and Refinance Note, and/or any other debt obligations;

●	any and all fees, costs and expenses incurred in connection with the management of a Property, including Monthly Management Fees, Home Ownership Association fees, taxes, marketing fees, security and maintenance fees;

●	any and all insurance premiums or expenses, including property insurance in connection with the Series’ Property;

●	any withholding or transfer taxes imposed on the Company or a Series as a result of its or their earnings, investments or withdrawals in connection with the Property;

●	any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements in connection with the Property;

●	any legal fees and costs (including settlement costs) arising in connection with any disputes with tenants, litigation or regulatory investigation instituted against the Series or a Manager in connection with the affairs of the Series;

●	any fees, costs and expenses of engaging a third-party registrar and transfer agent appointed by the Manager in connection with a Series;

●	any indemnification payments to be made pursuant to the obligations of the Master Agreement;

●	the fees and expenses of the Company’s or a Series’ counsel in connection with advice directly relating to the Series’ legal affairs;

●	the costs of any other outside appraisers, inspectors, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager will bear its own expenses of an ordinary nature, including, all administrative, operating and personnel costs and expenses, taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a Series and cannot be covered by any Reserves of such Series, the Manager may (a) pay such Operating Expenses and seek reimbursement and/or (b) loan the amount of the Operating Expenses to the applicable Series and be entitled to reimbursement of such amount from future revenues generated by such Series. In the case that the Manager provides a loan to a Series (other than the Acquisition Note), the Series will be obligated to pay interest no greater than seven percent (7%) on that loan at a rate to be determined solely by the Manager. See “Description of Our Business—Our Manager — Manager Compensation.”

Further, if the Operating Expenses exceed the amount of revenues generated from a Series and cannot be covered by any Reserves of such Series, then you may be unable to receive distributions until the Series can generate revenue.

The Landa Mobile App

The Manager owns and operates the Landa Mobile App, a mobile app-based investment platform. Through the Landa Mobile App, investors can:

●	Browse Series’ Offerings and obtain information about a Series and/or Property, including location, property type and projected rental income;

●	Analyze Properties by reviewing neighborhood statistics and comparable properties in the relevant market;

●	Connect a bank account to the Landa Mobile App, transfer funds to their Landa Account and monitor their Landa Account balance;

●	Review the Series Materials for the applicable Series;

●	Transact entirely online, including executing digital legal documentation, funds transfer and ownership recordation; and

●	Manage and track investments through an online portfolio; and receive distributions and regular financial and tax reports.

The Landa Mobile App is available for download on iOS and Android devices.

We intend to offer and sell the Shares in our Offerings exclusively through the Landa Mobile App.

Competition

There is significant competition in the real estate industry, including numerous REITs with property acquisition objectives similar to the Series. In addition, we face competition primarily from other real estate investment platform companies such as Roofstock, Inc., Fundrise LLC, Arrived Homes, LLC and Compound Projects, LLC, as well as a range of emerging new companies providing real estate investment products and services. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Employees

Neither the Company, nor any Series, has any employees. The Company is, and each Series is currently, or is expected to be, managed by Landa Holdings. Employees of Landa Holdings will provide all operational, administrative, and managerial services to the Company and each Series.

Legal Proceedings

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

DESCRIPTION OF THE PROPERTIES

The following is a description of the Properties underlying the Series. Each of the Properties will be managed by Landa Holdings, as Manager, pursuant to a Management Agreement.

The Properties were initially acquired by Landa Properties in 2021. In connection with the acquisition of the Properties by Landa Properties, it entered into new lease agreements, or assumed existing lease agreements, with tenants of the Properties.

Each Prior Series currently holds title to its Properties. The New Series do not yet hold title to their Properties and such title is currently held by Landa Properties. We expect that Landa Properties will transfer title to the Property underlying each Series to the applicable Series prior to such Series’ initial Closing. Upon transfer of title, Landa Properties will assign the lease agreements for the Properties underlying each Series to the applicable Series. All income, taxes, and expenses will be pro-rated between Landa Properties and the applicable Series upon the closing of the transfer of title to the Property to such Series.

The information regarding the lease terms (including the information regarding the lease expiration and monthly rent) set forth below are derived from the lease agreements related to the applicable Property, each of which are attached as exhibits in Part III of the offering statement of which this Offering Circular forms a part. There can be no assurance that the Series will receive a rental payment in any given month from its tenant in such amount on a timely basis or at all. For discussion of factors that may result in the Series not receiving payments of monthly rental income, please see “Risk Factors—Risks Related to the Properties and the Series—Each Series will depend on its Property’s tenant or tenants for its revenue, and lease defaults, terminations, or other events preventing collection of rents could reduce its net income and limit its ability to make distributions to investors.”

In addition, from time to time, a Property may become vacant or a tenant occupying such Property may not renew their lease agreement or vacate the Property and terminate their lease agreement prior to the Lease Expiration Date. If a Property remains vacant following the qualification date of the offering statement of which this Offering Circular forms a part, then the underlying Series may not have sufficient funds to pay distributions. In addition, the Manager will not earn its Monthly Management Fee until the Manager enters into a new lease agreement for the Property.

In the event that we enter into a new lease agreement, we will disclose the new lease terms in a supplement to this Offering Circular, an Offering Circular supplement filed post-qualification under Rule 253(g)(2) of Regulation A, or a current report on Form 1-U, as applicable. If a Property becomes and/or remains vacant after qualification of the offering statement, all fees and expenses will be paid using the Series’ Reserves or will be paid by the Manager. Please see the section entitled “Risk Factors – We may be unable to renew lease agreements with existing tenants or enter into lease agreements with new tenants.”

The following is a description of the Properties underlying the Series being offered pursuant to this Offering Circular. The Properties will be managed by the Manager, pursuant to a Management Agreement. The information disclosed in this section is presented as of the date of this Offering Circular.

Descriptions of the Properties

The tables below set forth information about each of the Properties underlying the following Series.

Open Series

1.	Landa App 2 LLC - 153 Spring Valley Circle Stockbridge GA LLC (also referred to herein as “Landa Series 153 Spring Valley Circle”)

2.	Landa App 2 LLC - 137 Spring Valley Circle Stockbridge GA LLC (also referred to herein as “Landa Series 137 Spring Valley Circle”)

	Series	Address	Year Built	Bedrooms	Baths	Square Footage	Anticipated Future Material Improvements, Repairs or Maintenance to the Property	Monthly Management Fee*
1.	Landa Series 153 Spring Valley Circle	153 Spring Valley Cir, Stockbridge, GA 30281	1983	3	2	1,348	No(1)	8%
2.	Landa Series 137 Spring Valley Circle	137 Spring Valley Circle, Stockbridge, GA 30281	1983	3	2	1,320	No(1)	8%

*	Please see “Open Series – Monthly Management Fee” below for more information about the Monthly Management Fee for the Open Series.

(1)	The Manager does not currently anticipate any additional material Improvements, repairs or maintenance costs with respect to this Property, except for ordinary repairs required to turn over the Property for a new tenant; however, there may be material Improvements, repairs or maintenance costs in the future. Any future material Improvements, repairs or maintenance costs to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such Improvements, repairs or maintenance, the Series may seek further debt financing from a related-party loan from the Manager. For discussion of factors that may result in increased costs to the Series, please see “Risk Factors—Risks Related to the Properties and the Series—A Series may not be able to control its operating costs or its expenses may remain constant or increase, even if its revenues do not increase, causing its results of operations to be adversely affected.”

Lease Information

Please see the Master Series Table for information regarding the lease expiration and monthly rent for the Properties. The foregoing is a summary and does not purport to be a complete description of the terms of the applicable lease agreement, copies of which are included as exhibits to the Offering Statement of which this Offering Circular is a part.

Taxes and Insurance

Please see the Master Series Table for information regarding taxes and insurance for the Properties.

Refinance Note

Please see the section titled “—Loans” for information regarding the Refinance Note for each Series.

Each New Series intends to refinance approximately 60.00% of the purchase price of its Property by refinancing the applicable Acquisition Note with the proceeds of its Series Offering and a Refinance Note. However, the Manager has not yet entered into a commitment for such loan and, therefore, the exact amount and terms of the Refinance Note are, as of the date of this Offering Circular, subject to further negotiation with the Refinance Lender. For example, the Company expects to receive a new appraisal for each Property prior to the commencement of each New Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that the Refinance Lender is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering.

Monthly Management Fee

The Monthly Management Fee may be changed at any time, in the sole discretion of the Manager, but at no time, will it exceed ten percent (10%) of the Gross Monthly Rent.

Allocation to Reserve

We expect each Series will contribute monthly to its Reserve by allocating up to fifteen percent (15%) of its Gross Monthly Rent to the Reserve, such allocation beginning after the commencement of such Series’ Offering.

New Series

1.	Landa App 2 LLC - 4126 Oriely Drive W Jacksonville FL LLC (also referred to herein as “Landa Series 4126 Oriely Drive W”)

2.	Landa App 2 LLC - 235 Celery Avenue N Jacksonville FL LLC (also referred to herein as “Landa Series 235 Celery Avenue”)

3.	Landa App 2 LLC - 580 Dorothy Street Bartow FL LLC (also referred to herein as “Landa Series 580 Dorothy Street”)

4.	Landa App 2 LLC - 28 E Hammon Drive Apopka FL LLC (also referred to herein as “Landa Series 28 E Hammon Drive”)

5.	Landa App 2 LLC - 6716 Mopsy Lane Jacksonville FL LLC (also referred to herein as “Landa Series 6716 Mopsy Lane”)

6.	Landa App 2 LLC - 1434 Shirley Drive Lakeland FL LLC (also referred to herein as “Landa Series 1434 Shirley Drive”)

7.	Landa App 2 LLC - 8990 Doris Lane Jacksonville FL LLC (also referred to herein as “Landa Series 8990 Doris Lane)

8.	Landa App 2 LLC - 1096 Vincent Drive Mount Dora FL LLC (also referred to herein as “Landa Series 1096 Vincent Drive”)

9.	Landa App 2 LLC - 301 Woodstream Drive Gastonia NC LLC (also referred to herein as “Landa Series 301 Woodstream Drive”)

10.	Landa App 2 LLC - 1120 9th Court Pleasant Grove AL LLC (also referred to herein as “Landa Series 1120 9th Court”)

11.	Landa App 2 LLC - 808 Home Trail Gastonia NC LLC (also referred to herein as “Landa Series 808 Home Trail”)

12.	Landa App 2 LLC - 179 Poplar Springs Drive Mulga AL LLC (also referred to herein as “Landa Series 179 Poplar Springs Drive”)

13.	Landa App 2 LLC - 4464 Willow Street Gardendale AL LLC (also referred to herein as “Landa Series 4464 Willow Street”)

14.	Landa App 2 LLC - 7817 3rd Street South Birmingham AL LLC (also referred to herein as “Landa Series 7817 3rd Street South”)

15.	Landa App 2 LLC 1713 Alfen Street Jacksonville FL LLC (also referred to herein as “Landa Series 1713 Alfen Street”)

16.	Landa App 2 LLC - 1744 Mountain Drive Tarrant AL LLC (also referred to herein as “Landa Series 1744 Mountain Drive”)

17.	Landa App 2 LLC - 6820 66th Street Birmingham AL LLC (also referred to herein as “Landa Series 6820 66th Street South”)

18.	Landa App 2 LLC - 650 Willow Bend Lane Bessemer AL LLC (also referred to herein as “Landa Series 650 Willow Bend Lane”)

19.	Landa App 2 LLC - 113 Hughes Avenue Sanford FL LLC (also referred to herein as “Landa Series 113 Hughes Avenue”)

20.	Landa App 2 LLC - 5844 Willow Crest Drive Pinson AL LLC (also referred to herein as “Landa Series 5844 Willow Crest Drive”)

21.	Landa App 2 LLC -1625 W McFarland Avenue Gastonia NC LLC (also referred to herein as “Landa Series 1625 W McFarland Avenue”)

22.	Landa App 2 LLC - 913 2nd Street Kings Mountain NC LLC (also referred to herein as “Landa Series 913 2nd Street”)

23.	Landa App 2 LLC - 200 15th Court Northwest Center Point AL LLC (also referred to herein as “Landa Series 200 15th Court NW”)

24.	Landa App 2 LLC - 503 8th Street South Bessemer AL LLC (also referred to herein as “Landa Series 503 8th Street South”)

25.	Landa App 2 LLC - 503 East Robinson Street Dallas NC LLC (also referred to herein as “Landa Series 503 East Robinson Street”)

26.	Landa App 2 LLC - 4037 Stone Drive Bessemer AL LLC (also referred to herein as “Landa Series 4037 Stone Drive”)

27.	Landa App 2 LLC - 4601 Sylvaner Lane Birmingham AL LLC (also referred to herein as “Landa Series 4601 Sylvaner Lane”)

28.	Landa App 2 LLC - 8048 Old Plank Road Jacksonville FL LLC (also referred to herein as “Landa Series 8048 Old Plank Road”)

29.	Landa App 2 LLC - 340 17th Avenue Center Point AL LLC (also referred to herein as “Landa Series 340 17th Avenue”)

30.	Landa App 2 LLC - 2150 Tishamingo Drive Birmingham AL LLC (also referred to herein as “Landa Series 2150 Tishamingo Drive”)

31.	Landa App 2 LLC – 3029 Cedaridge Drive Tampa FL LLC (also referred to herein as “Landa Series 3029 Cedaridge Drive”)

	Series	Address	Year Built	Bedrooms	Baths	Square Footage	Anticipated Improvement, Repairs or Maintenance to the Property	Expected Monthly Management Fee*
1.	Landa Series 4126 Oriely Drive W	4126 Oriely Drive W, Jacksonville, FL 32210	1984	3	2	1,233	No(1)	8%
2.	Landa Series 235 Celery Avenue N	235 Celery Avenue N, Jacksonville, FL 32220	1958	4	2	1,328	No(1)	8%
3.	Landa Series 580 Dorothy Street	580 Dorothy Street, Bartow, FL 33830	1954	2	2	1,234	No(1)	8%
4.	Landa Series 28 E Hammon Drive	28 E Hammon Drive, Apopka, FL 32703	1970	4	1.5	1,448	No(1)	8%
5.	Landa Series 6716 Mopsy Lane	6716 Mopsy Lane, Jacksonville, FL 32210	1958	3	2	1,040	No(1)	8%
6.	Landa Series 1434 Shirley Drive	1434 Shirley Drive, Lakeland, FL 33810	2001	2	2	1,256	No(1)	8%
7.	Landa Series 8990 Doris Lane	8990 Doris Lane, Jacksonville, FL 32220	1961	2	1	975	No(1)	8%

	Series	Address	Year Built	Bedrooms	Baths	Square Footage	Anticipated Improvement, Repairs or Maintenance to the Property	Expected Monthly Management Fee*
8.	Landa Series 1096 Vincent Drive	1096 Vincent Drive, Mount Dora, FL 32757	1975	3	2	2,247	No(1)	8%
9.	Landa Series 301 Woodstream Drive	301 Woodstream Drive, Gastonia, NC, 28056	1975	3	2	1,425	No(1)	8%
10.	Landa Series 1120 9th Court	1120 9th Court, Pleasant Grove, AL 35127	1958	3	1	1,050	No(1)	8%
11.	Landa Series 808 Home Trail	808 Home Trail, Gastonia, NC, 28052	1953	2	2	1,702	No(1)	8%
12.	Landa Series 179 Poplar Springs Drive	179 Poplar Springs Drive, Mulga AL 35118	1965	2	1	1,187	No(1)	8%
13.	Landa Series 4464 Willow Street	4464 Willow Street, Gardendale, AL 35071	1958	4	2	1,756	No(1)	8%
14.	Landa Series 7817 3rd Street South	7817 3rd Avenue South, Birmingham, AL 35206	1925	3	2	1,228	No(1)	8%
15.	Landa Series 1713 Alfen Street	1713 Alfen Street, Jacksonville, FL 32254	1962	3	2	1,174	No(1)	8%
16.	Landa Series 1744 Mountain Drive	1744 Mountain Drive, Tarrant, AL 35217	1952	3	2	1,774	No(1)	8%
17.	Landa Series 6820 66th Street South	6820 66th Street South, Birmingham, AL 35212	1960	3	2	1,080	No(1)	8%
18.	Landa Series 650 Willow Bend Lane	650 Willow Bend Lane, Bessemer, AL 35023	1981	3	2	1,078	No(1)	8%
19.	Landa Series 113 Hughes Avenue	113 Hughes Avenue, Sanford, FL 32771	1973	4	1.5	1,508	No(1)	8%
20.	Landa Series 5844 Willow Crest Drive	5844 Willow Crest Drive, Pinson, AL 35126	1980	4	2	1,772	No(1)	8%
21.	Landa Series 1625 W McFarland Avenue	1625 W McFarland Avenue, Gastonia, NC 28054	2010	3	2	1,090	No(1)	8%
22.	Landa Series 913 2nd Street	913 2nd Street, Kings Mountain, NC 28086	1954	2	1	842	No(1)	8%
23.	Landa Series 200 15th Court NW	200 15th Court NW, Center Point, AL 35215	1957	3	1	1,014	No(1)	8%
24.	Landa Series 503 8th Street South	503 8th Street S, Bessemer, AL 35020	1954	3	1	1,152	No(1)	8%

	Series	Address	Year Built	Bedrooms	Baths	Square Footage	Anticipated Improvement, Repairs or Maintenance to the Property	Expected Monthly Management Fee*
25.	Landa Series 503 East Robinson Street	503 E Robinson Street, Dallas, NC 28034	1964	2	1	800	No(1)	8%
26.	Landa Series 4037 Stone Drive	4037 Stone Drive, Bessemer, AL 35022	1965	4	2	1,490	No(1)	8%
27.	Landa Series 4601 Sylvaner Lane	4601 Sylvaner Lane, Birmingham, AL 35244	1978	4	2	2,033	No(1)	8%
28.	Landa Series 8048 Old Plank Road	8048 Old Plank Road, Jacksonville, FL 32220	1978	3	2	1,618	No(1)	8%
29.	Landa Series 340 17th Avenue	340 17th Ave, Center Point, AL 35215	1973	3	2	1,550	No(1)	8%
30.	Landa Series 2150 Tishamingo Drive	2150 Tishamingo Drive Birmingham, AL 35127	1960	3	2	1,856	No(1)	8%
31.	Landa Series 3029 Cedaridge Drive	3029 Cedaridge Drive Tampa, FL 33618	1979	4	2	1,440	No(1)	8%

*	Please see “New Series – Monthly Management Fee” below for more information about the expected Monthly Management Fee for the New Series.

(1)	The Manager does not currently anticipate any additional material Improvements, repairs or maintenance costs with respect to this Property, except for ordinary repairs required to turn over the Property for a new tenant; however, there may be material Improvements, repairs or maintenance costs in the future. Any future material Improvements, repairs or maintenance costs to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such Improvements, repairs or maintenance, the Series may seek further debt financing from a related-party loan from the Manager. For discussion of factors that may result in increased costs to the Series, please see “Risk Factors—Risks Related to the Properties and the Series—A Series may not be able to control its operating costs or its expenses may remain constant or increase, even if its revenues do not increase, causing its results of operations to be adversely affected.”

Lease Information

Please see the Master Series Table for information regarding the lease expiration and monthly rent for the Properties. The foregoing is a summary of the terms of the applicable lease agreement and does not purport to be a complete description of such terms, forms of which are included as exhibits to the Offering Statement of which this Offering Circular is a part.

Taxes and Insurance

Please see the Master Series Table for information regarding taxes and insurance for the Properties

Monthly Management Fee

The Monthly Management Fee payable by each Series is expected to be eight percent (8%) of the Gross Monthly Rent. The Monthly Management Fee may be changed at any time, in the sole discretion of the Manager, but at no time, will it exceed ten percent (10%) of the Gross Monthly Rent.

Allocation to Reserve

We expect each Series will contribute monthly to its Reserve by allocating up to fifteen (15%) of its Gross Monthly Rent to the Reserve, such allocation beginning after the commencement of such Series’ Offering.

Loans

Acquisition Notes

Initially, each Series issues an Acquisition Note to the Manager to finance 100% of the costs associated with the expected acquisition of its Property. Each Acquisition Note represents a related-party loan between each respective Series and the Manager. The Acquisition Notes issued by the Series bear an interest rate of four and a half percent (4.5%) per annum, provided that interest will not accrue on the Acquisition Notes issued by the Series, and no payment of amounts outstanding under such Acquisition Notes will be due, prior to the transfer to the applicable Series of title to its Property, and if such title transfer does not occur prior to the maturity of such Acquisition Note, such Acquisition Note will terminate with no obligation for the Series to make any payment thereunder. Title to the Property underlying the applicable Series will only be transferred following qualification of the offering statement and prior to the initial Closing of sales of Shares of the Series.

All rental income earned by a Property underlying a New Series that has accumulated prior to the commencement of such New Series’ Offering will be distributed to the Manager prior to such commencement. Each Series will use substantially all of the net proceeds from its Offering to pay down all or a portion of the outstanding balance under its Acquisition Note.

The original and current amounts and terms of each Acquisition Note are listed in the table below. Each Acquisition Note is an unsecured obligation of the applicable Series. Please see the “Form of Promissory Note, by and between Landa Holdings, Inc. and a Landa App 2 LLC Series (Acquisition Note)” which is included as an exhibit to this Offering Circular for more information.

	Series	Original Principal Amount(1)	Annual Interest Rate	Loan Date	Maturity Date	Current Outstanding Amount
1.	Landa Series 2174 Scarbrough Road (3)	$183,204.00	4.50%	07/28/2021	07/28/2026	$47,840.00	(2)
2.	Landa Series 153 Spring Valley Circle	$201,557.00	4.50%	07/28/2021	07/28/2026	$62,790.00	(2)
3.	Landa Series 126 Wildwood Road	$185,571.00	4.50%	07/28/2021	07/28/2026	$-	(2)
4.	Landa Series 137 Spring Valley Circle (3)	$176,953.00	4.50%	07/28/2021	07/28/2026	$65,000.00	(2)
5.	Landa Series 3192 Lake Monroe Road	$168,518.00	4.50%	07/28/2021	07/28/2026	$-	(2)
6.	Landa Series 45 Robertford Drive	$273,675.00	4.50%	07/28/2021	07/28/2026	$-	(2)
7.	Landa Series 303 Kellys Walk	$237,426.00	4.50%	09/07/2021	09/07/2026	$-	(2)
8.	Landa Series 4085 Springvale Way (3)	$245,767.00	4.50%	07/01/2021	07/01/2026	$87,118.00	(2)

	Series	Original Principal Amount(1)	Annual Interest Rate	Loan Date	Maturity Date	Current Outstanding Amount
9.	Landa Series 4126 Oriely Drive W	$251,465.00	4.50%	05/03/2022	05/03/2027	$251,465.00
10.	Landa Series 235 Celery Avenue N	$280,599.00	4.50%	05/03/2022	05/03/2027	$280,599.00
11.	Landa Series 580 Dorothy Street	$241,252.00	4.50%	05/24/2022	05/24/2027	$241,252.00
12.	Landa Series 28 E Hammon Drive	$271,393.00	4.50%	05/24/2022	05/24/2027	$271,393.00
13.	Landa Series 6716 Mopsy Lane	$237,362.00	4.50%	05/24/2022	05/24/2027	$237,362.00
14.	Landa Series 1434 Shirley Drive	$268,554.00	4.50%	05/24/2022	05/24/2027	$268,554.00
15.	Landa Series 8990 Doris Lane	$136,785.00	4.50%	05/24/2022	05/24/2027	$136,785.00
16.	Landa Series 1096 Vincent Drive	$315,357.00	4.50%	05/24/2022	05/24/2027	$315,357.00
17.	Landa Series 301 Woodstream Drive	$290,432.00	4.50%	05/24/2022	05/24/2027	$290,432.00
18.	Landa Series 1120 9th Court	$187,510.00	4.50%	05/24/2022	05/24/2027	$187,510.00
19.	Landa Series 808 Home Trail	$322,459.00	4.50%	05/24/2022	05/24/2027	$322,459.00
20.	Landa Series 179 Poplar Springs Drive	$178,993.00	4.50%	05/24/2022	05/24/2027	$178,993.00

	Series	Original Principal Amount(1)	Annual Interest Rate	Loan Date	Maturity Date	Current Outstanding Amount
21.	Landa Series 4464 Willow Street	$243,829.00	4.50%	05/24/2022	05/24/2027	$243,829.00
22.	Landa Series 7817 3rd Street South	$135,983.00	4.50%	05/24/2022	05/24/2027	$135,983.00
23.	Landa Series 1713 Alfen Street	$182,221.00	4.50%	05/24/2022	05/24/2027	$182,221.00
24.	Landa Series 1744 Mountain Drive	$188,821.00	4.50%	05/24/2022	05/24/2027	$188,821.00
25.	Landa Series 6820 66th Street South	$194,505.00	4.50%	05/24/2022	05/24/2027	$194,505.00
26.	Landa Series 650 Willow Bend Lane	$184,132.00	4.50%	05/24/2022	05/24/2027	$184,132.00
27.	Landa Series 113 Hughes Avenue	$325,956.00	4.50%	05/24/2022	05/24/2027	$325,956.00
28.	Landa Series 5844 Willow Crest Drive	$254,760.00	4.50%	05/24/2022	05/24/2027	$254,760.00
29.	Landa Series 1625 W McFarland Avenue	$275,108.00	4.50%	05/24/2022	05/24/2027	$275,108.00
30.	Landa Series 913 2nd Street	$176,271.00	4.50%	05/24/2022	05/24/2027	$176,271.00
31.	Landa Series 200 15th Court NW	$168,567.00	4.50%	05/24/2022	05/24/2027	$168,567.00
32.	Landa Series 503 8th Street South	$156,106.00	4.50%	05/24/2022	05/24/2027	$156,106.00
33.	Landa Series 503 East Robinson Street	$184,476.00	4.50%	05/24/2022	05/24/2027	$184,476.00
34.	Landa Series 4037 Stone Drive	$228,364.00	4.50%	05/24/2022	05/24/2027	$228,364.00
35.	Landa Series 4601 Sylvaner Lane	$345,886.00	4.50%	05/24/2022	05/24/2027	$345,886.00
36.	Landa Series 8048 Old Plank Road	$299,140.00	4.50%	05/24/2022	05/24/2027	$299,140.00
37.	Landa Series 340 17th Avenue	$189,141.00	4.50%	06/28/2022	06/28/2027	$189,141.00
38.	Landa Series 2150 Tishamingo Drive	$224,319.00	4.50%	06/28/2022	06/28/2027	$224,319.00
39.	Landa Series 3029 Cedaridge Drive	$393,284.00	4.50%	07/01/2022	07/01/2027	$393,284.00

(1)	The principal amount shall be due and payable by the Series within 30 days after demand by Landa Holdings, as lender, at any time prior to the liquidation, dissolution or winding up of the Series.

(2)	The Current Outstanding Amount as of June 30, 2022.

(3)	In April 2022, this Series amended its Acquisition Note to reduce the principal amount payable on such Acquisition Note. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments” for more information.

Refinance Notes

Prior Series

Each Prior Series has paid down or otherwise discharged all or a portion of the outstanding balance of its Acquisition Note with the proceeds received in exchange for a Refinance Note issued to the Refinance Lender. Each Refinance Note is secured by the Property underlying the respective Prior Series. The principal amount, interest rate, maturity date and monthly interest payment with respect to each Refinance Note is listed in the table below.

	Series	Principal Amount	Annual Interest Rate	Loan Date	Maturity Date	Monthly Payment Amount
1	Landa Series 2174 Scarbrough Road	$116,250	4.80%	12/08/2021	*	$465.00
2	Landa Series 153 Spring Valley Circle	$122,250	4.80%	12/08/2021	*	$489.00
3	Landa Series 126 Wildwood Road	$116,250	4.80%	12/08/2021	*	$465.00
4	Landa Series 137 Spring Valley Circle	$108,750	4.80%	12/08/2021	*	$435.00
5	Landa Series 3192 Lake Monroe Road	$122,500	4.80%	12/08/2021	*	$490.00
6	Landa Series 45 Robertford Drive	$180,750	4.80%	12/08/2021	*	$723.00
7	Landa Series 303 Kellys Walk	$157,500	4.80%	12/08/2021	*	$630.00
8	Landa Series 4085 Springvale Way	$132,080	4.80%	12/08/2021	*	$528.32

*

The earlier of (i) January 1, 2027 and (ii) the date on which the unpaid principal balance on the Refinance Note becomes due and payable by acceleration or otherwise or the exercise of any of the Refinance Lender’s rights or remedies.

New Series

We expect each New Series will pay down, or otherwise discharge, the outstanding balance of its Acquisition Note with (i) the proceeds received in exchange for a Refinance Note bearing interest at current market rates to be issued to the Refinance Lender after the qualification date of the offering statement of which this Offering Circular forms a part and (ii) substantially all of the net proceeds from the Series Offering. We expect that each Refinance Note will be secured by the Property underlying the respective New Series.

	Series	Expected Refinance Note (1)	Expected Interest Rate(2)	Loan Date(3)	Maturity Date(3)	Current Outstanding Balance
1	Landa Series 4126 Oriely Drive W	131,950	*	*	*	131,950
2	Landa Series 235 Celery Avenue N	159,250	*	*	*	159,250
3	Landa Series 580 Dorothy Street	109,200	*	*	*	109,200
4	Landa Series 28 E Hammon Drive	154,700	*	*	*	154,700
5	Landa Series 6716 Mopsy Lane	130,000	*	*	*	130,000
6	Landa Series 1434 Shirley Drive	129,350	*	*	*	129,350
7	Landa Series 8990 Doris Lane	97,500	*	*	*	97,500
8	Landa Series 1096 Vincent Drive	178,750	*	*	*	178,750
9	Landa Series 301 Woodstream Drive	162,500	*	*	*	162,500
10	Landa Series 1120 9th Court	106,600	*	*	*	106,600
11	Landa Series 808 Home Trail	166,400	*	*	*	166,400
12	Landa Series 179 Poplar Springs Drive	107,396	*	*	*	107,396
13	Landa Series 4464 Willow Street	146,297	*	*	*	146,297
14	Landa Series 7817 3rd Street South	81,590	*	*	*	81,590
15	Landa Series 1713 Alfen Street	105,300	*	*	*	105,300
16	Landa Series 1744 Mountain Drive	113,293	*	*	*	113,293
17	Landa Series 6820 66th Street South	116,703	*	*	*	116,703
18	Landa Series 650 Willow Bend Lane	96,850	*	*	*	96,850
19	Landa Series 113 Hughes Avenue	175,500	*	*	*	175,500
20	Landa Series 5844 Willow Crest Drive	152,856	*	*	*	152,856
21	Landa Series 1625 W McFarland Avenue	172,750	*	*	*	172,750
22	Landa Series 913 2nd Street	84,500	*	*	*	84,500
23	Landa Series 200 15th Court NW	101,140	*	*	*	101,140
24	Landa Series 503 8th Street South	93,664	*	*	*	93,664
25	Landa Series 503 East Robinson Street	100,750	*	*	*	100,750
26	Landa Series 4037 Stone Drive	137,018	*	*	*	137,018
27	Landa Series 4601 Sylvaner Lane	193,700	*	*	*	193,700
28	Landa Series 8048 Old Plank Road	179,484	*	*	*	179,484
29	Landa Series 340 17th Avenue	113,485	*	*	*	113,485
30	Landa Series 2150 Tishamingo Drive	134,591	*	*	*	134,591
31	Landa Series 3029 Cedaridge Drive	224,750	*	*	*	224,750

(1)	The Expected Principal Amount represents an expectation only and may be altered at the sole discretion of the Manager.

(2)	The Expected Annual Interest Rate represents an expectation only and may be altered by the Manager or Refinance Lender.

(3)	The expected term of the Refinance Notes is five (5) years.

Additional Borrowings

Each Series may obtain an additional related party loan from the Manager following the Offering of its Shares, which may be used, among other things, to refinance any borrowings relating to its Property or, in the event a Series incurs a significant unforeseeable expense or vacancy, to cover its debt obligations or other liabilities, or to cover Operating Expenses, not otherwise covered by the Series’ Reserves. In addition, each Series may also seek to refinance any outstanding indebtedness with a non-affiliate mortgage and/or other non-affiliate debt financing. We expect that any third-party mortgage and/or other debt instruments that a Series enters into in connection with a refinancing of a Property will be secured by a security interest in the title of such Property and any other assets of the Series. Each Series may also seek to further refinance any outstanding indebtedness if more favorable terms become available to it.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

General

Landa App 2 LLC (the “Company”) is a Delaware series limited liability company. Landa App 2 LLC was originally formed as a registered series limited liability company under Section 18-218 of the LLC Act, and converted each of its original eight (8) Series from a “registered series” to a “protected series” under Section 18-215 of the LLC Act in April 2022. All subsequently Series have been, and will be, formed as protected series.

The Company was formed for the purpose of creating the Series and offering Shares in such Series and may form new series from time to time. Each Series will be governed by the Master Agreement and the Series Designation for such Series, which is included as an exhibit to this Offering Circular and will also be available at the applicable Property Page. We expect that the Company’s, and each Series’, sole source of income will be from rental income and any profits on the appreciation of any Property, if there is a disposition of the Property.

The purpose of the Series is to acquire and hold owner-occupied single-family homes and offer a unique investment opportunity for eligible investors to benefit from the performance of such Properties. We are offering a maximum of 10,000 membership interests (each a “Share” and collectively, the “Shares”) of each of the New Series and Open Series of the Company, at the respective purchase prices listed on the cover page of this Offering Circular. Each Prior Series currently holds title to its Properties. The New Series do not yet hold title to their respective Properties and such title is currently held by Landa Properties. We expect that Landa Properties will transfer title to the Property underlying each New Series to either applicable New Series or to the Company for the benefit of the applicable New Series (pursuant to the Master Agreement) prior to such New Series’ initial Closing. Upon transfer of title, Landa Properties will assign the lease agreements for the Properties underlying each New Series to the applicable New Series.

We intend to acquire Properties located in “metropolitan statistical areas” that provide economic growth and strong rental demand. Our objective is to operate and manage each of the Properties in an effort to maximize net rental income and the amount of cash flow that is distributed to the holders of the Shares of the applicable Series. To that end, we will target Properties that we believe are in a stable condition as we determine through due diligence during the acquisition process. We will seek to acquire Properties that we believe will provide monthly net income distributions to investors, without holding periods, and without charging asset management fees. Real estate acquisitions will be on an opportunistic basis. However, there is no assurance that our management or acquisition objectives will be realized.

Series and Properties Information

New Series

Pursuant to this Offering Circular, we are offering a maximum of 10,000 membership interests (each a “Share” and collectively, the “Shares”) of each of the New Series, at the respective purchase prices listed on the cover page of this Offering Circular. The New Series do not yet hold title to their respective Properties and such title is currently held by Landa Properties. We expect that Landa Properties will transfer title to the Property underlying each New Series to the applicable Series prior to such Series’ initial Closing. Upon transfer of title, Landa Properties will assign the lease agreements for the Properties underlying each New Series to the applicable Series.

Prior to the Closing of the first Offering of each New Series, each New Series will distribute all cash held by such New Series to the Manager, except for the initial reserve allocation for such Series, as described above under “Use of Proceeds.”

Refinance Loans

Each New Series intends to refinance approximately 60.00% of the purchase price of its Property by refinancing the applicable Acquisition Note with the proceeds of its Series Offering and a Refinance Note. However, the Manager has not yet entered into a commitment for such loan and, therefore, the exact amount and terms of the Refinance Note are, as of the date of this Offering Circular, subject to further negotiation with the Refinance Lender. For example, the Company expects to receive a new appraisal for each Property prior to the commencement of each New Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that the Refinance Lender is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering. .

For discussion on trends in property values and leasing, see “Market Outlook – Real Estate Finance Markets” in this section.

Prior Series Offerings

The Company previously filed an initial offering statement and post-qualification amendments for the offer and sale of Shares of the Prior Series. See the Master Series Table for more information.

Recent Developments

The tables below provide information with respect to recent developments of the Prior Series including, among other matters, dividend payments, lease renewals, vacancies, status of financings and defaults. These recent developments are incorporated by reference to their respective hyperlinked Form 1-U filed by the Company.

Form 1-U	Subject
Filing Date and hyperlink	Leasing Status	Distributions	Other
12/14/2021			Notes(1); Transfer of Title
01/05/2022		X
02/01/2022		X
03/01/2022		X
03/11/2022			Amendment to Notes
04/05/2022	X
04/19/2022			Amendment to Notes
04/25/2022			Correction
05/03/2022	X		Series Conversion
05/05/2022		X
06/06/2022		X
07/06/2022	X	X
08/05/2022	X		Liquidation/Dissolution
08/09/2022		X
08/17/2022	X
09/07/2022	X
09/09/2022		X
10/07/2022	X	X
10/24/2022			Secondary Trading Platform Fees
11/07/2022	X	X
12/07/2022	X
12/07/2022		X
1/4/2023		X
2/2/2023		X
3/2/2023		X

(1)	Amounts outstanding under the relevant Series’ existing Acquisition Notes issued to the Manager were reduced by the principal amount of Refinance Notes with a third party. See “Description of the Properties-Loans-Acquisition Notes” for detailed disclosures about the Acquisition Notes and current financing status of the Series and “Interest of Management and Others in Certain Transactions-Loans” for a discussion of the related party nature of the Acquisition Loans.

Impact of the COVID-19 Coronavirus Pandemic

The international spread of COVID-19 was declared a global pandemic by the World Health Organization on March 11, 2020. The extent to which this pandemic could continue to affect our financial condition, liquidity, and results of operations is difficult to predict and depends on evolving factors, including, but not limited to, duration, scope, government actions, and other social responses. Beginning in March 2020, many states in the U.S., including the states where our Properties are located, implemented stay-at-home and shutdown orders for all “non-essential” business and activity in an aggressive effort to mitigate the spread of COVID-19. These orders have continued to evolve resulting in a full or partial lifting of these restrictions at various points over the past two years. Vaccinations for the COVID-19 virus have been widely distributed among the general U.S. population which has resulted in a loosening of previously mandated restrictions. However, the potential emergence of vaccine-resistant variants of COVID-19 could trigger restrictions to be put back in place. Such restrictions may include mandatory business shut-downs, reduced business operations and social distancing requirements.

The pandemic’s duration and severity and the extent of the adverse health impact on the general population and on the local population where our Properties are and will be located are unknown. These, among other items, will likely impact the economy, the unemployment rate and our operations and could materially affect our future consolidated results of operations, financial condition, liquidity, investments and overall performance. In addition, our business may be affected by our ability to hire and/or maintain adequate staffing and disruption in the supply chain for building, construction and related goods and materials. For more information, please see the section entitled “Risk Factors – The COVID-19 pandemic may adversely affect our business”.

Plan of Operations

We have previously launched a number of Series and we plan to launch an as of yet undetermined number of additional Series and related Offerings in the next twelve (12) months with Properties that we acquire from our affiliates, including Landa Properties, as well as Properties acquired from third parties. The proceeds from any additional Offerings closed during the next twelve (12) months will be used for, among other things, the acquisition of Properties by the Series conducting the Offerings. No investor in any Series will, by virtue of its interest in such Series, including its underlying Property, have any interest in, or rights to acquire an interest in, any other Series.

While each Series intends to hold its Property indefinitely, as each Property reaches what the Manager believes to be its optimum value, the Manager may consider disposing of such Property. Please see “Description of our Business – Our Manager – Disposition Policies” for more information about our disposition policy with respect to the Properties.

We expect that the rental income earned from each Series’ Property will satisfy each Series’ cash requirements.

Each Series may seek additional capital in the form of debt financing from other financing sources to satisfy any additional cash requirements, including a related-party loan between each Series and the Manager.

Market Outlook—Real Estate Finance Markets

While the recent spread of COVID-19 has created uncertainty about the overall stability of the economic and financial market, we remain encouraged by the fundamentals of the residential housing market and believe there will be an increased demand for residential rental properties, including single-family homes and duplexes. As we look ahead the next three years, we believe improving fundamentals, transactions, and residential real estate lending activities will continue to strengthen in core United States metro markets. We also expect high foreign direct investment in United States markets and real estate assets to continue. Further, the assistance provided by governmental support programs and commitments is expected to support U.S. capital markets over the immediate future.

If markets continue to strengthen, the competition for risk-adjusted yield will become increasingly fierce. We believe that innovative funding options and quicker closing timelines from the Manager allow for greater financing availability in a period of rising competition amongst capital providers.

However, risks related to interest rate hikes and regulatory uncertainty could adversely affect growth and the values of our investments. In the event market fundamentals deteriorate, our real estate portfolio may be impaired as a result of lower occupancy, lower rental rates, and/or declining values. Further, these circumstances may materially impact the cost and availability of credit to borrowers, hampering the ability of the Manager to acquire new investments with attractive risk-reward dynamics. Among other things, this could affect the availability of lending for New Series’ Refinance Notes, making it more difficult for each New Series to fully discharge its Acquisition Note; see “Series and Properties Information – Refinance Loans” for more information on New Series’ Refinance Notes

Over the short term, we remain cautiously optimistic about the opportunity to acquire investments offering attractive risk-adjusted returns in our targeted investment markets. However, we recognize disruptions in financial markets can occur at any time. By targeting modest leverage and short target investment durations, we believe we will remain well positioned, as compared to our competitors, in the event current market dynamics deteriorate.

Material Weakness in Internal Controls

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect and correct misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies in internal controls, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented or detected and corrected on a timely basis.

See “Risk Factors—Our independent auditors recently identified a material weakness in our internal control over financial reporting, which, if not remedied, could have a significant adverse effect on our ability to report our financial results accurately and timely in the future.”

See the linked sections below regarding our (i) liquidity and capital resources, (ii) results of operations, and (iii) critical accounting policies for the period covered by our most recent Annual Report on Form 1-K-A and Semi-Annual Report on Form 1-SA for information, which information is hereby incorporated by reference into this offering circular

•	Form 1-K/A for the Year Ended December 31, 2021 (see item 2)
•	Form 1-SA for the Semi-Annual Period ended June 30, 2022 (see item 1)

DETERMINATION OF PURCHASE PRICE

For each Series, the purchase price for the Shares of such Series was determined by the Manager and was calculated by dividing (a) the total amounts outstanding under the Series’ Acquisition Note, less the principal amount, as applicable, of the Refinance Note by (b) 10,000, which represents the total expected Shares to be issued in such Series.

PLAN OF DISTRIBUTION

Landa Holdings, as the Manager, will manage the day-to-day operation of the Company and each of the Series. Landa Holdings also owns and operates the Landa Mobile App, through which investors may indirectly invest, through the purchase of Shares of a Series, in a Property.

We are offering a maximum of 10,000 Shares of each of the New Series and Open Series of the Company, at the respective purchase prices set forth on the cover page of this Offering Circular, pursuant to the terms and conditions set forth in the applicable Series Materials. The Shares are being offered to the public on a “best efforts,” no offering minimum basis, and therefore, we are only required to use our best efforts to sell the Shares of each Series. Neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Series’ Shares.

The Shares will be offered through the Landa Mobile App. We do not intend to use commissioned sales agents or underwriters as part of the Offerings. We expect that the officers of the Manager will offer and sell the Shares in reliance upon the exemption from registration contained in Rule 3a4-1 of the Exchange Act and will not receive any compensation from the offer or sale of the Shares. For additional information about the Landa Mobile App, please see “Offering Summary—The Landa Mobile App.”

The Manager previously offered, through the Landa Mobile App, incentives to potential and/or existing investors in the form of “free” Shares that were issued by a Series to such investors and paid for by the Manager such that a Series received its full offering proceeds. Shares issued in connection with such incentive programs were issued pursuant to this offering and were subject to the maximum offering amount permitted under Regulation A. The Manager acted as a statutory underwriter with respect to the Shares issued in connection with such incentive programs. The Manager has discontinued offering such incentive programs. Prior to terminating the programs, the Manager funded, and the Company issued, 2,174 “free” Shares with an aggregate value of $18,197.82 in connection with such programs. These “free” shares were divided on a Series by Series basis as follows:

Series Name	Number of Shares	Value ($)
LANDA APP 2 LLC - 126 Wildwood Road Stockbridge GA LLC	302	2,093.49
LANDA APP 2 LLC - 137 Spring Valley Circle Stockbridge GA LLC	303	2,066.55
LANDA APP 2 LLC - 153 Spring Valley Circle Stockbridge GA LLC	313	2,670.14
LANDA APP 2 LLC - 2174 Scarbrough Road Stone Mountain GA LLC	293	1,961.75
LANDA APP 2 LLC - 303 Kellys Walk Locust Grove GA LLC	254	2,675.82
LANDA APP 2 LLC - 3192 Lake Monroe Road Douglasville GA LLC	147	878.60
LANDA APP 2 LLC - 4085 Springvale Way McDonough GA LLC	303	3,444.70
LANDA APP 2 LLC - 45 Robertford Drive Covington GA LLC	259	2,406.77
Totals	2,174	18,197.82

The incentive programs that the Manager previously offered to investors covered a range of alternatives based on a number of factors including but not limited to: (i) whether one or more Series Offerings had not been fully sold and remained open after a certain amount of time, (ii) an investor making an investment for the first time, (iii) an investor making a first investment after a specified amount of time or (iv) a member of Landa, who may or may not have been an investor, referring a friend to sign up (without any obligation to invest in offerings available on) the Landa Mobile App.

Programs offered by the Manager in the past included a “Referral Reward” program, a “New Investor” program and a “Black Friday” (a/k/a “Cyber Monday”) program. For example, under one such incentive program, the Manager funded the purchase of one Share that was chosen for each new investor and/or referring investor, as applicable, from the current Share inventory of a Series and the Company deposited such Share into the respective investor’s account. The investors could not choose their free Share, were provided the opportunity to view the offering circular for such Share, and needed to actively opt in to receive the free Share. Upon a new investor completing the onboarding process (including full AML/KYC checks and review and acceptance by the Broker Dealer of the transaction and the recipient) and connecting his/her bank account with the Landa Mobile App, and after such new investor’s account had been approved, the new investor and/or the referring investor were entitled to receive their free Share. New investors did not actually have to invest in any Series to receive their free Share; they only needed to successfully open an account and connect their bank account.

The Company has engaged Dalmore Group, LLC, a broker-dealer registered with the SEC and a member of FINRA (the “Broker Dealer”) pursuant to a Broker Dealer Agreement dated May 3, 2021 (the “Broker Dealer Agreement”). The Broker Dealer Agreement has a 12-month term and will renew automatically for successive 12-month terms unless either party provides notice of non-renewal at least 60 days prior to the expiration of the then-current term. Under the Broker Dealer Agreement, the Broker Dealer’s role in each Offering is limited to serving as the broker dealer of record, including, but not limited to, processing transactions for potential investors and providing investor qualification recommendations (e.g., “Know Your Customer” and anti-money-laundering checks) and coordinating with third-party providers to ensure adequate review and compliance. The Broker Dealer will have access to the subscription information provided by investors for each Offering by processing transactions by investors through the Landa Mobile App. The Broker Dealer will not solicit any investors on our behalf, act as underwriter or provide investment advice or investment recommendations.

Pursuant to the Broker Dealer Agreement, the Company agreed to indemnify the Broker Dealer and each of its affiliates and their respective representatives and agents for any loss, liability, judgment, arbitration award, settlement, damage or cost (which we refer to as losses) incurred in any third-party suit, action, claim or demand (which we refer to, collectively, as a proceeding) arising out of (i) our breach of any provision of the Broker Dealer Agreement, (ii) our wrongful acts or omissions, or (iii) the Offerings under this Offering Circular, to the extent not based upon a breach of the agreement by the Broker Dealer and/or the wrongful acts or omissions of the Broker Dealer or the Broker Dealer’s failure to comply with any applicable federal, state or local laws, regulations or codes in the performance of its obligations under the Broker Dealer Agreement. The Broker Dealer agreed to indemnify us and each of our affiliates and their and our representatives and agents from any losses arising out of any proceeding arising out of (y) the Broker’s breach of the Broker Dealer Agreement or (z) the wrongful acts or omissions of the Broker Dealer or the Broker Dealer’s failure to comply with any applicable federal, state or local laws, regulations or codes in the performance of its obligations under the Broker Dealer Agreement. Neither party is liable for any losses that result from gross negligence, fraud or willful misconduct by the other party.

As compensation for the services listed above, the Company has agreed to pay the Broker Dealer the following fees (collectively, the “Broker Fee”):

(i)	a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Broker Dealer in connection with the Offerings, such as, among other things, preparing the FINRA filing in connection with the Offerings. Broker Dealer will refund any amount related to this expense allowance to the extent it is not used, incurred or provided to the Company;

(ii)	a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to the Offerings such as coordination with third party vendors and general guidance with respect to the Offerings, which will be due and payable immediately after qualification of the offering statement of which this Offering Circular forms a part and the Company receives a No Objection Letter from FINRA; and

(iii)	a commission equal to 1% of the amount raised in each Offering.

Although the Company agreed to pay the Broker Fee pursuant to the Broker Dealer Agreement, the Manager has agreed to pay the Broker Fee, and will immediately reimburse the Company for any Broker Fee payment.

The Shares will not be offered or sold in states where the Broker Dealer is not registered as a broker-dealer pursuant to the applicable state law or in any jurisdictions where it is not lawful to offer and sell the Shares.

Neither the Company nor the Manager is a registered broker-dealer, an investment adviser or a funding portal. The Company and the Manager do not participate in securities offerings made in reliance on Securities Act Section 4(a)(6) and Regulation Crowdfunding. Neither the Company nor the Manager will make any sales prior to the qualification of the offering statement of which this Offering Circular forms a part.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download from the Landa Mobile App, as well as on the SEC’s website at www.sec.gov.

We expect that there will be multiple closings for each Offering at which time Shares will be sold and the subscription price will be transferred to the operating account of the Series (each, a “Closing”). Each Closing will occur promptly following the acceptance of a subscription. A subscription will be accepted or rejected in whole or in part at the Manager’s sole discretion within 10 business days following receipt of such subscription. The Manager will accept subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions. In addition, the Manager may limit the amount of Series’ Shares that an individual investor may subscribe for.

To the extent that the funds are not ultimately received by us, whether due to an ACH chargeback or otherwise, the Subscription Agreement will be considered terminated, and the subscriber will not be entitled to any Shares subscribed for or dividends that may have accrued.

In compliance with Rule 253(e) of Regulation A, we will revise the offering statement of which this Offering Circular forms a part during the course of the Offerings whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but will also provide updated financial statements and will be filed as an exhibit to the offering statement of which this Offering Circular forms a part and be requalified under Rule 252 of Regulation A.

Continuous Offering

The Offerings will be a continuous offering pursuant to Rule 251(d)(3)(i)(F) of Regulation A. The term of each Offering will commence within two (2) calendar days after the first qualification date of the offering statement of which this Offering Circular forms a part and, unless earlier terminated by the Manager, each Series will offer Shares until no later than the second anniversary of such qualification date. The Shares will not be offered or sold in the Offerings on an “at the market” basis.

Fees and Expenses

Offering Expenses

The Manager or its affiliates will pay on behalf of each Series all costs incurred in connection with the organization and the offering of the Series’ Shares (the “Offering Expenses”). Offering Expenses include, but are not limited to, legal, accounting, fees incurred in connection with the custody accounts, transfer agent, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Acquisition Fee

The Acquisition Notes issued by each Series to the Manager in connection with the expected acquisition of its Property included amounts attributable to an Acquisition Fee due to the Manager ranging from five percent (5%) to ten percent (10%) of the purchase cost of the Property.

Property Diligence Expenses

The Acquisition Notes issued by each Series to the Manager in connection with the acquisition of its Property included amounts attributable to any and all fees, costs and expenses incurred in connection with the evaluation, discovery, and investigation of such Property incurred prior to such acquisition, including legal fees associated with the title insurance, appraisal costs and inspection costs, and any other expenses associated with the acquisition of a Property (the “Property Diligence Expenses”).

Reserve

Each Series will maintain an unrestricted cash reserve in its account to cover any unanticipated Operating Expenses that may arise or to cover other general corporate or working capital expenses (a “Reserve”).

Each Series’ Reserve was initially funded in connection with the Acquisition Note issued by each Series to the Manager at the time of the acquisition of its Property. The initial funding amount was determined by the Manager based on, among other things, the purchase cost of the Property, the condition of the Property and any expected expenses associated with the Property or the Series. Each Series will further contribute to the Reserve by allocating approximately seven percent (7%) to fifteen (15%) of Gross Monthly Rent to the Reserve, as determined by the Manager acting in its sole discretion.

In the event that a Series is unable to collect rent for a given month, the Series may make a distribution out of its Reserve.

If the Manager elects to effectuate a dissolution for a given Series, the Reserve for such Series will be distributed to each member of such Series in accordance with the Master Agreement.

State Law Exemption and Offerings to “Qualified Purchasers”

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this Offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, the Shares will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in the Shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, the Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if it determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. If the Offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be promptly returned without interest or deduction.

Certificates Will Not be Issued

The Shares will be issued in book-entry form without certificates and will be recorded and maintained on the Company’s books and records.

Transferability of the Shares

All Shares will be issued in electronic form only and will not be listed or quoted on any national securities exchange. We expect that after a Series’ Offering has concluded, the Secondary Trading Platform will be the only venue available for the potential resale of such Series’ Shares through the Broker Dealer, as a broker dealer member of the Secondary Trading Platform; provided, however, such resale of a Series’ Shares will be subject to federal and state securities laws and the restrictions in the Master Agreement, and there can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely.

The Secondary Trading Platform is only available on the Landa Mobile App and prospective investors must create a Landa Account and must be approved to transact on the Landa Mobile App before being permitted to access the Secondary Trading Platform. In addition, only prospective investor that have been approved by the Broker Dealer and successfully onboarded onto the Landa Mobile App may engage in secondary transactions on the Landa Mobile App or access any trading information with respect to secondary trading of the Shares.

The Manager may withhold a transfer in its sole discretion, including if the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, or (c) the Company, the Series or the Manager being subject to additional regulatory requirements.

Please refer to the applicable Series’ Subscription Agreement and the Master Agreement for additional information regarding restrictions on transfer that may be applicable to the Shares.

Escrow

The proceeds of the Offerings will not be placed into an escrow account.

Landa Account

All funds deposited into a Landa Account will be placed into a non-interest-bearing custody account maintained by the Custodian. These funds will not be commingled with the operating account of the applicable Series, until, if and when there is a Closing for the Offering of that specific Series with respect to the Shares that the applicable investor has subscribed for, which will occur promptly following the submission and acceptance of each subscription. All bank services provided by the Custodian will be provided directly by Evolve Bank & Trust, Member FDIC.

How to Subscribe for Shares

Potential investors who are “qualified purchasers” may subscribe to purchase Shares in a Series. If you wish to acquire Shares you must:

1.	Download the Landa Mobile App.

2.	Create a Landa Account. Our third-party provider will conduct Know-Your-Customer and Anti Money Laundering checks on each user that creates a Landa Account.

3.	Connect your Landa Account to your bank or financial institution and deposit funds into your Landa Account. All funds deposited into your Landa Account will be held in a non-interest-bearing custody account maintained by the Custodian.

4.	Navigate to the applicable Property Page for the Series you would like to invest in.

5.	Carefully review the information in the Property Page, this Offering Circular, and any current supplement, as well as the Series Materials for the applicable Series, including, but not limited to, the Series’ Subscription Agreement, the Master Agreement and the Series Designation for such Series, the Risk Factors set forth in this Offering Circular and the Terms of Service on the Landa Mobile App. We urge you to consult with your tax, legal and financial advisors to determine whether an investment in the Shares is suitable for you.

6.	When you are ready to purchase Shares in a Series, click {BUY} in the applicable Property Page and indicate the number of Shares you would like to purchase. By clicking {BUY}, you are agreeing to be bound by the terms of the applicable Series’ Subscription Agreement and the Master Agreement and the Series Designation for such Series, with your electronic signature marking the signature pages of each agreement. The signature page to the Series’ Subscription Agreement containing your electronic signature will be immediately affixed to such agreement and will remain held in escrow until your subscription is accepted (in whole or in part) and there is a Closing with respect to your subscription. When your signature page to the Series’ Subscription Agreement is released from escrow, you will become a member in the Series, bound by its terms.

7.

You can select between same-day ACH or standard ACH transfer timing when depositing funds in your Landa Account. If you choose standard ACH transfer timing (3-5 business days), the Manager pays all ACH fees on your behalf. If you choose same-day ACH, the Manager may charge you a fee of up to $1.99 for such ACH transfers.

After you click {BUY}:

1.	The Manager and the Broker Dealer will review the subscription documentation submitted and electronically signed by you. You may be asked to provide additional information. The Manager or the Broker Dealer may contact you directly if required. The Manager reserves the right to reject any subscriptions, in whole or in part, for any or no reason, and to terminate any Offering at any time prior to a Closing.

2.	Once the review is complete and within 10 business days of receipt of your subscription, the Manager and/or the Broker Dealer will inform you whether or not your application to subscribe for Shares is approved or denied, and if approved, the number of Shares you are entitled to subscribe for.

3.	If your subscription is rejected in whole or in part, you may withdraw the subscription funds related to the rejected portion of your subscription from your Landa Account promptly after notification of such rejection. If all or a part of your subscription is approved, then the number of Shares for which your subscription has been accepted will be issued to you electronically upon the Closing. Simultaneously with the issuance of the Shares, the Manager will cause the Custodian to transfer funds in an amount equal to the purchase price for the Shares issued from your Landa Account to the operating account of the Series. In addition, you will receive an email confirming the details of your subscription, including the Series name, the date, the number of Shares purchased and the total purchase price for your Shares. You will also be informed that you are now a member of the applicable Series pursuant to the Master Agreement. You will be able to access information about your total Share ownership at any time using the Landa Mobile App. The Manager will accept subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions.

The Company, the Manager and the Broker Dealer will rely on the information you provide in the Landa Mobile App and your Subscription Agreement, and the supplemental information you provide in order for the Manager and the Broker Dealer to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the Shares, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Additional Information” section.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with the Offerings. These materials may include information relating to the Offerings, the past performance of the Manager and its affiliates, information regarding a Property, articles online and offline ads, including images and videos on social media, search engines, Apple Store, Google Play store and other publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials may contain information that is not set forth in this Offering Circular, all material information with respect to the Offerings will be set forth in this Offering Circular and these additional materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the shares. Nevertheless, these materials may not give a complete understanding of the Offerings. The Offerings are being made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with any decision to invest in the Shares. In the event that we engaged in any communications to determine whether there is any interest in the Offerings in accordance with Rule 255 of Regulation A, we will file any such materials as exhibits to the offering statement of which this Offering Circular forms a part.

REGULATIONS

Each Series’ respective business practices and Properties are, or will be, subject to regulation by numerous federal, state and local authorities including, but not limited to the following:

U.S. State and Federal Securities Laws

The Shares offered hereby are “securities,” as defined in the Securities Act and under state securities laws. The Securities Act provides, among other things, that no sale of any securities may be made except pursuant to a registration statement that has been filed with the SEC, and has become effective, unless such sale (or the security sold) is specifically exempted from registration. State securities laws have analogous provisions.

In the Offerings, Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As Tier 2 offerings pursuant to Regulation A under the Securities Act, the Offerings will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, the Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if it determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

The Shares being offered hereby have not been registered under the Securities Act. Neither the SEC nor any state securities commission or regulatory authority approved, passed upon or endorsed the merits of the Offerings. The offering and proposed sale of the Shares described herein will be made pursuant to an exemption from registration with the SEC pursuant to Regulation A.

Investment Company Act of 1940

Our Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the Shares do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.

Environmental Regulations

Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions that directly impact the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities with respect to some properties, and may therefore adversely affect us specifically, and the real estate industry in general. Our failure to uncover and adequately protect against environmental issues in connection with the target purchase of real estate may subject us to liability as a buyer of such real estate. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. We may be held liable for such costs as a subsequent owner of such property. Liability can be imposed even if the original actions were lawful and we had no knowledge of, or were not responsible for, the presence of the hazardous or toxic substances. Further, we may also be held responsible for the entire payment of the liability if we are subject to joint and several liability and the other responsible party or parties are unable to pay. We may also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the real estate, including the presence of asbestos containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner that could adversely affect us.

Certain laws and regulations govern the removal, encapsulation or disturbance of asbestos containing materials (“ACMs”), when those materials are in poor condition or in the event of building renovation or demolition, impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air. These laws may also impose liability for a release of ACMs and may enable third parties to seek recovery against us for personal injury associated with ACMs.

Americans with Disabilities Act (“ADA”)

Under the ADA, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. The Properties must comply with the ADA to the extent that they are considered “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in public areas of properties where such removal is readily achievable. We believe that the Properties are or will be in substantial compliance with the ADA and that we will not be required to make substantial capital expenditures to address the requirements of the ADA. In addition, we will continue to assess our compliance with the ADA and to make alterations to our projects as required.

Other Laws and Regulations

We are required to operate the Properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to the Properties. We are also required to comply with labor laws and laws which prohibit unfair and deceptive business practices with consumers. The Properties will also be subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning fair housing and real estate transactions in general. These laws might cause us to incur substantial compliance and other costs. We may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have a material adverse effect on its ability to make distributions to holders at historical levels or at all.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company and each Series are managed by the Manager and do not have directors or executive officers. The Manager is the sole member of the Company and neither the Manager nor any of its directors or executive officers own Shares in any of the Series.

As of June 30, 2022, there were no persons who beneficially own more than ten percent (10%) of the Shares of any Prior Series.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors, Executive Officers and Significant Employees of the Company

Neither the Company, nor any Series, have any employees, and we do not expect the Company or any Series to hire any employees.

Executive Officers and Directors of the Manager

The following individuals constitute the members of the board of directors (the “Board”), executive management and significant employees of the Manager:

Name	Position	Age	Term of Office
Directors and Executive Officers:
Yishai Cohen	Chairman, Chief Executive Officer and President	27	Since September 2019
Amit Assaraf	Chief Technology Officer, Director	26	Since September 2019

Non-Employee Directors:
Arnon Dinur	Director	50	Since September 2019
Gigi Levy-Weiss	Director	50	Since September 2019
Yaniv Sarig	Director	43	Since September 2019

There are no family relationships between any director, executive officer or significant employee of the Manager.

Directors and Executive Officers

Yishai Cohen, Chairman, Chief Executive Officer and President. Mr. Cohen is the co-founder of Landa Holdings, Inc. and has served as its President and Chairman of the Board since September 2019, and its Chief Executive Officer since April 2020. Prior to founding Landa Holdings, Inc., Mr. Cohen was the founder of Smart|Bus, an Israeli-based business-to-business transportation platform, which was acquired in 2016. Mr. Cohen has extensive experience in internet and mobile products, marketplaces and technology.

Amit Assaraf, Chief Technology Officer and Director. Mr. Assaraf is the co-founder of Landa Holdings, Inc. and has served as its Chief Technology Officer and member of the Board of Landa Holdings, Inc. since September 2019. Mr. Assaraf has over 10 years of experience in software engineering and system architecture, specializes in consumer products and cyber security. Prior to co-founding Landa Holdings, Inc., Mr. Assaraf served as a technical lead of several high-tech companies, including Landbridge Ltd., Helpi Ltd., Genesis Labs Ltd., and CityPark Ltd. Mr. Assaraf is a graduate of the Elite Intelligence Unit 8200 of the Israeli Defense Forces.

Non-Employee Directors

Arnon Dinur, Director. Mr. Dinur has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Dinur is a partner at 83North, and serves also as a director at Applicaster Ltd., Beach Bum Ltd., Lendbuzz, Inc., Marqeta, Inc., Mixtiles Ltd., EX.CO Ltd., Podimo ApS, Snappy App, Inc., Stuff That Works Ltd., Superplay Ltd., Terrascope Limited (Fatmap) and VIA Transportation, Inc. He also serves as a board observer at Bluevine Capital Inc. and Wolt Enterprises Oy. Mr. Dinur is also a board member at Lobby99, a non-profit organization. Mr. Dinur holds an LL.B. in Law and a BA in accounting from Tel Aviv University, and an MBA from the University of Texas at Austin.

Gigi Levy-Weiss, Director. Mr. Levy-Weiss has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Levy-Weiss is the founding partner of NFX, a $275 million leading seed venture firm. Prior to NFX, Gigi served as the CEO of 888 Holdings, PLC (LSE: 888.L). Mr. Levy-Weiss previously founded, and assumed senior positions at, a number of startups including Playtika and Inception, and has been an investor in companies such as Kenshoo, Moon Active, Plarium, MyHeritage, Optimove, Selina, Houseparty, R2Net, SimilarWeb, NanoRep, Replay Technology, and SpaceApe. Mr. Levy-Weiss currently serves on the Supervisory Board of Bertelsmann SE & Co. KGaA and on the Client Advisory Council of Facebook. In addition, Mr. Levy-Weiss is a member of the board of directors of the Middle East Entrepreneurs of Tomorrow and is a member of the advisory board of the Technology Management, Innovation and Entrepreneurship MBA at Tel Aviv University. Mr. Levy-Weiss served as a pilot in the Israeli Air Force and holds an MBA from the Kellogg School of Management at Northwestern University.

Yaniv Sarig, Director. Mr. Sarig has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Sarig is a co-founder, director and President and Chief Executive Officer of Mohawk Group, Inc. Prior to co-founding Mohawk, Mr. Sarig led the Financial Services Engineering department at Coverity, a leading software startup providing code quality and security solutions for top financial institutions and hedge funds in New York including NYSE, Nasdaq, JPMC and Barclays, from April 2012 to April 2014. Before joining Coverity, Mr. Sarig held lead technical roles at Bloomberg from October 2011 to April 2012 and EPIQ Systems, Inc. (Nasdaq: EPIQ), a legal process outsourcing company, from February 2006 to October 2011. Prior to moving to New York City, Mr. Sarig lived in Israel where he held various software engineering roles at startups from various industries including companies involved in digital printing solutions and military navigation systems. Mr. Sarig served in the IDF Special Forces where he obtained the rank of Sergeant First Class and holds a BS in Computer Science from Touro College.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Neither the Company, nor any Series has any executive officers or employees, nor do the Company or any Series currently intend to hire any executive officers or employees who will be compensated directly by us. Each of the executive officers of our Manager manages our day-to-day affairs; oversees the review, selection and recommendation of investment opportunities; services acquired investments; and monitors the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from our manager. Although each Series indirectly bears some of the costs of the compensation paid to these individuals, through the Monthly Management Fee that each Series pays to the Manager, we do not intend to pay any compensation directly to these individuals.

Manager’s Compensation

The Manager will receive fees and expense reimbursements pursuant to the Management Agreement for certain services relating to the Series and the Series’ Properties. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Shares in the Offerings.

For additional information, see “Description of Our Business – Manager Compensation.”

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with Landa Holdings and its affiliates.

Transactions

Property Acquisitions

Each of the New Series issues an Acquisition Note to the Manager and we expect that Landa Properties will transfer title to the Property underlying such New Series either to the applicable Series or to the Company for the benefit of the applicable New Series (pursuant to the Master Agreement) prior to such New Series’ initial Closing. Title to each of the Properties underlying the Prior Series was previously transferred from Landa Properties to such Prior Series.

The acquisition of the properties by the Series were not, or will not be, arm’s length transactions. Each Series treated, or will treat, its acquisition as a transaction between entities under common control per Accounting Standards Codification (“ASC”) 805-50 and recorded, or will record, the transaction at its carryover basis.

Nevertheless, Landa Properties acquired each Property for either the same purchase cost that each Series paid for such property or the most recent appraisal or BPO value for such Property.

Loans

Initially, each Series issues an Acquisition Note to the Manager to finance 100% of the costs associated with the expected acquisition of its Property. Each Acquisition Note represents a related-party loan between each respective Series and the Manager. The Acquisition Notes bear an interest rate of 4.5% per annum, provided that interest will not accrue on the Acquisition Notes issued by the Series, and no payment of amounts outstanding under such Acquisition Notes will be due, prior to the transfer to the applicable Series of title to its Property, and if such title transfer does not occur prior to the maturity of such Acquisition Note, such Acquisition Note will terminate with no obligation for the Series to make any payment thereunder. Each Prior Series has paid down or otherwise discharged all or a portion of the outstanding balance of its Acquisition Note with its Refinance Note.

With respect to New Series, if we do not enter into the Refinance Notes as expected, we expect to issue a related-party promissory note to the Manager on similar terms as the expected Refinance Notes. Each Series may also seek to further refinance any outstanding indebtedness if more favorable terms become available to it.

See “Description of the Properties–Loans–Acquisition Notes” for information about the terms of each Acquisition Note.

Our Affiliates’ Interests

General

The executive officers of the Manager will also manage operations for the Company and each Series, as well as the Properties. These persons will have legal obligations with respect to those entities that are similar to their obligations to us. In the future, however, these persons and other affiliates of the Manager may organize other real estate-related programs and acquire for their own account real estate properties that may be suitable for us.

In addition, each of the Manager’s executive officers will also serve as officers of other affiliated entities. As a result, they will owe duties to each of these entities, their holders, members and limited partners. These duties may from time-to-time conflict with the duties that they owe to the Company and each Series. These persons will also have conflicts of interest with respect to our agreements and arrangements with the Manager and other affiliates of the Manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. Except as provided in the Master Agreement and the Series Designation for such Series or the applicable Management Agreement, the Manager is not required to make available any particular individual personnel to us or any Series.

The Manager’s executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the Manager will dedicate to the management of our business. Accordingly, we may compete with the Manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the Manager or one of its affiliates, which we refer to collectively as the Landa Holdings-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

Payment of Certain Fees and Expenses of the Manager

In connection with the expected acquisition of its Property from Landa Properties, each Series issued an Acquisition Note to the Manager, the principal amount of which note reflected the purchase cost paid by Landa Properties for the Property or the most recent appraisal price, as applicable, payment to the Manager of an Acquisition Fee, reimbursement to the Manager of actual expenses incurred in connection with the evaluation, discovery, and investigation of the Property, and the initial amount of the Reserve

In addition, each Series will pay the Manager a Monthly Management Fee, will reimburse the Manager for certain expenses in connection with any ongoing expense of the Series or the Property that is paid by the Manager, expenses in connection with the special servicing of the non-performing Properties and the liquidation of the Properties, and, if applicable, pay interest on related-party loans for operations, issued by the Manager to a Series. These fees and expenses payable by the Series to the Manager and its affiliates were not determined on an arm’s length basis.

These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and directors. Among other matters, these compensation arrangements could affect their judgment with respect to:

●	the continuation, renewal or enforcement of provisions in the Master Agreement involving the Manager and its affiliates; and

●	acquisitions of Properties at higher purchase prices, which entitle the Manager to higher acquisition fees and management fees regardless of the quality or performance of the Property and, in the case of acquisitions of Properties from other entities, might entitle affiliates of the Manager to disposition fees in connection with services for the seller.

In addition, the Manager may benefit from the Company retaining ownership of a Property at times when a Series’ holders may be better served by the sale or disposition of the Property.

DESCRIPTION OF SHARES

The following is a description of the Shares of each Series and summary of the material provisions of the Master Agreement and the Series Designation for such Series, as each applies to the Shares offered by this Offering Circular. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the laws of the State of Delaware and the Master Agreement and the Series Designation for such Series. All capitalized terms appearing but not defined in this section entitled “Description of Shares” will have the meanings set forth in the Master Agreement and the Series Designation for such Series attached as exhibits of Part III of the offering statement of which this Offering Circular forms a part.

Shares

The Company is offering a maximum of 10,000 Shares of each of the New Series and Open Series of the Company, at the respective purchase prices set forth on the cover page of this Offering Circular. The purchase of Shares in a Series is an investment only in that specific Series and not an investment in any other Series, the Company or its Manager. The Company has not issued, and does not intend to issue, any class of any securities entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing Shares in connection with any offering.

The holders of the Shares will have the rights and be subject to the obligations as holders described in the Master Agreement, the Series Designation, and any applicable rights under the LLC Act.   See the section entitled “Master Agreement terms relating to individual series” and “Master Agreement; Series Designation” below.

Holders of a Series will only have a right to receive distributions and will have no rights to direct or vote on any matter concerning such Series or direct the Manager on the management of its affairs, including the liquidation of its Property or dissolution of such Series.

An investor who invests in Shares of a Series will not have any direct or indirect interest in another Series or any Property of any another Series unless the investor also purchases Shares in a separate offering for another Series.

New series of the Company may be formed to acquire properties in the future and may issue their own interests.

Master Agreement; Series Designation

The business and operations of each Series will be conducted pursuant to the terms and conditions set forth in the Master Agreement. Currently, no New Series has any Shares outstanding, and the only history of operations includes the current lease agreement on the Property of each Series. Information about the total outstanding Shares of the Open Series may be found on the Master Series Table.

Subject to the provisions of the Master Agreement, the Manager can cause the Company to establish one or more series through the creation of a Series Designation for each new series. A Series Designation relates solely to the series established thereby and will not be construed: (i) to affect the terms and conditions of any other series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests associated with any other series, or the members associated therewith. The terms and conditions for each series are as set forth in the Master Agreement and in the Series Designation, as applicable. Upon approval of any Series Designation by the Manager, the Series Designation will be attached to the operating agreement as an exhibit. The Series Designation establishing a series may: (i) specify a name or names under which the business and affairs of such series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests of such series and the members associated therewith (to the extent such terms differ from those set forth in the operating agreement); and (iii) designate or authorize the designation of specific officers to be associated with such series.

Management, Voting and Governance

Each Series intends to enter into a Management Agreement with Landa Holdings prior to such Series’ initial Closing. Each Series is governed by the terms of the Master Agreement and the Series Designation for such Series. Except as otherwise provided in the applicable Management Agreement, Master Agreement or the Series Designation for such Series, the Manager will conduct, direct and exercise full control and sole discretion over all major activities of each Series. The Manager will have the sole power and authority to bind or take any action on behalf of each Series, or to exercise any rights and powers granted to each Series under the Master Agreement or any other agreement, instrument, or other document to which a Series is a party. Except as otherwise required by law, the Series’ holders will have no voting rights or governance rights.

Distributions

Each Series will make distributions of available cash, if any, which we expect to be rent collected less any fees, expenses and taxes and any amounts allocated to Reserves. Distributions will be made through the Landa Mobile App. Any distributions a Series makes will be at the discretion of the Manager and will be based on a number of factors, including, but not limited to, the total number of Shares sold, the Monthly Management Fee, expenses (including any unanticipated capital expenditures), taxes, amounts allocated to Reserves, and actual and accrued cash flows of the applicable Series.

We expect that distributions for each Series will be calculated on a pro-rata basis based on the number of outstanding Shares of the Series on the day prior to the date that the distribution is declared. Accordingly, the number of Shares that have been sold in the applicable Offering at the time of any distribution may affect the per Share amount that will be paid in such distribution. For example, if there is $1,000 to distribute but only 50% of the Series Shares (i.e. 5,000 Shares) have been issued, each Share will be allocated $0.20 in distributions. However, if all the Shares have been issued (i.e. 10,000 Shares), each Share will be allocated $0.10 in distributions. The Manager has the right to amend each Series distribution policy at its sole discretion.

There can be no assurance that a Series will be able to make any distributions to its holders. For discussion of factors that may result in the Series not being able to make monthly distributions, please see “Risk Factors—Risks Related to the Properties and the Series—Each Series will depend on its Property’s tenant or tenants for its revenue, and lease defaults, terminations, or other events preventing collection of rents could reduce its net income and limit its ability to make distributions to investors.”

Liquidating Distributions

The proceeds from the liquidation of a Series will be distributed within 90 days of the date of liquidation in the following order and priority:

●	First, to creditors of a Series, including the holders who are creditors, to the extent otherwise permitted by law, in satisfaction of all debts, liabilities, obligations and expenses of such Series, including, without limitation, the expenses incurred in connection with the liquidation of such Series; and

●	Second, to all holders of Shares of a Series pro rata, in proportion to their holdings of such Shares.

Exculpation and Indemnification of the Manager

The Master Agreement generally provides that no Manager, operator or holder of Shares of a given Series, or their respective affiliates (collectively, the “Indemnified Persons”) will have any personal obligation for any debts, obligations or liabilities of each Series or the Company and that no Indemnified Person will be liable to the Company, the Series or to any other holder for any act or omission taken or suffered by such Indemnified Person in connection with the conduct of the affairs of the Series or otherwise in connection with the Master Agreement or matters contemplated thereby unless such Indemnified Person is determined to be guilty by final adjudication of gross negligence, willful misconduct, fraud, material misrepresentation or material violation of the express terms of the Company’s Certificate of Formation (the “Certificate of Formation”), the Master Agreement, or the applicable Series Designation. Each Series will hold harmless and indemnify, solely out of the assets of such Series, each Indemnified Person to the fullest extent permitted by law for any loss, damage or other expense incurred by such Indemnified Person as a result of any act or omission arising out of such person’s activities in connection with the establishment, management or operations of such Series, unless such person is determined to be guilty by final adjudication of gross negligence, willful misconduct, fraud, material misrepresentation or a material violation of the express terms of the Certificate of Formation.

In addition, the Master Agreement will require that, to the maximum extent permitted by law, each member of such Series will absolutely and irrevocably waive any and all claims, actions, causes of action, loss, damage and expense including any and all attorneys’ fees and other costs of enforcement arising out of or in connection with any breach of any fiduciary duty by any other member or the Manager of such Series or any of their affiliates in the nature of actions taken or omitted by any such other persons, which actions or omissions would otherwise constitute the breach of any fiduciary duty owed to the members (or any of them), except a breach of any specific term of the Master Agreement.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Amendment

The Master Agreement may not be amended except with the consent of the Manager, acting in its sole discretion. Notice of amendment will be furnished to each Series’ member within a reasonable time following such amendment.

Dissolution of a Series

The Manager may effectuate the dissolution of a Series without the consent of the holders of such Series upon any of the following events: (i) the determination by the Manager, acting in its sole discretion; (ii) dissolution of Landa App 2 LLC; (iii) the sale or other disposition of the Property held by such Series; or (iv) the entry of a decree of judicial termination under Section 18-215 of the LLC Act. Upon dissolution of a Series, the Manager will wind up such Series’ affairs and make all liquidating distributions in accordance with the Master Agreement.

General Operations

The Company’s operations will be conducted through the various Series. Each Series will have (A) separate rights, powers, duties and management from each other Series and (B) exclusive rights with respect to the Property, obligations, profits and losses associated with the Series and all proceeds derived therefrom. No debt, liability, obligation or expense of a Series will be the debt, liability, obligation or expense of the other Series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series will be enforceable against the assets of such Series only and not against any other assets of the Company, generally, or the other Series, and none of the Company’s debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing will be enforceable against the assets of any Series.

Purpose and Business

Except as may otherwise be expressly provided in the Master Agreement and the Series Designation for such Series, the Company and each Series will have the authority to engage in any lawful business, purpose or activity permitted by law. The Manager will possess and may exercise all of the powers and privileges granted by law, together with any powers incidental thereto, including such powers or privileges as are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Series.

Management, Voting and Governance

Except as otherwise provided in the Master Agreement and the Series Designation for such Series, all powers of the Company will be exercised by or under the authority of, and the Company’s business and affairs, implementation of the Company’s policies and executive control of the Company’s major decisions will be made by, the Manager. The Manager will have the right and power to run the day-to-day rental operations and other affairs of the Company and to act as agent for and on behalf of the Company, with the power to bind it.

Amendment of the Master Agreement by the Manager

The Master Agreement may not be amended except in writing by the Manager.

Books, Records and Accounting

The Manager will keep or cause to keep full and true books and records of the Company, including with respect to transactions of each Series and the conduct of its business. These books and records will be maintained in accordance with U.S. GAAP, consistently applied, and will at all times be maintained at the principal place of business of the Company. The Manager will maintain separate records for each Series; the records for each Series will account for the assets of each Series separately from the other assets of the Company or of the other Series. Upon reasonable written request, each holder associated with a Series will have the right, at a time during ordinary business hours, to inspect and copy the books and records of such Series for any purpose reasonably related to the holder’s interest with respect to the Series. The Manager may, to the maximum extent permitted by applicable law, keep confidential from the holders associated with a Series any information the disclosure of which the Manager reasonably believes is not in the best interest of the Company or such Series or is adverse to the interests of the Company or such Series or which the Company or the Manager is required by law or by an agreement with any person to keep confidential.

Relationships with Affiliates

Each Series may enter into agreements or contracts with the holders of such Series, any affiliate of such holders, or any agent of the holders or the Company itself provided that the agreements or contracts contain substantially such terms and conditions as would be contained in a similar agreement or contract entered into as the result of arm’s-length negotiations with a comparable unaffiliated and disinterested third party.

Conflicts of Interest

The Manager and its affiliates will try to balance the Company’s and each Series’ interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company or its Series, these actions could have a negative impact on the Series’ financial performance and, consequently, on distributions to investors and the value of the Shares. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

None of the compensation set forth under “Description of Our Business – Our Manager – Manager Compensation” was determined by arms’ length negotiations. In addition, in the event that a Series issues a debt instrument to the Manager, the terms of such instrument may not be determined by arms’ length negotiations. You must rely upon the duties of the Manager of good faith and fair dealing to protect your interests, as qualified by the Master Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Conflicts of interest may exist or could arise in the future with the Company, including each Series, the Manager, our officers and/or directors who are also officers and/or directors of the Company and/or the Manager. Conflicts may include, without limitation:

●	Each of the Manager’s executive officers will also serve as an officer of other affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the Manager and other affiliates of Landa Holdings, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. Except as provided in the Master Agreement, the Series Designation for such Series or the applicable Management Agreement, Landa Holdings is not required to make available any particular individual personnel to us or any Series.

●	The Manager executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the Manager will dedicate to the management of our business. Accordingly, we may compete with Landa Holdings and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by Landa Holdings or one of its affiliates, including the Manager, which we refer to collectively as the Landa Holdings-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	We may in the future form or sponsor additional Landa Holdings-managed vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the Manager has determined to be suitable for us, that property will be allocated to us.

●	The Manager does not assume any responsibility beyond the duties specified in the Master Agreement and the Series Designation for such Series and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. The Manager’s liability is limited under the Master Agreement and we have agreed to reimburse, indemnify and hold harmless the Manager, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under the Master Agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the Manager would not be liable.

Whenever a conflict of interest exists or arises between the Manager and the Company, a Series or a holder, the Manager will resolve the conflict of interest, take the action or provide the terms, considering in each case the relative interest of each party (including its own interest) to the conflict, agreement, transaction or situation and the benefits and burdens relating to the interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Manager, the resolution, action or terms taken or provided by the Manager will not constitute a breach of the Master Agreement, the Series Designation for such Series or of any other duty or obligation of the Manager.

The Company, its Series, the Manager (and its affiliates) may not have separate legal counsel in the future. Certain conflicts of interest may exist and may arise. Legal counsel is not representing any prospective investors of any Series in connection with the Offerings. Prospective investors are advised to consult their own independent counsel with respect to the legal and tax implications of an investment in any Series.

Dissolution of the Company

The Manager may effectuate the dissolution of the Company without the consent of the holders of each Series upon any of the following events: (i) the determination by the Manager, acting in its sole discretion; (ii) the dissolution of the last remaining Series; or (iii) the entry of a decree of judicial dissolution. Upon dissolution of the Company, the Manager will wind up all of our affairs in accordance with the provisions of the Master Agreement.

Transfer Agent and Registrar

Securitize LLC will serve as transfer agent and registrar for the Shares of each Series.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the acquisition, holding, and disposition of the Shares. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the current and temporary regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of each Series will be in accordance with its applicable organizational documents and as described in this Offering Circular.

Except as explicitly set forth below, this discussion is limited to U.S. Holders (defined below) who hold the Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt or governmental organizations, financial institutions or broker-dealers, non-U.S. individuals and corporations, U.S. expatriates, persons who mark-to-market the Shares, subchapter S corporations, partnerships or other entities treated as pass-through entities for U.S. federal income tax purposes, U.S. Holders whose functional currency is not the U.S. dollar, regulated investment companies and REITs, trusts and estates, holders who receive the Shares through the exercise of compensatory options or otherwise as compensation, persons holding the Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, persons subject to the alternative minimum tax provisions of the Code, persons holding the Shares through a partnership or similar pass-through entity, and persons holding a 10% or more (by vote or value) beneficial interest in the Shares.

Except as explicitly set forth below, this section addresses only certain U.S. federal income tax considerations, and does not address state, local, non-U.S., or non-income tax considerations. The statements in this section are based on the current U.S. federal income tax laws, are for general information purposes only and are not tax advice. New laws, interpretations of law, regulations. or court decisions, any of which may take effect retroactively, could cause one or more statements in this section to be inaccurate.

As used herein, the term “U.S. Holder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) control all of the substantial decisions of the trust or if a valid election is in place under the applicable Treasury Regulations to treat the trust as a United States person.

If an entity treated as a partnership for U.S. federal income tax purposes is an owner of the Shares, the U.S. tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of Shares that is a partnership and partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of acquiring, holding and disposing of the Shares.

THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF ACQUIRING, HOLDING AND DISPOSING OF THE SHARES WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF THE SHARES.

General

Landa App 2 LLC is organized as a Delaware series limited liability company. We intend to treat each Series as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will elect to be treated for U.S. federal tax purposes as a corporation, and the discussion below assumes that each Series will be so treated.

Distributions

Distributions made with respect to the Shares of a Series will be treated as dividends to the extent of the current and accumulated earnings and profits of the Series as determined for U.S. federal income tax purposes. Dividends are ordinary income, but dividends received by a non-corporate U.S. Holder may qualify for a reduced rate of federal income tax as “qualified dividend income” if certain holding period requirements are satisfied. Qualified dividend income is taxed at the rates applicable to long-term capital gains, including a maximum U.S. federal income tax rate of 20%. Dividends received by a corporate U.S. Holder may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied.

Any distributions in excess of a Series’ current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the Shares, but rather will reduce the adjusted tax basis of such Shares. To the extent that such distributions exceed the U.S. Holder’s adjusted tax basis in the Shares, such distributions will be included in income as capital gain.

Sale, Exchange, or other Taxable Disposition

Upon the sale, exchange, or other taxable disposition of a Series’ Shares, a U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis in the Shares. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, or other taxable disposition of the Shares. A U.S. Holder’s tax basis in a Share generally will be equal to the cost of acquiring the Share to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a non-dividend distribution, as described above). Gain or loss realized on the sale, exchange, or other taxable disposition of a Series’ Shares generally will be capital gain or loss and will be long-term capital gain or loss if the Shares have been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Net Investment Income Tax

Individuals, trusts and estates with income exceeding certain thresholds are also subject to a 3.8% tax on net investment income. Distributions included in income (whether as dividends or capital gains) and any gain on the sale, exchange or otherwise taxable disposition of Shares will be included in net investment income for purposes of the 3.8% tax.

Tax Withholding

A Series may be required in certain circumstances to apply backup withholding on dividends, distributions, and redemption proceeds payable to any holder (including a U.S. Holder) that fails to timely provide the Fund with its correct taxpayer identification number or to make required certifications. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against the U.S. Holder’s federal income tax liability, provided that a return is timely and properly filed with the IRS. Backup withholding will not be applied to payments subject to the 30% withholding tax described in the prior paragraph.

Under legislation commonly known as “FATCA,” a Series will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain “foreign financial institutions” and “non-financial foreign entities.” Withholding will not apply to a U.S. Holder that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

LEGAL MATTERS

The validity of the issuance of the Shares of each Series offered by this Offering Circular will be passed upon for us by Goodwin Procter LLP, New York, New York.

EXPERTS

Our financial statements for December 31, 2021 and for the period of June 15, 2021 (Inception) through December 31, 2021 incorporated by reference in this offering circular have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report. Such financial statements have been so incorporated by reference in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing. Also incorporated by reference in the filing is our June 30, 2022 Semi Annual Unaudited financial statements.

ADDITIONAL INFORMATION

The Company has filed with the SEC an offering statement under the Securities Act on Form 1-A regarding the Offerings. This Offering Circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC on the SEC’s website at www.sec.gov, which contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning the Company at:

Landa App 2 LLC

Attn: Landa Holdings, Inc.

6 W. 18th Street, 12th Floor

New York, NY 10011

hi@landa.app

(646) 905-0931

Within 120 days after the end of each fiscal year the Company will provide holders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that the Company is required to provide to holders of Shares.

FINANCIAL STATEMENTS

Index to Financial Statements

The Financial Statements of the Company included in the Company’s Annual Report on Form 1-K/A for the twelve month period ended December 31, 2021, that was filed with the SEC on December 23, 2022, can be found here and is incorporated herein by reference.

The Financial Statements of the Company included in the Company’s Semi-Annual Report on Form 1-SA for the six month period ended June 30, 2022, that was filed with the SEC on September 27, 2022, and can be found here and is incorporated herein by reference.

Pro Forma Condensed Balance Sheet For Each Series As of June 30, 2022(Unaudited)	F-3 to F-33
Pro-forma Condensed Combined Balance Sheets For Each Series As of June 30, 2022 (Unaudited)	F-34 to F-40
Combining Balance Sheets Per Form 1-SA As of June 30, 2022 (Unaudited)	F-41 to F-42
Pro-Forma Condensed Combined Balance Sheets For Each Series and Combining Balance Sheets Per Form 1-SA As of June 30, 2022 (Unaudited)	F-43
Pro-forma Condensed Statements Of Operations For Landa App 2 Series Group For The Six Months Ended June 30, 2022 For Each Series (Unaudited)	F-44 to F-75
Pro-forma Condensed Statements Of Operations For Landa App 2 Series Group For The Period Ended December 31, 2021 For Each Series (Unaudited)	F-76 to F-115
Pro-forma Condensed Combined Statements Of Operations For Each Landa App 2 Series For The Six Months Ended June 30, 2022 (Unaudited)	F-116 to F-125
Combining Statements Of Operations Per Form 1-SA For The Six Months Ended June 30, 2022 (Unaudited)	F-126 to F-127
Pro-forma Condensed Combined Statements of Operations For Each Landa App 2 Series And Combining Statements of Operations Of Operations Per Form 1-SA For The Six Months Ended June 30, 2022 (Unaudited)	F-128 to F-129
Pro-forma Condensed Combined Statements Of Operations For Each Landa App 2 Series For The Period From January 1, 2021 To December 31, 2021 (Unaudited)	F-130 to F-145
Combined Statements Of Revenues And Certain Expenses For Landa App 2 LLC And For Each Series For The Six Months Ended June 30, 2022 (Unaudited)	F-146 to F-154
Combined Statements Of Revenues And Certain Expenses For Landa App 2 LLC And For Each Series For The Period of January 1, 2021 To December 31, 2021 (Unaudited)	F-155 to F-161

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

OVERVIEW TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND

FOR THE YEAR ENDED DECEMBER 31, 2021

The accompanying unaudited pro forma condensed combined financial statements have been derived from the historical condensed combined financial statements of Landa App 2 LLC (the “Company” or “Landa App 2”) in total and for each listed Series (the “Series”), grouped together (the “Landa App 2 Series Group”). The Company and Landa App 2 Series Group grouped together herein referred to as (the “Combined Group”).

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 is presented to reflect adjustments to the Company’s and each Series’ historical balance sheet. The Company has based the unaudited pro forma adjustments on available information and assumptions that it believes are reasonable. The following unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of what the Company’s and Series’ actual financial position would have been as of June 30, 2022.

The following transactions are represented in the below combined Pro-Forma statements:

●	The Company’s acquisitions in the States of Alabama, Georgia, Florida, and North Carolina from its related party, Landa Properties, LLC as of and for the six months ended June 30, 2022 and for the year ended December 31, 2021

The following combined Pro-Forma statements are not indicative of future results of operations or financial condition and should not be viewed as indicative of future results of operations or financial condition.

LANDA SERIES 4126 ORIELY DRIVE W

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 4126 Oriely Drive W	Pro Forma Adjustments	Notes	Landa Series 4126 Oriely Drive W Pro Forma
Assets:
Cash & Restricted Cash	$-	$4,636	A	$4,636
Investments in single-family residential properties, net	-	246,829	B	246,829
Total Assets	$-	$251,465		$251,465

Liabilities:
Acquisition Note Payable	$-	$251,465	C	$251,465
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$251,465		$251,465

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$251,465		$251,465

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 235 CELERY AVENUE N

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 235 Celery Avenue N	Pro Forma Adjustments	Notes	Landa Series 235 Celery Avenue N Pro Forma
Assets:
Cash & Restricted Cash	$-	$5,151	A	$5,151
Investments in single-family residential properties, net	-	275,448	B	275,448
Total Assets	$-	$280,599		$280,599

Liabilities:
Acquisition Note Payable	$-	$280,599	C	$280,599
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$280,599		$280,599

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$280,599		$280,599

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 580 DOROTHY STREET

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 580 Dorothy Street	Pro Forma Adjustments	Notes	Landa Series 580 Dorothy Street Pro Forma
Assets:
Cash & Restricted Cash	$-	$51,617	A	$51,617
Investments in single-family residential properties, net	-	189,635	B	189,635
Total Assets	$-	$241,252		$241,252

Liabilities:
Acquisition Note Payable	$-	$241,252	C	$241,252
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$241,252		$241,252

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$241,252		$241,252

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 28 E HAMMON DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 28 E Hammon Drive	Pro Forma Adjustments	Notes	Landa Series 28 E Hammon Drive Pro Forma
Assets:
Cash & Restricted Cash	$-	$45,165	A	$45,165
Investments in single-family residential properties, net	-	226,228	B	226,228
Total Assets	$-	$271,393		$271,393

Liabilities:
Acquisition Note Payable	$-	$271,393	C	$271,393
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$271,393		$271,393

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$271,393		$271,393

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 6716 MOPSY LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 6716 Mopsy Lane	Pro Forma Adjustments	Notes	Landa Series 6716 Mopsy Lane Pro Forma
Assets:
Cash & Restricted Cash	$-	$33,191	A	$33,191
Investments in single-family residential properties, net	-	204,171	B	204,171
Total Assets	$-	$237,362		$237,362

Liabilities:
Acquisition Note Payable	$-	$237,362	C	$237,362
Tenant Security Deposit	-	-	A
Total Liabilities	$-	$237,362		$237,362

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$237,362		$237,362

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1434 SHIRLEY DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1434 Shirley Drive	Pro Forma Adjustments	Notes	Landa Series 1434 Shirley Drive Pro Forma
Assets:
Cash & Restricted Cash	$-	$67,601	A	$67,601
Investments in single-family residential properties, net	-	200,953	B	200,953
Total Assets	$-	$268,554		$268,554

Liabilities:
Acquisition Note Payable	$-	$268,554	C	$268,554
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$268,554		$268,554

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$268,554		$268,554

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 8990 DORIS LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8990 Doris Lane	Pro Forma Adjustments	Notes	Landa Series 8990 Doris Lane Pro Forma
Assets:
Cash & Restricted Cash	$-	$34,508	A	$34,508
Investments in single-family residential properties, net	-	102,277	B	102,277
Total Assets	$-	$136,785		$136,785

Liabilities:
Acquisition Note Payable	$-	$136,785	C	$136,785
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$136,785		$136,785

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$136,785		$136,785

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1096 VINCENT DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1096 Vincent Drive	Pro Forma Adjustments	Notes	Landa Series 1096 Vincent Drive Pro Forma
Assets:
Cash & Restricted Cash	$-	$31,805	A	$31,805
Investments in single-family residential properties, net	-	283,552	B	283,552
Total Assets	$-	$315,357		$315,357

Liabilities:
Acquisition Note Payable	$-	$315,357	C	$315,357
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$315,357		$315,357

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$315,357		$315,357

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 301 WOODSTREAM DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 301 Woodstream Drive	Pro Forma Adjustments	Notes	Landa Series 301 Woodstream Drive Pro Forma
Assets:
Cash & Restricted Cash	$-	$52,620	A	$52,620
Investments in single-family residential properties, net	-	237,812	B	237,812
Total Assets	$-	$290,432		$290,432

Liabilities:
Acquisition Note Payable	$-	$290,432	C	$290,432
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$290,432		$290,432

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$290,432		$290,432

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1120 9TH COURT

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1120 9th Court	Pro Forma Adjustments	Notes	Landa Series 1120 9th Court Pro Forma
Assets:
Cash & Restricted Cash	$-	$47,417	A	$47,417
Investments in single-family residential properties, net	-	140,093	B	140,093
Total Assets	$-	$187,510		$187,510

Liabilities:
Acquisition Note Payable	$-	$187,510	C	$187,510
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$187,510		$187,510

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$187,510		$187,510

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 808 HOME TRAIL

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 808 Home Trail	Pro Forma Adjustments	Notes	Landa Series 808 Home Trail Pro Forma
Assets:
Cash & Restricted Cash	$-	$44,421	A	$44,421
Investments in single-family residential properties, net	-	278,038	B	278,038
Total Assets	$-	$322,459		$322,459

Liabilities:
Acquisition Note Payable	$-	$322,459	C	$322,459
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$322,459		$322,459

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$322,459		$322,459

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 179 POPLAR SPRINGS DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 179 Poplar Springs Drive	Pro Forma Adjustments	Notes	Landa Series 179 Poplar Springs Drive Pro Forma
Assets:
Cash & Restricted Cash	$-	$41,764	A	$41,764
Investments in single-family residential properties, net	-	137,229	B	137,229
Total Assets	$-	$178,993		$178,993

Liabilities:
Acquisition Note Payable	$-	$178,993	C	$178,993
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$178,993		$178,993

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$178,993		$178,993

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 4464 WILLOW STREET

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 4464 Willow Street	Pro Forma Adjustments	Notes	Landa Series 4464 Willow Street Pro Forma
Assets:
Cash & Restricted Cash	$-	$25,931	A	$25,931
Investments in single-family residential properties, net	-	217,898	B	217,898
Total Assets	$-	$243,829		$243,829

Liabilities:
Acquisition Note Payable	$-	$243,829	C	$243,829
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$243,829		$243,829

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$243,829		$243,829

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 7817 3RD STREET SOUTH

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 7817 3rd Street South	Pro Forma Adjustments	Notes	Landa Series 7817 3rd Street South Pro Forma
Assets:
Cash & Restricted Cash	$-	$22,747	A	$22,747
Investments in single-family residential properties, net	-	113,236	B	113,236
Total Assets	$-	$135,983		$135,983

Liabilities:
Acquisition Note Payable	$-	$135,983	C	$135,983
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$135,983		$135,983

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$135,983		$135,983

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1713 ALFEN STREET

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1713 Alfen Street	Pro Forma Adjustments	Notes	Landa Series 1713 Alfen Street Pro Forma
Assets:
Cash & Restricted Cash	$-	$22,372	A	$22,372
Investments in single-family residential properties, net	-	159,849	B	159,849
Total Assets	$-	$182,221		$182,221

Liabilities:
Acquisition Note Payable	$-	$182,221	C	$182,221
Tenant Security Deposit	-	-	A
Total Liabilities	$-	$182,221		$182,221

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$182,221		$182,221

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1744 MOUNTAIN DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1744 Mountain Drive	Pro Forma Adjustments	Notes	Landa Series 1744 Mountain Drive Pro Forma
Assets:
Cash & Restricted Cash	$-	$42,474	A	$42,474
Investments in single-family residential properties, net	-	146,347	B	146,347
Total Assets	$-	$188,821		$188,821

Liabilities:
Acquisition Note Payable	$-	$188,821	C	$188,821
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$188,821		$188,821

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$188,821		$188,821

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 6820 66TH STREET SOUTH

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 6820 66th Street South	Pro Forma Adjustments	Notes	Landa Series 6820 66th Street South Pro Forma
Assets:
Cash & Restricted Cash	$-	$33,260	A	$33,260
Investments in single-family residential properties, net	-	161,245	B	161,245
Total Assets	$-	$194,505		$194,505

Liabilities:
Acquisition Note Payable	$-	$194,505	C	$194,505
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$194,505		$194,505

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$194,505		$194,505

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 650 WILLOW BEND LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 650 Willow Bend Lane	Pro Forma Adjustments	Notes	Landa Series 650 Willow Bend Lane Pro Forma
Assets:
Cash & Restricted Cash	$-	$34,607	A	$34,607
Investments in single-family residential properties, net	-	149,525	B	149,525
Total Assets	$-	$184,132		$184,132

Liabilities:
Acquisition Note Payable	$-	$184,132	C	$184,132
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$184,132		$184,132

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$184,132		$184,132

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 113 HUGHES AVENUE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 113 Hughes Avenue	Pro Forma Adjustments	Notes	Landa Series 113 Hughes Avenue Pro Forma
Assets:
Cash & Restricted Cash	$-	$31,650	A	$31,650
Investments in single-family residential properties, net	-	294,306	B	294,306
Total Assets	$-	$325,956		$325,956

Liabilities:
Acquisition Note Payable	$-	$325,956	C	$325,956
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$325,956		$325,956

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$325,956		$325,956

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 5844 WILLOW CREST DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 5844 Willow Crest Drive	Pro Forma Adjustments	Notes	Landa Series 5844 Willow Crest Drive Pro Forma
Assets:
Cash & Restricted Cash	$-	$35,861	A	$35,861
Investments in single-family residential properties, net	-	218,899	B	218,899
Total Assets	$-	$254,760		$254,760

Liabilities:
Acquisition Note Payable	$-	$254,760	C	$254,760
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$254,760		$254,760

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$254,760		$254,760

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1625 W MCFARLAND AVENUE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 1625 W McFarland Avenue	Pro Forma Adjustments	Notes	Landa Series 1625 W McFarland Avenue Pro Forma
Assets:
Cash & Restricted Cash	$-	$21,565	A	$21,565
Investments in single-family residential properties, net	-	253,543	B	253,543
Total Assets	$-	$275,108		$275,108

Liabilities:
Acquisition Note Payable	$-	$275,108	C	$275,108
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$275,108		$275,108

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$275,108		$275,108

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 913 2ND STREET

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 913 2nd Street	Pro Forma Adjustments	Notes	Landa Series 913 2nd Street Pro Forma
Assets:
Cash & Restricted Cash	$-	$39,516	A	$39,516
Investments in single-family residential properties, net	-	136,755	B	136,755
Total Assets	$-	$176,271		$176,271

Liabilities:
Acquisition Note Payable	$-	$176,271	C	$176,271
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$176,271		$176,271

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$176,271		$176,271

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 200 15TH COURT NORTHWEST

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 200 15th Court Northwest	Pro Forma Adjustments	Notes	Landa Series 200 15th Court Northwest Pro Forma
Assets:
Cash & Restricted Cash	$-	$41,571	A	$41,571
Investments in single-family residential properties, net	-	126,996	B	126,996
Total Assets	$-	$168,567		$168,567

Liabilities:
Acquisition Note Payable	$-	$168,567	C	$168,567
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$168,567		$168,567

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$168,567		$168,567

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 503 8TH STREET SOUTH

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 503 8th Street South	Pro Forma Adjustments	Notes	Landa Series 503 8th Street South Pro Forma
Assets:
Cash & Restricted Cash	$-	$27,054	A	$27,054
Investments in single-family residential properties, net	-	129,052	B	129,052
Total Assets	$-	$156,106		$156,106

Liabilities:
Acquisition Note Payable	$-	$156,106	C	$156,106
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$156,106		$156,106

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$156,106		$156,106

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 503 EAST ROBINSON STREET

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 503 East Robinson Street	Pro Forma Adjustments	Notes	Landa Series 503 East Robinson Street Pro Forma
Assets:
Cash & Restricted Cash	$-	$36,372	A	$36,372
Investments in single-family residential properties, net	-	148,104	B	148,104
Total Assets	$-	$184,476		$184,476

Liabilities:
Acquisition Note Payable	$-	$184,476	C	$184,476
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$184,476		$184,476

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$184,476		$184,476

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 4037 STONE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 4037 Stone Drive	Pro Forma Adjustments	Notes	Landa Series 4037 Stone Drive Pro Forma
Assets:
Cash & Restricted Cash	$-	$34,986	A	$34,986
Investments in single-family residential properties, net	-	193,378	B	193,378
Total Assets	$-	$228,364		$228,364

Liabilities:
Acquisition Note Payable	$-	$228,364	C	$228,364
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$228,364		$228,364

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$228,364		$228,364

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 4601 SYLVANER LANE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 4601 Sylvaner Lane	Pro Forma Adjustments	Notes	Landa Series 4601 Sylvaner Lane Pro Forma
Assets:
Cash & Restricted Cash	$-	$39,360	A	$39,360
Investments in single-family residential properties, net	-	306,526	B	306,526
Total Assets	$-	$345,886		$345,886

Liabilities:
Acquisition Note Payable	$-	$345,886	C	$345,886
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$345,886		$345,886

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$345,886		$345,886

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 8048 OLD PLANK ROAD

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 8048 Old Plank Road	Pro Forma Adjustments	Notes	Landa Series 8048 Old Plank Road Pro Forma
Assets:
Cash & Restricted Cash	$-	$92,994	A	$92,994
Investments in single-family residential properties, net	-	206,146	B	206,146
Total Assets	$-	$299,140		$299,140

Liabilities:
Acquisition Note Payable	$-	$299,140	C	$299,140
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$299,140		$299,140

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$299,140		$299,140

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 340 17TH AVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 340 17th Ave	Pro Forma Adjustments	Notes	Landa Series 340 17th Ave Pro Forma
Assets:
Cash & Restricted Cash	$-	$50,444	A	$50,444
Investments in single-family residential properties, net	-	138,697	B	138,697
Total Assets	$-	$189,141		$189,141

Liabilities:
Acquisition Note Payable	$-	$189,141	C	$189,141
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$189,141		$189,141

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$189,141		$189,141

LANDA SERIES 2150 TISHAMINGO DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 2150 Tishamingo Drive	Pro Forma Adjustments	Notes	Landa Series 2150 Tishamingo Drive Pro Forma
Assets:
Cash & Restricted Cash	$-	$75,574	A	$75,574
Investments in single-family residential properties, net	-	148,745	B	148,745
Total Assets	$-	$224,319		$224,319

Liabilities:
Acquisition Note Payable	$-	$224,319	C	$224,319
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$224,319		$224,319

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$224,319		$224,319

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 3029 CEDARIDGE DRIVE

PRO FORMA CONDENSED BALANCE SHEET

AS OF JUNE 30, 2022

(UNAUDITED)

	Landa Series 3029 Cedaridge Drive	Pro Forma Adjustments	Notes	Landa Series 3029 Cedaridge Drive Pro Forma
Assets:
Cash & Restricted Cash	$-	$26,886	A	$26,886
Investments in single-family residential properties, net	-	366,398	B	366,398
Total Assets	$-	$393,284		$393,284

Liabilities:
Acquisition Note Payable	$-	$393,284	C	$393,284
Tenant Security Deposit	-	-	A	-
Total Liabilities	$-	$393,284		$393,284

Members’ Equity	-	-		-
Total liabilities and members’ equity	$-	$393,284		$393,284

The accompanying notes are an integral part of these unaudited pro-forma financial statements

Notes

A	Reflects adjustments to cash and cash reserves and assumed tenant security deposits liability at closing of each property acquisition and Acquisition Note payable.

B	Reflects adjustments related to the closing of property acquisitions, including the closing costs primarily consisting of the acquisition fees and property due diligence fee and the related building depreciation for the periods presented.

C	Reflects adjustments related to the Acquisition Note payable obtained to fund the property acquisitions.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022 (UNAUDITED)

	Notes	Landa App 2 LLC	Landa Series 4126 Oriely Drive W
Assets:
Cash & Restricted Cash	A	$-	$4,636
Investments in single-family residential properties, net	B	-	246,829
Total Assets		$-	$251,465

Liabilities:
Acquisition Note Payable	C	$-	$251,465
Tenant Security Deposit	A	-	-
Total Liabilities		-	251,465

Members’ Equity		-	-
Total liabilities and members’ equity		$-	$251,465

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022 (UNAUDITED)

(Continued)

	Notes	Landa Series 235 Celery Avenue N	Landa Series 580 Dorothy Street	Landa Series 28 E Hammon Drive
Assets:
Cash & Restricted Cash	A	$5,151	$51,617	$45,165
Investments in single-family residential properties, net	B	275,448	189,635	226,228
Total Assets		$280,599	$241,252	$271,393

Liabilities:
Acquisition Note Payable	C	$280,599	$241,252	$271,393
Tenant Security Deposit	A	-	-	-
Total Liabilities		280,599	241,252	271,393

Members’ Equity		-	-	-
Total liabilities and members’ equity		$280,599	$241,252	$271,393

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022 (UNAUDITED)

(Continued)

	Notes	Landa Series 6716 Mopsy Lane	Landa Series 1434 Shirley Drive	Landa Series 8990 Doris Lane	Landa Series 1096 Vincent Drive	Landa Series 301 Woodstream Drive
Assets:
Cash & Restricted Cash	A	$33,191	$67,601	$34,508	$31,805	$52,620
Investments in single-family residential properties, net	B	204,171	200,953	102,277	283,552	237,812
Total Assets		$237,362	$268,554	$136,785	$315,357	$290,432

Liabilities:
Acquisition Note Payable	C	$237,362	$268,554	$136,785	$315,357	$290,432
Tenant Security Deposit	A	-	-	-	-	-
Total Liabilities		237,362	268,554	136,785	315,357	290,432

Members’ Equity		-	-	-	-	-
Total liabilities and members’ equity		$237,362	$268,554	$136,785	$315,357	$290,432

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022 (UNAUDITED)

(Continued)

	Notes	Landa Series 1120 9th Court	Landa Series 808 Home Trail	Landa Series 179 Poplar Springs Drive	Landa Series 4464 Willow Street	Landa Series 7817 3rd Street South	Landa Series 1713 Alfen Street
Assets:
Cash & Restricted Cash	A	$47,417	$44,421	$41,764	$25,931	$22,747	$22,372
Investments in single-family residential properties, net	B	140,093	278,038	137,229	217,898	113,236	159,849
Total Assets		$187,510	$322,459	$178,993	$243,829	$135,983	$182,221

Liabilities:
Acquisition Note Payable	C	$187,510	$322,459	$178,993	$243,829	$135,983	$182,221
Tenant Security Deposit	A	-	-	-	-	-	-
Total Liabilities		187,510	322,459	178,993	243,829	135,983	182,221

Members’ Equity		-	-	-	-	-	-
Total liabilities and members’ equity		$187,510	$322,459	$178,993	$243,829	$135,983	$182,221

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022 (UNAUDITED)

(Continued)

	Notes	Landa Series 1744 Mountain Drive	Landa Series 6820 66th Street South	Landa Series 650 Willow Bend Lane	Landa Series 113 Hughes Avenue	Landa Series 5844 Willow Crest Drive	Landa Series 1625 W McFarland Avenue
Assets:
Cash & Restricted Cash	A	$42,474	$33,260	$34,607	$31,650	$35,861	$21,565
Investments in single-family residential properties, net	B	146,347	161,245	149,525	294,306	218,899	253,543
Total Assets		$188,821	$194,505	$184,132	$325,956	$254,760	$275,108

Liabilities:
Acquisition Note Payable	C	$188,821	$194,505	$184,132	$325,956	$254,760	$275,108
Tenant Security Deposit	A	-	-	-	-	-	-
Total Liabilities		188,821	194,505	184,132	325,956	254,760	275,108

Members’ Equity		-	-	-	-	-	-
Total liabilities and members’ equity		$188,821	$194,505	$184,132	$325,956	$254,760	$275,108

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022 (UNAUDITED)

(Continued)

	Notes	Landa Series 913 2nd Street	Landa Series 200 15th Court Northwest	Landa Series 503 8th Street South	Landa Series 503 East Robinson Street	Landa Series 4037 Stone Drive	Landa Series 4601 Sylvaner Lane
Assets:
Cash & Restricted Cash	A	$39,516	$41,571	$27,054	$36,372	$34,986	$39,360
Investments in single-family residential properties, net	B	136,755	126,996	129,052	148,104	193,378	306,526
Total Assets		$176,271	$168,567	$156,106	$184,476	$228,364	$345,886

Liabilities:
Acquisition Note Payable	C	$176,271	$168,567	$156,106	$184,476	$228,364	$345,886
Tenant Security Deposit	A	-	-	-	-	-	-
Total Liabilities		176,271	168,567	156,106	184,476	228,364	345,886

Members’ Equity		-	-	-	-	-	-
Total liabilities and members’ equity		$176,271	$168,567	$156,106	$184,476	$228,364	$345,886

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022 (UNAUDITED)

(Continued)

	Notes	Landa Series 8048 Old Plank Road	Landa Series 340 17th Ave	Landa Series 2150 Tishamingo Drive	Landa Series 3029 Cedaridge Drive	Total Combined Unaudited Pro-Forma Condensed Balance Sheet
Assets:
Cash & Restricted Cash	A	$92,994	$50,444	$75,574	$26,886	$1,195,120
Investments in single-family residential properties, net	B	206,146	138,697	148,745	366,398	6,137,910
Total Assets		$299,140	$189,141	$224,319	$393,284	$7,333,030

Liabilities:
Acquisition Note Payable	C	$299,140	$189,141	$224,319	$393,284	$7,333,030
Tenant Security Deposit	A	-	-	-	-	-
Total Liabilities		299,140	189,141	224,319	393,284	7,333,030

Members’ Equity		-	-	-	-	-
Total liabilities and members’ equity		$299,140	$189,141	$224,319	$393,284	$7,333,030

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

Notes

A	Reflects adjustments to cash and cash reserves and assumed tenant security deposits liability at closing of each property acquisition and Acquisition Note payable.

B	Reflects adjustments related to the closing of property acquisitions, including the closing costs primarily consisting of the acquisition fees and property due diligence fee and the related building depreciation for the periods presented.

C	Reflects adjustments related to the Acquisition Note payable obtained to fund the property acquisitions.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

COMBINING BALANCE

SHEETS PER 1-SA

AS OF JUNE 30, 2022 (UNAUDITED)

	Notes	Landa Series 2174 Scarbrough Road	Landa Series 153 Spring Valley Cir	Landa Series 126 Wildwood Road	Landa Series 137 Spring Valley Cir
Assets
Cash & Restricted Cash	A	$39,428	$26,807	$4,336	$25,794
Escrow		1,060	1,594	1,556	1,579
Accounts Receivable		190	1,450	-	-
Due from Related Party		-	-	9,124	-
Investments in Single-Family Residential Properties, net	B	169,158	184,570	169,495	178,054
Total Assets		$209,836	$214,421	$184,511	$205,427

Liabilities
Other Current Liabilities		$811	$1,143	$1,139	$2,549
Due to Related Party		47,840	62,790	-	65,000
Acquisition Note Payable	C	-	-	-	-
Mortgage Payable		116,250	116,265	116,250	108,750
Tenant Security Deposit	A	1,160	1,450	1,400	1,325
Total Liabilities		166,061	181,648	118,789	177,624

Members’ Equity		43,775	32,773	65,722	27,803
Total liabilities and members’ equity		$209,836	$214,421	$184,511	$205,427

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

COMBINING BALANCE

SHEETS PER 1-SA

AS OF JUNE 30, 2022 (UNAUDITED)

(Continued)

	Notes	Landa Series 3192 Lake Monroe Road	Landa Series 45 Robertford Drive	Landa Series 303 Kellys Walk	Landa Series 4085 Springvale Way	Total Combining Balance Sheets per 1-SA
Assets
Cash & Restricted Cash	A	$1,938	$2,589	$4,373	$90,616	$195,881
Escrow		612	1,144	381	1,827	9,753
Accounts Receivable		-	2,240	-	2,195	6,075
Due from Related Party		9,534	10,486	56,315	-	85,459
Investments in Single-Family Residential Properties, net	B	154,490	255,844	176,068	238,218	1,525,897
Total Assets		$166,574	$272,303	$237,137	$332,856	$1,823,065

Liabilities
Other Current Liabilities		$3	$2	$40	$4	$5,691
Due to Related Party		-	-	-	87,118	262,748
Acquisition Note Payable	C	-	-	-	-	-
Mortgage Payable		108,594	180,750	132,144	132,080	1,011,083
Tenant Security Deposit	A	1,325	2,099	2,050	1,995	12,804
Total Liabilities		109,922	182,851	134,234	221,197	1,292,326

Members’ Equity		56,652	89,452	102,903	111,659	530,739
Total liabilities and members’ equity		$166,574	$272,303	$237,137	$332,856	$1,823,065

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AND COMBINING BALANCE SHEETS PER 1-SA

AS OF JUNE 30, 2022 (UNAUDITED)

	Notes	Total Combined Unaudited Pro-Forma Condensed Balance Sheet	Total Combining Balance Sheets per 1-SA	Total Pro Forma Condensed Combined Balance Sheets and Total Combining Balance Sheets per 1-SA
Assets:
Cash & Restricted Cash	A	$1,195,120	$195,881	$1,391,001
Escrow		-	9,753	9,753
Accounts Receivable		-	6,075	6,075
Due from Related Party		-	85,459	85,459
Investments in Single-Family Residential Properties, net	B	6,137,910	1,525,897	7,663,807
Total Assets		$7,333,030	$1,823,065	$9,156,095

Liabilities:
Other Current Liabilities		$-	$5,691	$5,691
Due to Related Party		-	262,748	262,748
Acquisition Note Payable	C	7,333,030	-	7,333,030
Mortgage Payable		-	1,011,083	1,011,083
Tenant Security Deposit	A	-	12,804	12,804
Total Liabilities		7,333,030	1,292,326	8,625,356

Members’ Equity		-	530,739	530,739
Total liabilities and members’ equity		$7,333,030	$1,823,065	$9,156,095

Notes

A	Reflects adjustments to cash and cash reserves and assumed tenant security deposits liability at closing of each property acquisition and Acquisition Note payable.

B	Reflects adjustments related to the closing of property acquisitions, including the closing costs primarily consisting of the acquisition fees and property due diligence fee and the related building depreciation for the periods presented.

C	Reflects adjustments related to the Acquisition Note payable obtained to fund the property acquisitions.

LANDA SERIES 4126 ORIELY DRIVE W

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 4126 Oriely Drive W	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 4126 Oriely Drive W Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	278	84		362
Property Insurance	-	707	212		919
Repairs and Maintenance	-	-	-		-
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	299	-		299
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	4,114	B	4,114
Interest Expense	-	-	5,658	C	5,658
Total Expenses	-	1,284	10,068		11,352

Net Income (loss) before provision for income tax	-	(1,284)	(10,068)		(11,352)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(1,284)	$(10,068)		$(11,352)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 235 CELERY AVENUE N

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 235 Celery Avenue N	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 235 Celery Avenue N Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	166	119		285
Property Insurance	-	533	382		915
Repairs and Maintenance	-	1,180	-		1,180
Utilities	-	222	-		222
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	4,591	B	4,591
Interest Expense	-	-	6,312	C	6,312
Total Expenses	-	2,101	11,404		13,505

Net Income (loss) before provision for income tax	-	(2,101)	(11,404)		(13,505)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(2,101)	$(11,404)		$(13,505)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 580 DOROTHY STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 580 Dorothy Street	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 580 Dorothy Street Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	35	38		73
Property Insurance	-	361	394		755
Repairs and Maintenance	-	593	-		593
Utilities	-	123	-		123
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	3,161	B	3,161
Interest Expense	-	-	5,430	C	5,430
Total Expenses	-	1,112	9,023		10,135

Net Income (loss) before provision for income tax	-	(1,112)	(9,023)		(10,135)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(1,112)	$(9,023)		$(10,135)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 28 E HAMMON DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 28 E Hammon Drive	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 28 E Hammon Drive Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	164	191		355
Property Insurance	-	395	460		855
Repairs and Maintenance	-	204	-		204
Utilities	-	183	-		183
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	3,770	B	3,770
Interest Expense	-	-	6,108	C	6,108
Total Expenses	-	946	10,529		11,475

Net Income (loss) before provision for income tax	-	(946)	(10,529)		(11,475)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(946)	$(10,529)		$(11,475)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 6716 MOPSY LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 6716 Mopsy Lane	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 6716 Mopsy Lane Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	498	568		1,066
Property Insurance	-	381	434		815
Repairs and Maintenance	-	519	-		519
Utilities	-	300	-		300
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	3,403	B	3,403
Interest Expense	-	-	5,340	C	5,340
Total Expenses	-	1,698	9,745		11,443

Net Income (loss) before provision for income tax	-	(1,698)	(9,745)		(11,443)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(1,698)	$(9,745)		$(11,443)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1434 SHIRLEY DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1434 Shirley Drive	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 1434 Shirley Drive Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	517	506		1,023
Property Insurance	-	420	411		831
Repairs and Maintenance	-	1,725	-		1,725
Utilities	-	164	-		164
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	3,349	B	3,349
Interest Expense	-	-	6,042	C	6,042
Total Expenses	-	2,826	10,308		13,134

Net Income (loss) before provision for income tax	-	(2,826)	(10,308)		(13,134)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(2,826)	$(10,308)		$(13,134)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 8990 DORIS LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8990 Doris Lane	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 8990 Doris Lane Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	202	270		472
Property Insurance	-	221	294		515
Repairs and Maintenance	-	594	-		594
Utilities	-	200	-		200
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	1,705	B	1,705
Interest Expense	-	-	3,078	C	3,078
Total Expenses	-	1,217	5,347		6,564

Net Income (loss) before provision for income tax	-	(1,217)	(5,347)		(6,564)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(1,217)	$(5,347)		$(6,564)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1096 VINCENT DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1096 Vincent Drive	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 1096 Vincent Drive Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	392	522		914
Property Insurance	-	478	637		1,115
Repairs and Maintenance	-	410	-		410
Utilities	-	181	-		181
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	4,726	B	4,726
Interest Expense	-	-	7,098	C	7,098
Total Expenses	-	1,461	12,983		14,444

Net Income (loss) before provision for income tax	-	(1,461)	(12,983)		(14,444)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(1,461)	$(12,983)		$(14,444)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 301 WOODSTREAM DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 301 Woodstream Drive	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 301 Woodstream Drive Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	98	221		319
Property Insurance	-	175	394		569
Repairs and Maintenance	-	477	-		477
Utilities	-	28	-		28
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	3,964	B	3,964
Interest Expense	-	-	6,534	C	6,534
Total Expenses	-	778	11,113		11,891

Net Income (loss) before provision for income tax	-	(778)	(11,113)		(11,891)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(778)	$(11,113)		$(11,891)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1120 9TH COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1120 9th Court	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 1120 9th Court Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	110	224		334
Property Insurance	-	107	218		325
Repairs and Maintenance	-	-	-		-
Utilities	-	476	-		476
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	2,335	B	2,335
Interest Expense	-	-	4,218	C	4,218
Total Expenses	-	693	6,995		7,688

Net Income (loss) before provision for income tax	-	(693)	(6,995)		(7,688)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(693)	$(6,995)		$(7,688)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 808 HOME TRAIL

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 808 Home Trail	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 808 Home Trail Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	184	500		684
Property Insurance	-	179	485		664
Repairs and Maintenance	-	514	-		514
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	4,634	B	4,634
Interest Expense	-	-	7,254	C	7,254
Total Expenses	-	877	12,873		13,750

Net Income (loss) before provision for income tax	-	(877)	(12,873)		(13,750)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(877)	$(12,873)		$(13,750)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 179 POPLAR SPRINGS DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 179 Poplar Springs Drive	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 179 Poplar Springs Drive Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	37	79		116
Property Insurance	-	111	237		348
Repairs and Maintenance	-	300	-		300
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	2,287	B	2,287
Interest Expense	-	-	4,026	C	4,026
Total Expenses	-	448	6,629		7,077

Net Income (loss) before provision for income tax	-	(448)	(6,629)		(7,077)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(448)	$(6,629)		$(7,077)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 4464 WILLOW STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 4464 Willow Street	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 4464 Willow Street Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	125	314		439
Property Insurance	-	153	381		534
Repairs and Maintenance	-	300	-		300
Utilities	-	111	-		111
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	3,632	B	3,632
Interest Expense	-	-	5,484	C	5,484
Total Expenses	-	689	9,811		10,500

Net Income (loss) before provision for income tax	-	(689)	(9,811)		(10,500)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(689)	$(9,811)		$(10,500)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 7817 3RD STREET SOUTH

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 7817 3rd Street South	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 7817 3rd Street South Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	87	211		298
Property Insurance	-	86	209		295
Repairs and Maintenance	-	250	-		250
Utilities	-	203	-		203
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	1,887	B	1,887
Interest Expense	-	-	3,060	C	3,060
Total Expenses	-	626	5,367		5,993

Net Income (loss) before provision for income tax	-	(626)	(5,367)		(5,993)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(626)	$(5,367)		$(5,993)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1713 ALFEN STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1713 Alfen Street	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 1713 Alfen Street Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	170	449		619
Property Insurance	-	180	475		655
Repairs and Maintenance	-	-	-		-
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	2,664	B	2,664
Interest Expense	-	-	4,098	C	4,098
Total Expenses	-	350	7,686		8,036

Net Income (loss) before provision for income tax	-	(350)	(7,686)		(8,036)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(350)	$(7,686)		$(8,036)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1744 MOUNTAIN DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1744 Mountain Drive	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 1744 Mountain Drive Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	63	132		195
Property Insurance	-	124	259		383
Repairs and Maintenance	-	250	-		250
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	2,439	B	2,439
Interest Expense	-	-	4,248	C	4,248
Total Expenses	-	437	7,078		7,515

Net Income (loss) before provision for income tax	-	(437)	(7,078)		(7,515)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(437)	$(7,078)		$(7,515)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 6820 66TH STREET SOUTH

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 6820 66th Street South	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 6820 66th Street South Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	93	282		375
Property Insurance	-	96	292		388
Repairs and Maintenance	-	550	-		550
Utilities	-	203	-		203
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	2,687	B	2,687
Interest Expense	-	-	4,374	C	4,374
Total Expenses	-	942	7,635		8,577

Net Income (loss) before provision for income tax	-	(942)	(7,635)		(8,577)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(942)	$(7,635)		$(8,577)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 650 WILLOW BEND LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 650 Willow Bend Lane	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 650 Willow Bend Lane Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	47	152		199
Property Insurance	-	90	292		382
Repairs and Maintenance	-	250	-		250
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	2,492	B	2,492
Interest Expense	-	-	4,140	C	4,140
Total Expenses	-	387	7,076		7,463

Net Income (loss) before provision for income tax	-	(387)	(7,076)		(7,463)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(387)	$(7,076)		$(7,463)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 113 HUGHES AVENUE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 113 Hughes Avenue	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 113 Hughes Avenue Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	257	855		1,112
Property Insurance	-	257	858		1,115
Repairs and Maintenance	-	-	-		-
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	4,905	B	4,905
Interest Expense	-	-	7,332	C	7,332
Total Expenses	-	514	13,950		14,464

Net Income (loss) before provision for income tax	-	(514)	(13,950)		(14,464)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(514)	$(13,950)		$(14,464)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 5844 WILLOW CREST DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 5844 Willow Crest Drive	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 5844 Willow Crest Drive Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	137	333		470
Property Insurance	-	152	370		522
Repairs and Maintenance	-	250	-		250
Utilities	-	293	-		293
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	3,648	B	3,648
Interest Expense	-	-	5,730	C	5,730
Total Expenses	-	832	10,081		10,913

Net Income (loss) before provision for income tax	-	(832)	(10,081)		(10,913)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(832)	$(10,081)		$(10,913)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1625 W MCFARLAND AVENUE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 1625 W McFarland Avenue	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 1625 W McFarland Avenue Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	203	493		696
Property Insurance	-	170	415		585
Repairs and Maintenance	-	1,140	-		1,140
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	4,226	B	4,226
Interest Expense	-	-	6,192	C	6,192
Total Expenses	-	1,513	11,326		12,839

Net Income (loss) before provision for income tax	-	(1,513)	(11,326)		(12,839)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(1,513)	$(11,326)		$(12,839)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 913 2ND STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 913 2nd Street	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 913 2nd Street Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	64	160		224
Property Insurance	-	98	245		343
Repairs and Maintenance	-	468	-		468
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	2,279	B	2,279
Interest Expense	-	-	3,966	C	3,966
Total Expenses	-	630	6,650		7,280

Net Income (loss) before provision for income tax	-	(630)	(6,650)		(7,280)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(630)	$(6,650)		$(7,280)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 200 15TH COURT NORTHWEST

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 200 15th Court Northwest	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 200 15th Court Northwest Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	33	74		107
Property Insurance	-	100	225		325
Repairs and Maintenance	-	550	-		550
Utilities	-	253	-		253
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	2,117	B	2,117
Interest Expense	-	-	3,792	C	3,792
Total Expenses	-	936	6,208		7,144

Net Income (loss) before provision for income tax	-	(936)	(6,208)		(7,144)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(936)	$(6,208)		$(7,144)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 503 8TH STREET SOUTH

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 503 8th Street South	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 503 8th Street South Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	41	136		177
Property Insurance	-	76	254		330
Repairs and Maintenance	-	550	-		550
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	2,151	B	2,151
Interest Expense	-	-	3,510	C	3,510
Total Expenses	-	667	6,051		6,718

Net Income (loss) before provision for income tax	-	(667)	(6,051)		(6,718)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(667)	$(6,051)		$(6,718)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 503 EAST ROBINSON STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 503 East Robinson Street	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 503 East Robinson Street Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	72	180		252
Property Insurance	-	104	260		364
Repairs and Maintenance	-	916	-		916
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	2,468	B	2,468
Interest Expense	-	-	4,152	C	4,152
Total Expenses	-	1,092	7,060		8,152

Net Income (loss) before provision for income tax	-	(1,092)	(7,060)		(8,152)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(1,092)	$(7,060)		$(8,152)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 4037 STONE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 4037 Stone Drive	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 4037 Stone Drive Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	146	397		543
Property Insurance	-	126	343		469
Repairs and Maintenance	-	325	-		325
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	3,223	B	3,223
Interest Expense	-	-	5,136	C	5,136
Total Expenses	-	597	9,099		9,696

Net Income (loss) before provision for income tax	-	(597)	(9,099)		(9,696)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(597)	$(9,099)		$(9,696)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 4601 SYLVANER LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 4601 Sylvaner Lane	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 4601 Sylvaner Lane Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	113	355		468
Property Insurance	-	174	545		719
Repairs and Maintenance	-	550	-		550
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	5,109	B	5,109
Interest Expense	-	-	7,782	C	7,782
Total Expenses	-	837	13,791		14,628

Net Income (loss) before provision for income tax	-	(837)	(13,791)		(14,628)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(837)	$(13,791)		$(14,628)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 8048 OLD PLANK ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 8048 Old Plank Road	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 8048 Old Plank Road Pro Forma
Rental Income	$-	$-	-		$-

Expenses
Real Estate Taxes	-	148	221		369
Property Insurance	-	338	505		843
Repairs and Maintenance	-	444	-		444
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	3,436	B	3,436
Interest Expense	-	-	6,732	C	6,732
Total Expenses	-	930	10,894		11,824

Net Income (loss) before provision for income tax	-	(930)	(10,894)		(11,824)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(930)	$(10,894)		$(11,824)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 340 17TH AVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 340 17th Ave	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 340 17th Ave Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	21	456		477
Property Insurance	-	16	351		367
Repairs and Maintenance	-	475	-		475
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	2,312	B	2,312
Interest Expense	-	-	4,254	C	4,254
Total Expenses	-	512	7,373		7,885

Net Income (loss) before provision for income tax	-	(512)	(7,373)		(7,885)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(512)	$(7,373)		$(7,885)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 2150 TISHAMINGO DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 2150 Tishamingo Drive	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 2150 Tishamingo Drive Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	9	774		783
Property Insurance	-	4	367		371
Repairs and Maintenance	-	425	-		425
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	2,479	B	2,479
Interest Expense	-	-	5,046	C	5,046
Total Expenses	-	438	8,666		9,104

Net Income (loss) before provision for income tax	-	(438)	(8,666)		(9,104)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(438)	$(8,666)		$(9,104)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 3029 CEDARIDGE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Landa Series 3029 Cedaridge Drive	Property Acquisition	Pro Forma Adjustments	Notes	Landa Series 3029 Cedaridge Drive Pro Forma
Rental Income	$-	$-	$-		$-

Expenses
Real Estate Taxes	-	575	1,399		1,974
Property Insurance	-	411	1,000		1,411
Repairs and Maintenance	-	550	-		550
Utilities	-	-	-		-
Homeowner Association Fees	-	-	-		-
Marketing Expense	-	-	-		-
Management fee	-	-	-	E	-
Depreciation and amortization	-	-	6,107	B	6,107
Interest Expense	-	-	8,850	C	8,850
Total Expenses	-	1,536	17,356		18,892

Net Income (loss) before provision for income tax	-	(1,536)	(17,356)		(18,892)
Provision for income taxes	-	-	-	D	-
Net Income (Loss)	$-	$(1,536)	$(17,356)		$(18,892)

The accompanying notes are an integral part of these unaudited pro-forma financial statement

Notes

B	Reflects adjustments related to the closing of property acquisitions, including the closing costs primarily consisting of the acquisition fees and property due diligence fee and the related building depreciation for the periods presented.

C

Reflects adjustments related to the Acquisition Notes payable that were obtained to fund the property acquisitions and the related interest expense for the period presented.

For the Prior Series (as defined and indicated on the Master Series Table), the Acquisition Notes have previously been refinanced and the rate and interest expense can be found in the Company’s Form 1-K/A and Form 1-SA incorporated by reference in this filing.

For the New Series (as defined and indicated on the Master Series Table), the Acquisition Notes are expected to be refinanced at the closing of the offering with a Refinance Note at a market rate of interest that is expected to be in the range of 7% to 10% per annum, that will be secured by the property and mature between one (1) and five (5) years after the refinancing. The Refinance Notes are anticipated to have principal amounts that (i) are less than the Acquisition Notes and (ii) represent a loan to value ratio of approximately 65%.

The table below represents the interest expense and Net Income/(Loss) per New Series based on (i) each Refinance Note (x) having a principal amount equal to 65% of the original principal amount of the Acquisition Note and (y) having either a 7% and 10% interest rate; and (ii) each Acquisition Note (x) being partially paid down by the Refinance Note and having a principal amount equal to 35% of the original principal amount of the Acquisition Note and (y) having an interest rate equal to 4.5%.

	Proposed		6 Mos Total		6 Mos Total	June Pro
Series Name	Refinance Note	Remaining Acq Note	Int Exp @ 7% (1)	June Proforma Income/(Loss)	Int Exp @ 10% (1)	forma Income/(Loss)

Landa Series 4126 Oriely Drive W	131,950.00	119,515.00	7,307.34	(13,001)	9,286.59	(14,981)
Landa Series 235 Celery Avenue N	159,250.00	121,349.00	8,304.10	(15,497)	10,692.85	(17,886)
Landa Series 580 Dorothy Street	109,200.00	132,052.00	6,793.17	(11,498)	8,431.17	(13,136)
Landa Series 28 E Hammon Drive	154,700.00	116,693.00	8,040.09	(13,407)	10,360.59	(15,728)
Landa Series 6716 Mopsy Lane	130,000.00	107,362.00	6,965.65	(13,069)	8,915.65	(15,019)
Landa Series 1434 Shirley Drive	129,350.00	139,204.00	7,659.34	(14,751)	9,599.59	(16,692)
Landa Series 8990 Doris Lane	97,500.00	39,285.00	4,296.41	(7,782)	5,758.91	(9,245)
Landa Series 1096 Vincent Drive	178,750.00	136,607.00	9,329.91	(16,676)	12,011.16	(19,357)
Landa Series 301 Woodstream Drive	162,500.00	127,932.00	8,565.97	(13,923)	11,003.47	(16,360)
Landa Series 1120 9th Court	106,600.00	80,910.00	5,551.48	(9,021)	7,150.48	(10,620)
Landa Series 808 Home Trail	166,400.00	156,059.00	9,335.33	(15,831)	11,831.33	(18,327)
Landa Series 179 Poplar Springs Drive	107,396.00	71,597.20	5,369.79	(8,421)	6,980.73	(10,032)
Landa Series 4464 Willow Street	146,297.00	97,531.60	7,314.87	(12,331)	9,509.33	(14,525)
Landa Series 7817 3rd Street South	81,590.00	54,393.20	4,079.49	(7,012)	5,303.34	(8,236)
Landa Series 1713 Alfen Street	105,300.00	76,921.00	5,416.22	(9,354)	6,995.72	(10,934)
Landa Series 1744 Mountain Drive	113,293.00	75,528.40	5,664.63	(8,932)	7,364.02	(10,631)
Landa Series 6820 66th Street South	116,703.00	77,802.00	5,835.15	(10,038)	7,585.70	(11,789)
Landa Series 650 Willow Bend Lane	96,850.00	87,282.00	5,353.60	(8,677)	6,806.35	(10,129)
Landa Series 113 Hughes Avenue	175,500.00	150,456.00	9,527.76	(16,660)	12,160.26	(19,292)
Landa Series 5844 Willow Crest Drive	152,856.00	101,904.00	7,642.80	(12,826)	9,935.64	(15,119)
Landa Series 1625 W Mcfarland Avenue	152,750.00	122,358.00	8,099.31	(14,746)	10,390.56	(17,038)
Landa Series 913 2nd Street	84,500.00	91,771.00	5,022.35	(8,336)	6,289.85	(9,604)
Landa Series 200 15th Court Northwest	101,140.00	67,426.80	5,057.01	(8,409)	6,574.11	(9,926)
Landa Series 503 8th Street South	93,664.00	62,442.40	4,683.18	(7,891)	6,088.13	(9,296)
Landa Series 503 East Robinson Street	100,750.00	83,726.00	5,410.09	(9,410)	6,921.34	(10,921)
Landa Series 4037 Stone Drive	137,018.00	91,345.60	6,850.92	(11,411)	8,906.20	(13,466)
Landa Series 4601 Sylvaner Lane	193,700.00	152,186.00	10,203.69	(17,050)	13,109.19	(19,955)
Landa Series 8048 Old Plank Road	179,484.00	119,656.00	8,974.20	(14,066)	11,666.46	(16,758)
Landa Series 340 17th Ave	113,485.00	75,656.40	5,674.23	(9,305)	7,376.50	(11,007)
Landa Series 2150 Tishamingo Drive	134,591.00	89,727.60	6,729.57	(10,788)	8,748.44	(12,806)
Landa Series 3029 Cedaridge Drive	224,750.00	168,534.00	11,658.27	(21,700)	15,029.52	(25,072)

(1)	Both the 7% and 10%. Interest expense columns include the remaining acquisition note balance of 4.5% interest expense.

D	The Company elected not to the provision for income taxes as there were losses and a full deferred tax asset valuation allowance was assumed.

E	Reflects adjustments for property management fee expense based on contractual terms to be entered into under management agreements with the Manager at closing of this offering for the periods presented

LANDA SERIES 2174 SCARBROUGH ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 2174 Scarbrough Road	Property Acquisition	Pro Forma Adjustments	Landa Series 2174 Scarbrough Road Pro Forma
Rental Income		$898	8,769	$-	$9,667

Expenses
Real Estate Taxes		135	1,031	-	1,165
Property Insurance		38	448	-	486
Management fee	E	72	702	-	774
Depreciation and amortization	B	474	-	5,214	5,688
Interest Expense	C	372	-	8,148	8,520
Total Expenses		1,091	2,181	13,362	16,633

Net Income (loss) before provision for income tax		(193)	6,588	(13,362)	(6,966)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$(193)	$6,588	$(13,362)	$(6,966)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 153 SPRING VALLEY CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 153 Spring Valley Circle	Property Acquisition	Pro Forma Adjustments	Landa Series 153 Spring Valley Circle Pro Forma
Rental Income		$1,123	$11,202	$-	$12,325

Expenses
Real Estate Taxes		212	2,249	-	2,461
Property Insurance		37	392	-	429
HOA Fee		-	-	-	-
Management Fee	E	90	896	-	986
Depreciation and Amortization	B	517	-	5,687	6,204
Interest Expense	C	391	-	8,681	9,072
Total Expenses		1,247	3,537	14,368	19,152

Net Income (loss) before provision for income tax		(124)	7,665	(14,368)	(6,827)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$(124)	$7,665	$(14,368)	$(6,827)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 126 WILDWOOD ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 126 Wildwood Road	Property Acquisition	Pro Forma Adjustments	Landa Series 126 Wildwood Road Pro Forma
Rental Income		$1,084	$11,742	$-	$12,826

Expenses
Real Estate Taxes		207	1,359	-	1,566
Property Insurance		36	418	-	454
HOA Fee		-	-	-
Management Fee	E	87	939	-	1,026
Depreciation and amortization	B	475	-	5,225	5,700
Interest Expense	C	372	-	7,980	8,352
Total Expenses		1,177	2,716	13,205	17,098

Net Income (loss) before provision for income tax		(93)	9,026	(13,205)	(4,272)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$(93)	$9,026	$(13,205)	$(4,272)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 137 SPRING VALLEY CIRCLE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 137 Spring Valley Circle	Property Acquisition	Pro Forma Adjustments	Landa Series 137 Spring Valley Circle Pro Forma
Rental Income		$907	$11,018	$-	$11,925

Expenses
Real Estate Taxes		209	1,147	-	1,356
Property Insurance		39	426	-	465
HOA Fee		-	-	-	-
Management Fee	E	82	881	-	963
Depreciation and amortization	B	499	-	5,489	5,988
Interest Expense	C	348	-	8,232	8,580
Total Expenses		1,177	2,454	13,721	17,352

Net Income (loss) before provision for income tax		(270)	8,564	(13,721)	(5,427)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$(270)	$8,564	$(13,721)	$(5,427)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 3192 LAKE MONROE ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 3192 Lake Monroe Road	Property Acquisition	Pro Forma Adjustments	Landa Series 3192 Lake Monroe Road Pro Forma
Rental Income		$1,026	$9,574	$-	$10,600

Expenses
Real Estate Taxes		73	564	-	637
Property Insurance		34	385	-	419
HOA Fee		-	-	-	-
Management Fee	E	82	766	-	848
Depreciation and amortization	B	433	-	4,763	5,196
Interest Expense	C	392	-	7,192	7,584
Total Expenses		1,014	1,715	11,955	14,684

Net Income (loss) before provision for income tax		12	7,859	(11,955)	(4,084)
Provision for income taxes	D	3	-	-	3
Net Income (Loss)		$9	$7,859	$(11,955)	$(4,087)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 45 ROBERTFORD DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 45 Robertford Drive	Property Acquisition	Pro Forma Adjustments	Landa Series 45 Robertford Drive Pro Forma
Rental Income		$1,625	$11,420	$-	$13,045

Expenses
Real Estate Taxes		142	830	-	972
Property Insurance		50	369	-	419
HOA Fee		-	-	-	-
Management Fee	E	130	914	-	1,044
Depreciation and amortization	B	716	-	7,876	8,592
Interest Expense	C	578	-	11,734	12,312
Total Expenses		1,616	2,113	19,610	23,339

Net Income (loss) before provision for income tax		9	9,307	(19,610)	(10,294)
Provision for income taxes	D	2	-	-	2
Net Income (Loss)		$7	$9,307	$(19,610)	$(10,296)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 303 KELLYS WALK

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 303 Kellys Walk	Property Acquisition	Pro Forma Adjustments	Landa Series 303 Kellys Walk Pro Forma
Rental Income		$1,355	$5,722	$-	$7,077

Expenses
Real Estate Taxes		35	198	-	233
Property Insurance		45	225	-	270
HOA Fee		10	60	-	70
Management Fee	E	108	458	-	566
Depreciation and amortization	B	494	-	5,434	5,928
Interest Expense	C	504	-	10,176	10,680
Total Expenses		1,196	941	15,610	17,747

Net Income (loss) before provision for income tax		159	4,781	(15,610)	(10,670)
Provision for income taxes	D	40	-	-	40
Net Income (Loss)		$119	$4,781	$(15,610)	$(10,710)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 4085 SPRINGVALE WAY

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 4085 Springvale Way	Property Acquisition	Pro Forma Adjustments	Landa Series 4085 Springvale Way Pro Forma
Rental Income		$1,545	$6,326	$-	$7,871

Expenses
Real Estate Taxes		242	971	-	1,213
Property Insurance		45	300	-	345
HOA Fee		29	147	-	176
Management Fee	E	124	506	-	630
Depreciation and amortization	B	667	-	7,337	8,004
Interest Expense	C	423	-	11,781	12,204
Total Expenses		1,530	1,924	19,118	22,572

Net Income (loss) before provision for income tax		15	4,402	(19,118)	(14,701)
Provision for income taxes	D	4	-	-	4
Net Income (Loss)		$11	$4,402	$(19,118)	$(14,705)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 4126 ORIELY DRIVE W

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 4126 Oriely Drive W	Property Acquisition	Pro Forma Adjustments	Landa Series 4126 Oriely Drive W Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	723	723
Property Insurance		-	-	1,139	1,139
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	7,848	7,848
Interest Expense	C	-	-	11,316	11,316
Total Expenses		-	-	21,026	21,026

Net Income (loss) before provision for income tax		-	-	(21,026)	(21,026)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(21,026)	$(21,026)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 235 CELERY AVENUE N

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 235 Celery Avenue N	Property Acquisition	Pro Forma Adjustments	Landa Series 235 Celery Avenue N Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	769	769
Property Insurance		-	-	1,903	1,903
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	7,872	7,872
Interest Expense	C	-	-	12,624	12,624
Total Expenses		-	-	23,168	23,168

Net Income (loss) before provision for income tax		-	-	(23,168)	(23,168)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(23,168)	$(23,168)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 580 DOROTHY STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 580 Dorothy Street	Property Acquisition	Pro Forma Adjustments	Landa Series 580 Dorothy Street Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	149	149
Property Insurance		-	-	1,570	1,570
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	6,180	6,180
Interest Expense	C	-	-	10,860	10,860
Total Expenses		-	-	18,759	18,759

Net Income (loss) before provision for income tax		-	-	(18,759)	(18,759)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(18,759)	$(18,759)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 28 E HAMMON DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 28 E Hammon Drive	Property Acquisition	Pro Forma Adjustments	Landa Series 28 E Hammon Drive Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	710	710
Property Insurance		-	-	1,778	1,778
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	7,392	7,392
Interest Expense	C	-	-	12,216	12,216
Total Expenses		-	-	22,096	22,096

Net Income (loss) before provision for income tax		-	-	(22,096)	(22,096)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(22,096)	$(22,096)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 6716 MOPSY LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 6716 Mopsy Lane	Property Acquisition	Pro Forma Adjustments	Landa Series 6716 Mopsy Lane Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	2,132	2,132
Property Insurance		-	-	1,695	1,695
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	6,684	6,684
Interest Expense	C	-	-	10,680	10,680
Total Expenses		-	-	21,191	21,191

Net Income (loss) before provision for income tax		-	-	(21,191)	(21,191)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(21,191)	$(21,191)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1434 SHIRLEY DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 1434 Shirley Drive	Property Acquisition	Pro Forma Adjustments	Landa Series 1434 Shirley Drive Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	2,047	2,047
Property Insurance		-	-	1,728	1,728
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	6,528	6,528
Interest Expense	C	-	-	12,084	12,084
Total Expenses		-	-	22,387	22,387

Net Income (loss) before provision for income tax		-	-	(22,387)	(22,387)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(22,387)	$(22,387)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 8990 DORIS LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 8990 Doris Lane	Property Acquisition	Pro Forma Adjustments	Landa Series 8990 Doris Lane Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	943	943
Property Insurance		-	-	1,070	1,070
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	3,324	3,324
Interest Expense	C	-	-	6,156	6,156
Total Expenses		-	-	11,493	11,493

Net Income (loss) before provision for income tax		-	-	(11,493)	(11,493)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(11,493)	$(11,493)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1096 VINCENT DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 1096 Vincent Drive	Property Acquisition	Pro Forma Adjustments	Landa Series 1096 Vincent Drive Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	1,828	1,828
Property Insurance		-	-	2,319	2,319
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	9,300	9,300
Interest Expense	C	-	-	14,196	14,196
Total Expenses		-	-	27,643	27,643

Net Income (loss) before provision for income tax		-	-	(27,643)	(27,643)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(27,643)	$(27,643)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 301 WOODSTREAM DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 301 Woodstream Drive	Property Acquisition	Pro Forma Adjustments	Landa Series 301 Woodstream Drive Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	637	637
Property Insurance		-	-	1,183	1,183
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	7,764	7,764
Interest Expense	C	-	-	13,068	13,068
Total Expenses		-	-	22,652	22,652

Net Income (loss) before provision for income tax		-	-	(22,652)	(22,652)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(22,652)	$(22,652)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1120 9TH COURT

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 1120 9th Court	Property Acquisition	Pro Forma Adjustments	Landa Series 1120 9th Court Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	670	670
Property Insurance		-	-	676	676
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	4,548	4,548
Interest Expense	C	-	-	8,436	8,436
Total Expenses		-	-	14,330	14,330

Net Income (loss) before provision for income tax		-	-	(14,330)	(14,330)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(14,330)	$(14,330)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 808 HOME TRAIL

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 808 Home Trail	Property Acquisition	Pro Forma Adjustments	Landa Series 808 Home Trail Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	1,368	1,368
Property Insurance		-	-	1,380	1,380
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	9,108	9,108
Interest Expense	C	-	-	14,508	14,508
Total Expenses		-	-	26,364	26,364

Net Income (loss) before provision for income tax		-	-	(26,364)	(26,364)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(26,364)	$(26,364)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 179 POPLAR SPRINGS DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 179 Poplar Springs Drive	Property Acquisition	Pro Forma Adjustments	Landa Series 179 Poplar Springs Drive Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	284	284
Property Insurance		-	-	724	724
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	4,464	4,464
Interest Expense	C	-	-	8,052	8,052
Total Expenses		-	-	13,524	13,524

Net Income (loss) before provision for income tax		-	-	(13,524)	(13,524)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(13,524)	$(13,524)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 4464 WILLOW STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 4464 Willow Street	Property Acquisition	Pro Forma Adjustments	Landa Series 4464 Willow Street Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	809	809
Property Insurance		-	-	1,110	1,110
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	7,152	7,152
Interest Expense	C	-	-	10,968	10,968
Total Expenses		-	-	20,039	20,039

Net Income (loss) before provision for income tax		-	-	(20,039)	(20,039)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(20,039)	$(20,039)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 7817 3RD STREET SOUTH

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 7817 3rd Street South	Property Acquisition	Pro Forma Adjustments	Landa Series 7817 3rd Street South Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	586	586
Property Insurance		-	-	613	613
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	3,708	3,708
Interest Expense	C	-	-	6,120	6,120
Total Expenses		-	-	11,027	11,027

Net Income (loss) before provision for income tax		-	-	(11,027)	(11,027)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(11,027)	$(11,027)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1713 ALFEN STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 1713 Alfen Street	Property Acquisition	Pro Forma Adjustments	Landa Series 1713 Alfen Street Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	1,239	1,239
Property Insurance		-	-	1,362	1,362
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	5,244	5,244
Interest Expense	C	-	-	8,196	8,196
Total Expenses		-	-	16,041	16,041

Net Income (loss) before provision for income tax		-	-	(16,041)	(16,041)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(16,041)	$(16,041)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1744 MOUNTAIN DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 1744 Mountain Drive	Property Acquisition	Pro Forma Adjustments	Landa Series 1744 Mountain Drive Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	391	391
Property Insurance		-	-	797	797
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	4,764	4,764
Interest Expense	C	-	-	8,496	8,496
Total Expenses		-	-	14,448	14,448

Net Income (loss) before provision for income tax		-	-	(14,448)	(14,448)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(14,448)	$(14,448)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 6820 66TH STREET SOUTH

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 6820 66th Street South	Property Acquisition	Pro Forma Adjustments	Landa Series 6820 66th Street South Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	740	740
Property Insurance		-	-	806	806
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	5,268	5,268
Interest Expense	C	-	-	8,748	8,748
Total Expenses		-	-	15,562	15,562

Net Income (loss) before provision for income tax		-	-	(15,562)	(15,562)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(15,562)	$(15,562)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 650 WILLOW BEND LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 650 Willow Bend Lane	Property Acquisition	Pro Forma Adjustments	Landa Series 650 Willow Bend Lane Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	451	451
Property Insurance		-	-	796	796
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	4,884	4,884
Interest Expense	C	-	-	8,280	8,280
Total Expenses		-	-	14,411	14,411

Net Income (loss) before provision for income tax		-	-	(14,411)	(14,411)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(14,411)	$(14,411)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 113 HUGHES AVENUE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 113 Hughes Avenue	Property Acquisition	Pro Forma Adjustments	Landa Series 113 Hughes Avenue Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	2,224	2,224
Property Insurance		-	-	2,319	2,319
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	9,660	9,660
Interest Expense	C	-	-	14,664	14,664
Total Expenses		-	-	28,867	28,867

Net Income (loss) before provision for income tax		-	-	(28,867)	(28,867)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(28,867)	$(28,867)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 5844 WILLOW CREST DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 5844 Willow Crest Drive	Property Acquisition	Pro Forma Adjustments	Landa Series 5844 Willow Crest Drive Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	648	648
Property Insurance		-	-	1,086	1,086
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	7,164	7,164
Interest Expense	C	-	-	11,460	11,460
Total Expenses		-	-	20,358	20,358

Net Income (loss) before provision for income tax		-	-	(20,358)	(20,358)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(20,358)	$(20,358)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 1625 W MCFARLAND AVENUE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 1625 W McFarland Avenue	Property Acquisition	Pro Forma Adjustments	Landa Series 1625 W McFarland Avenue Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	1,391	1,391
Property Insurance		-	-	1,216	1,216
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	8,328	8,328
Interest Expense	C	-	-	12,384	12,384
Total Expenses		-	-	23,319	23,319

Net Income (loss) before provision for income tax		-	-	(23,319)	(23,319)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(23,319)	$(23,319)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 913 2ND STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 913 2nd Street	Property Acquisition	Pro Forma Adjustments	Landa Series 913 2nd Street Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	451	451
Property Insurance		-	-	715	715
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	4,452	4,452
Interest Expense	C	-	-	7,932	7,932
Total Expenses		-	-	13,550	13,550

Net Income (loss) before provision for income tax		-	-	(13,550)	(13,550)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(13,550)	$(13,550)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 200 15TH COURT NORTHWEST

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 200 15th Court Northwest	Property Acquisition	Pro Forma Adjustments	Landa Series 200 15th Court Northwest Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	488	488
Property Insurance		-	-	676	676
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	4,128	4,128
Interest Expense	C	-	-	7,584	7,584
Total Expenses		-	-	12,876	12,876

Net Income (loss) before provision for income tax		-	-	(12,876)	(12,876)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(12,876)	$(12,876)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 503 8TH STREET SOUTH

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 503 8th Street South	Property Acquisition	Pro Forma Adjustments	Landa Series 503 8th Street South Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	354	354
Property Insurance		-	-	686	686
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	4,212	4,212
Interest Expense	C	-	-	7,020	7,020
Total Expenses		-	-	12,272	12,272

Net Income (loss) before provision for income tax		-	-	(12,272)	(12,272)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(12,272)	$(12,272)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 503 EAST ROBINSON STREET

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 503 East Robinson Street	Property Acquisition	Pro Forma Adjustments	Landa Series 503 East Robinson Street Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	503	503
Property Insurance		-	-	758	758
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	4,836	4,836
Interest Expense	C	-	-	8,304	8,304
Total Expenses		-	-	14,401	14,401

Net Income (loss) before provision for income tax		-	-	(14,401)	(14,401)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(14,401)	$(14,401)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 4037 STONE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 4037 Stone Drive	Property Acquisition	Pro Forma Adjustments	Landa Series 4037 Stone Drive Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	1,086	1,086
Property Insurance		-	-	975	975
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	6,324	6,324
Interest Expense	C	-	-	10,272	10,272
Total Expenses		-	-	18,657	18,657

Net Income (loss) before provision for income tax		-	-	(18,657)	(18,657)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(18,657)	$(18,657)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 4601 SYLVANER LANE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 4601 Sylvaner Lane	Property Acquisition	Pro Forma Adjustments	Landa Series 4601 Sylvaner Lane Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	984	984
Property Insurance		-	-	1,496	1,496
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	10,044	10,044
Interest Expense	C	-	-	15,564	15,564
Total Expenses		-	-	28,088	28,088

Net Income (loss) before provision for income tax		-	-	(28,088)	(28,088)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(28,088)	$(28,088)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 8048 OLD PLANK ROAD

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 8048 Old Plank Road	Property Acquisition	Pro Forma Adjustments	Landa Series 8048 Old Plank Road Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	737	737
Property Insurance		-	-	1,753	1,753
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	6,660	6,660
Interest Expense	C	-	-	13,464	13,464
Total Expenses		-	-	22,614	22,614

Net Income (loss) before provision for income tax		-	-	(22,614)	(22,614)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(22,614)	$(22,614)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 340 17TH AVENUE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 340 17th Avenue	Property Acquisition	Pro Forma Adjustments	Landa Series 340 17th Avenue Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	608	608
Property Insurance		-	-	724	724
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	4,500	4,500
Interest Expense	C	-	-	8,508	8,508
Total Expenses		-	-	14,340	14,160

Net Income (loss) before provision for income tax		-	-	(14,340)	(14,340)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(14,340)	$(14,340)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 2150 TISHAMINGO DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 2150 Tishamingo Drive	Property Acquisition	Pro Forma Adjustments	Landa Series 2150 Tishamingo Drive Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	1,190	1,190
Property Insurance		-	-	804	804
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	4,800	4,800
Interest Expense	C	-	-	10,092	10,092
Total Expenses		-	-	16,886	16,886

Net Income (loss) before provision for income tax		-	-	(16,886)	(16,886)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(16,886)	$(16,886)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA SERIES 3029 CEDARIDGE DRIVE

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

		Landa Series 3029 Cedaridge Drive	Property Acquisition	Pro Forma Adjustments	Landa Series 3029 Cedaridge Drive Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		-	-	3,947	3,947
Property Insurance		-	-	2,935	2,935
Management fee	E	-	-	-	-
Depreciation and amortization	B	-	-	12,036	12,036
Interest Expense	C	-	-	17,700	17,700
Total Expenses		-	-	36,618	36,618

Net Income (loss) before provision for income tax		-	-	(36,618)	(36,618)
Provision for income taxes	D	-	-	-	-
Net Income (Loss)		$-	$-	$(36,618)	$(36,618)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

Notes

B	Reflects adjustments related to the closing of property acquisitions, including the closing costs primarily consisting of the acquisition fees and property due diligence fee and the related building depreciation for the periods presented.

C	Reflects adjustments related to the Acquisition Notes payable that were obtained to fund the property acquisitions and the related interest expense for the period presented.

For the Prior Series (as defined and indicated on the Master Series Table), the Acquisition Notes have previously been refinanced and the rate and interest expense can be found in the Company’s Form 1-K/A and Form 1-SA incorporated by reference in this filing.

For the New Series (as defined and indicated on the Master Series Table), the Acquisition Notes are expected to be refinanced at the closing of the offering with a Refinance Note at a market rate of interest that is expected to be in the range of 7% to 10% per annum, that will be secured by the property and mature between one (1) and five (5) years after the refinancing. The Refinance Notes are anticipated to have principal amounts that (i) are less than the Acquisition Notes and (ii) represent a loan to value ratio of approximately 65%.

The table below represents the interest expense and Net Income/(Loss) per New Series based on (i) each Refinance Note (x) having a principal amount equal to 65% of the original principal amount of the Acquisition Note and (y) having either a 7% and 10% interest rate; and (ii) each Acquisition Note (x) being partially paid down by the Refinance Note and having a principal amount equal to 35% of the original principal amount of the Acquisition Note and (y) having an interest rate equal to 4.5%.

Series Name	Proposed Refinance Note	Remaining Acq Note	12 Mos Total Interest Expense @ 7% (1)	December Pro Forma Income/(Loss)	12 Mos Total Interest Expense @ 10% (1)	December Pro Forma Income/(Loss)

Landa Series 4126 Oriely Drive W	131,950.00	119,515.00	14,614.68	(24,324.68)	18,573.18	(28,283.18)
Landa Series 235 Celery Avenue N	159,250.00	121,349.00	16,608.21	(27,152.21)	21,385.71	(31,929.71)
Landa Series 580 Dorothy Street	109,200.00	132,052.00	13,586.34	(21,485.34)	16,862.34	(24,761.34)
Landa Series 28 E Hammon Drive	154,700.00	116,693.00	16,080.19	(25,960.19)	20,721.19	(30,601.19)
Landa Series 6716 Mopsy Lane	130,000.00	107,362.00	13,931.29	(24,442.29)	17,831.29	(28,342.29)
Landa Series 1434 Shirley Drive	129,350.00	139,204.00	15,318.68	(25,621.68)	19,199.18	(29,502.18)
Landa Series 8990 Doris Lane	97,500.00	39,285.00	8,592.83	(13,929.83)	11,517.83	(16,854.83)
Landa Series 1096 Vincent Drive	178,750.00	136,607.00	18,659.82	(32,106.82)	24,022.32	(37,469.32)
Landa Series 301 Woodstream Drive	162,500.00	127,932.00	17,131.94	(26,715.94)	22,006.94	(31,590.94)
Landa Series 1120 9th Court	106,600.00	80,910.00	11,102.95	(16,996.95)	14,300.95	(20,194.95)
Landa Series 808 Home Trail	166,400.00	156,059.00	18,670.66	(30,526.66)	23,662.66	(35,518.66)
Landa Series 179 Poplar Springs Drive	107,395.80	71,597.20	10,739.58	(16,212.58)	13,961.45	(19,434.45)
Landa Series 4464 Willow Street	146,297.40	97,531.60	14,629.74	(23,700.74)	19,018.66	(28,089.66)
Landa Series 7817 3rd Street South	81,589.80	54,393.20	8,158.98	(13,065.98)	10,606.67	(15,513.67)
Landa Series 1713 Alfen Street	105,300.00	76,921.00	10,832.45	(18,677.45)	13,991.45	(21,836.45)
Landa Series 1744 Mountain Drive	113,292.60	75,528.40	11,329.26	(17,280.26)	14,728.04	(20,679.04)
Landa Series 6820 66th Street South	116,703.00	77,802.00	11,670.30	(18,484.30)	15,171.39	(21,985.39)
Landa Series 650 Willow Bend Lane	96,850.00	87,282.00	10,707.19	(16,838.19)	13,612.69	(19,743.69)
Landa Series 113 Hughes Avenue	175,500.00	150,456.00	19,055.52	(33,258.52)	24,320.52	(38,523.52)
Landa Series 5844 Willow Crest Drive	152,856.00	101,904.00	15,285.60	(24,183.60)	19,871.28	(28,769.28)
Landa Series 1625 W Mcfarland Avenue	152,750.00	122,358.00	16,198.61	(27,133.61)	20,781.11	(31,716.11)
Landa Series 913 2nd Street	84,500.00	91,771.00	10,044.70	(15,662.70)	12,579.70	(18,197.70)
Landa Series 200 15th Court Northwest	101,140.20	67,426.80	10,114.02	(15,406.02)	13,148.23	(18,440.23)
Landa Series 503 8th Street South	93,663.60	62,442.40	9,366.36	(14,618.36)	12,176.27	(17,428.27)
Landa Series 503 East Robinson Street	100,750.00	83,726.00	10,820.17	(16,917.17)	13,842.67	(19,939.67)
Landa Series 4037 Stone Drive	137,018.40	91,345.60	13,701.84	(22,086.84)	17,812.39	(26,197.39)
Landa Series 4601 Sylvaner Lane	193,700.00	152,186.00	20,407.37	(32,931.37)	26,218.37	(38,742.37)
Landa Series 8048 Old Plank Road	179,484.00	119,656.00	17,948.40	(27,098.40)	23,332.92	(32,482.92)
Landa Series 340 17th Ave	113,484.60	75,656.40	11,348.46	(17,180.46)	14,753.00	(20,585.00)
Landa Series 2150 Tishamingo Drive	134,591.40	89,727.60	13,459.14	(20,253.14)	17,496.88	(24,290.88)
Landa Series 3029 Cedaridge Drive	224,750.00	168,534.00	23,316.53	(42,234.53)	30,059.03	(48,977.03)

(1)	Both the 7% and 10%. Interest expense columns include the remaining acquisition note balance of 4.5% interest expense.

D The Company elected not to the provision for income taxes as there were losses and a full deferred tax asset valuation allowance was assumed.

E Reflects adjustments for property management fee expense based on contractual terms to be entered into under management agreements with the Manager at closing of this offering for the periods presented

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

	Notes	Landa App 2 LLC	Landa Series 4126 Oriely Drive W
Rental Income		$-	$-

Expenses
Real Estate Taxes		-	362
Property Insurance		-	919
Repairs and Maintenance		-	-
Utilities		-	-
Homeowner Association Fees		-	-
Marketing Expense		-	299
Management fee	E	-	-
Depreciation and amortization	B	-	4,114
Interest Expense	C	-	5,658
Total Expenses		-	11,352

Net Income (loss) before provision for income tax		-	(11,352)
Provision for income taxes	D	-	-
Net Income (loss)		$-	$(11,352)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

	Notes	Landa Series 235 Celery Avenue N Pro Forma
Rental Income		$-

Expenses
Real Estate Taxes		285
Property Insurance		915
Repairs and Maintenance		1,180
Utilities		222
Homeowner Association Fees		-
Marketing Expense		-
Management fee	E	-
Depreciation and amortization	B	4,591
Interest Expense	C	6,312
Total Expenses		13,505

Net Income (loss) before provision for income tax		(13,505)
Provision for income taxes	D	-
Net Income (loss)		$(13,505)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

	Notes	Landa Series 580 Dorothy Street Pro Forma	Landa Series 28 E Hammon Drive Pro Forma	Landa Series 6716 Mopsy Lane Pro Forma
Rental Income		$-	$-	$-

Expenses
Real Estate Taxes		73	355	1,066
Property Insurance		755	855	815
Repairs and Maintenance		593	204	519
Utilities		123	183	300
Homeowner Association Fees		-	-	-
Marketing Expense		-	-	-
Management fee	E	-	-	-
Depreciation and amortization	B	3,161	3,770	3,403
Interest Expense	C	5,430	6,108	5,340
Total Expenses		10,135	11,475	11,443

Net Income (loss) before provision for income tax		(10,135)	(11,475)	(11,443)
Provision for income taxes	D	-	-	-
Net Income (loss)		$(10,135)	$(11,475)	$(11,443)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

	Notes	Landa Series 1434 Shirley Drive Pro Forma	Landa Series 8990 Doris Lane Pro Forma	Landa Series 1096 Vincent Drive Pro Forma	Landa Series 301 Woodstream Drive Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		1,023	472	914	319
Property Insurance		831	515	1,115	569
Repairs and Maintenance		1,725	594	410	477
Utilities		164	200	181	28
Homeowner Association Fees		-	-	-	-
Marketing Expense		-	-	-	-
Management fee	E	-	-	-	-
Depreciation and amortization	B	3,349	1,705	4,726	3,964
Interest Expense	C	6,042	3,078	7,098	6,534
Total Expenses		13,134	6,564	14,444	11,891

Net Income (loss) before provision for income tax		(13,134)	(6,564)	(14,444)	(11,891)
Provision for income taxes	D	-	-	-	-
Net Income (loss)		$(13,134)	$(6,564)	$(14,444)	$(11,891)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

	Notes	Landa Series 1120 9th Court Pro Forma	Landa Series 808 Home Trail Pro Forma	Landa Series 179 Poplar Springs Drive Pro Forma	Landa Series 4464 Willow Street Pro Forma	Landa Series 7817 3rd Street South Pro Forma
Rental Income		$-	$-	$-	$-	$-

Expenses
Real Estate Taxes		334	684	116	439	298
Property Insurance		325	664	348	534	295
Repairs and Maintenance		-	514	300	300	250
Utilities		476	-	-	111	203
Homeowner Association Fees		-	-	-	-	-
Marketing Expense		-	-	-	-	-
Management fee	E	-	-	-	-	-
Depreciation and amortization	B	2,335	4,634	2,287	3,632	1,887
Interest Expense	C	4,218	7,254	4,026	5,484	3,060
Total Expenses		7,688	13,750	7,077	10,500	5,993

Net Income (loss) before provision for income tax		(7,688)	(13,750)	(7,077)	(10,500)	(5,993)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(7,688)	$(13,750)	$(7,077)	$(10,500)	$(5,993)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

	Notes	Landa Series 1713 Alfen Street Pro Forma	Landa Series 1744 Mountain Drive Pro Forma	Landa Series 6820 66th Street South Pro Forma	Landa Series 650 Willow Bend Lane Pro Forma	Landa Series 113 Hughes Avenue Pro Forma
Rental Income		$-	$-	$-	$-	$-

Expenses
Real Estate Taxes		619	195	375	199	1,112
Property Insurance		655	383	388	382	1,115
Repairs and Maintenance		-	250	550	250	-
Utilities		-	-	203	-	-
Homeowner Association Fees		-	-	-	-	-
Marketing Expense		-	-	-	-	-
Management fee	E	-	-	-	-	-
Depreciation and amortization	B	2,664	2,439	2,687	2,492	4,905
Interest Expense	C	4,098	4,248	4,374	4,140	7,332
Total Expenses		8,036	7,515	8,577	7,463	14,464

Net Income (loss) before provision for income tax		(8,036)	(7,515)	(8,577)	(7,463)	(14,464)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(8,036)	$(7,515)	$(8,577)	$(7,463)	$(14,464)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

	Notes	Landa Series 5844 Willow Crest Drive Pro Forma	Landa Series 1625 W McFarland Avenue Pro Forma	Landa Series 913 2nd Street Pro Forma	Landa Series 200 15th Court Northwest Pro Forma	Landa Series 503 8th Street South Pro Forma
Rental Income		$-	$-	$-	$-	$-

Expenses
Real Estate Taxes		470	696	224	107	177
Property Insurance		522	585	343	325	330
Repairs and Maintenance		250	1,140	468	550	550
Utilities		293	-	-	253	-
Homeowner Association Fees		-	-	-	-	-
Marketing Expense		-	-	-	-	-
Management fee	E	-	-	-	-	-
Depreciation and amortization	B	3,648	4,226	2,279	2,117	2,151
Interest Expense	C	5,730	6,192	3,966	3,792	3,510
Total Expenses		10,913	12,839	7,280	7,144	6,718

Net Income (loss) before provision for income tax		(10,913)	(12,839)	(7,280)	(7,144)	(6,718)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(10,913)	$(12,839)	$(7,280)	$(7,144)	$(6,718)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

	Notes	Landa Series 503 East Robinson Street Pro Forma	Landa Series 4037 Stone Drive Pro Forma	Landa Series 4601 Sylvaner Lane Pro Forma	Landa Series 8048 Old Plank Road Pro Forma	Landa Series 340 17th Ave Pro Forma
Rental Income		$-	$-	$-	$-	$-

Expenses
Real Estate Taxes		252	543	468	369	477
Property Insurance		364	469	719	843	367
Repairs and Maintenance		916	325	550	444	475
Utilities		-	-	-	-	-
Homeowner Association Fees		-	-	-	-	-
Marketing Expense		-	-	-	-	-
Management fee	E	-	-	-	-	-
Depreciation and amortization	B	2,468	3,223	5,109	3,436	2,312
Interest Expense	C	4,152	5,136	7,782	6,732	4,254
Total Expenses		8,152	9,696	14,628	11,824	7,885

Net Income (loss) before provision for income tax		(8,152)	(9,696)	(14,628)	(11,824)	(7,885)
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(8,152)	$(9,696)	$(14,628)	$(11,824)	$(7,885)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

	Notes	Landa Series 2150 Tishamingo Drive	Landa Series 3029 Cedaridge Drive	Total Pro Forma Condensed Combined Statements of Operations
Rental Income		$-	$-	$-

Expenses
Real Estate Taxes		783	1,974	15,780
Property Insurance		371	1,411	19,027
Repairs and Maintenance		425	550	14,759
Utilities		-	-	2,940
Homeowner Association Fees		-	-	-
Marketing Expense		-	-	299
Management fee	E	-	-	-
Depreciation and amortization	B	2,479	6,107	102,300
Interest Expense	C	5,046	8,850	164,976
Total Expenses		9,104	18,892	320,081

Net Income (loss) before provision for income tax		(9,104)	(18,892)	(320,081)
Provision for income taxes	D	-	-	-
Net Income (loss)		$(9,104)	$(18,892)	$(320,081)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

Notes

B	Reflects adjustments related to the closing of property acquisitions, including the closing costs primarily consisting of the acquisition fees and property due diligence fee and the related building depreciation for the periods presented.

C

Reflects adjustments related to the Acquisition Notes payable that were obtained to fund the property acquisitions and the related interest expense for the period presented.

For the Prior Series (as defined and indicated on the Master Series Table), the Acquisition Notes have previously been refinanced and the rate and interest expense can be found in the Company’s Form 1-K/A and Form 1-SA incorporated by reference in this filing.

For the New Series (as defined and indicated on the Master Series Table), the Acquisition Notes are expected to be refinanced at the closing of the offering with a Refinance Note at a market rate of interest that is expected to be in the range of 7% to 10% per annum, that will be secured by the property and mature between one (1) and five (5) years after the refinancing. The Refinance Notes are anticipated to have principal amounts that (i) are less than the Acquisition Notes and (ii) represent a loan to value ratio of approximately 65%.

The table below represents the interest expense and Net Income/(Loss) per New Series based on (i) each Refinance Note (x) having a principal amount equal to 65% of the original principal amount of the Acquisition Note and (y) having either a 7% and 10% interest rate; and (ii) each Acquisition Note (x) being partially paid down by the Refinance Note and having a principal amount equal to 35% of the original principal amount of the Acquisition Note and (y) having an interest rate equal to 4.5%.

			6 Mos		6 Mos
Series Name	Proposed Refinance Note	Remaining Acq Note	Total Int Exp @ 7% (1)	June Proforma Income/(Loss)	Total Int Exp @ 10% (1)	June Pro forma Income/(Loss)

Landa Series 4126 Oriely Drive W	131,950.00	119,515.00	7,307.34	(13,001)	9,286.59	(14,981)
Landa Series 235 Celery Avenue N	159,250.00	121,349.00	8,304.10	(15,497)	10,692.85	(17,886)
Landa Series 580 Dorothy Street	109,200.00	132,052.00	6,793.17	(11,498)	8,431.17	(13,136)
Landa Series 28 E Hammon Drive	154,700.00	116,693.00	8,040.09	(13,407)	10,360.59	(15,728)
Landa Series 6716 Mopsy Lane	130,000.00	107,362.00	6,965.65	(13,069)	8,915.65	(15,019)
Landa Series 1434 Shirley Drive	129,350.00	139,204.00	7,659.34	(14,751)	9,599.59	(16,692)
Landa Series 8990 Doris Lane	97,500.00	39,285.00	4,296.41	(7,782)	5,758.91	(9,245)
Landa Series 1096 Vincent Drive	178,750.00	136,607.00	9,329.91	(16,676)	12,011.16	(19,357)
Landa Series 301 Woodstream Drive	162,500.00	127,932.00	8,565.97	(13,923)	11,003.47	(16,360)
Landa Series 1120 9th Court	106,600.00	80,910.00	5,551.48	(9,021)	7,150.48	(10,620)
Landa Series 808 Home Trail	166,400.00	156,059.00	9,335.33	(15,831)	11,831.33	(18,327)
Landa Series 179 Poplar Springs Drive	107,396.00	71,597.20	5,369.79	(8,421)	6,980.73	(10,032)
Landa Series 4464 Willow Street	146,297.00	97,531.60	7,314.87	(12,331)	9,509.33	(14,525)
Landa Series 7817 3rd Street South	81,590.00	54,393.20	4,079.49	(7,012)	5,303.34	(8,236)
Landa Series 1713 Alfen Street	105,300.00	76,921.00	5,416.22	(9,354)	6,995.72	(10,934)
Landa Series 1744 Mountain Drive	113,293.00	75,528.40	5,664.63	(8,932)	7,364.02	(10,631)
Landa Series 6820 66th Street South	116,703.00	77,802.00	5,835.15	(10,038)	7,585.70	(11,789)
Landa Series 650 Willow Bend Lane	96,850.00	87,282.00	5,353.60	(8,677)	6,806.35	(10,129)
Landa Series 113 Hughes Avenue	175,500.00	150,456.00	9,527.76	(16,660)	12,160.26	(19,292)
Landa Series 5844 Willow Crest Drive	152,856.00	101,904.00	7,642.80	(12,826)	9,935.64	(15,119)
Landa Series 1625 W Mcfarland Avenue	152,750.00	122,358.00	8,099.31	(14,746)	10,390.56	(17,038)
Landa Series 913 2nd Street	84,500.00	91,771.00	5,022.35	(8,336)	6,289.85	(9,604)
Landa Series 200 15th Court Northwest	101,140.00	67,426.80	5,057.01	(8,409)	6,574.11	(9,926)
Landa Series 503 8th Street South	93,664.00	62,442.40	4,683.18	(7,891)	6,088.13	(9,296)
Landa Series 503 East Robinson Street	100,750.00	83,726.00	5,410.09	(9,410)	6,921.34	(10,921)
Landa Series 4037 Stone Drive	137,018.00	91,345.60	6,850.92	(11,411)	8,906.20	(13,466)
Landa Series 4601 Sylvaner Lane	193,700.00	152,186.00	10,203.69	(17,050)	13,109.19	(19,955)
Landa Series 8048 Old Plank Road	179,484.00	119,656.00	8,974.20	(14,066)	11,666.46	(16,758)
Landa Series 340 17th Ave	113,485.00	75,656.40	5,674.23	(9,305)	7,376.50	(11,007)
Landa Series 2150 Tishamingo Drive	134,591.00	89,727.60	6,729.57	(10,788)	8,748.44	(12,806)
Landa Series 3029 Cedaridge Drive	224,750.00	168,534.00	11,658.27	(21,700)	15,029.52	(25,072)

(1)	Both the 7% and 10%. Interest expense columns include the remaining acquisition note balance of 4.5% interest expense.

D	The Company elected not to the provision for income taxes as there were losses and a full deferred tax asset valuation allowance was assumed.

E	Reflects adjustments for property management fee expense based on contractual terms to be entered into under management agreements with the Manager at closing of this offering for the periods presented

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS PER 1-SA

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Notes	Landa Series 2174 Scarbrough Road	Landa Series 153 Spring Valley Circle	Landa Series 126 Wildwood Road	Landa Series 137 Spring Valley Circle	Landa Series 3192 Lake Monroe Road
Rental Income		$6,960	$8,700	$8,610	$8,128	$8,100

Expenses
Real Estate Taxes		811	1,123	1,139	1,149	438
Property Insurance		188	184	176	195	170
Repairs and Maintenance		-	-	1,507	113	1,119
Utilities		-	-	-	-	-
Homeowner Association Fees		-	-	-	-	-
Marketing Expense		-	-	-	-	-
Management fee	E	542	580	689	650	648
Depreciation and amortization	B	2,843	3,101	2,848	2,991	2,596
Interest Expense	C	2,790	2,853	2,790	2,610	2,718
Total Expenses		7,174	7,841	9,149	7,708	7,689

Net Income (loss) before provision for income tax		(214)	859	(539)	420	411
Provision for income taxes	D	-	-	-	-	-
Net Income (loss)		$(214)	$859	$(539)	$420	$411

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

COMBINING STATEMENTS OF OPERATIONS PER 1-SA

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(Continued)

	Notes	Landa Series 45 Robertford Drive	Landa Series 303 Kellys Walk	Landa Series 4085 Springvale Way	Total Combining Statements of Operations per 1-SA
Rental Income		$12,945	$10,500	$12,170	$76,113

Expenses
Real Estate Taxes		940	210	1,329	7,139
Property Insurance		248	227	225	1,613
Repairs and Maintenance		-	-	-	2,739
Utilities		522	-	-	522
Homeowner Association Fees		-	63	175	238
Marketing Expense		-	-	-	-
Management fee	E	1,002	840	958	5,909
Depreciation and amortization	B	4,297	2,964	4,004	25,644
Interest Expense	C	4,338	3,437	3,170	24,706
Total Expenses		11,347	7,741	9,861	68,510

Net Income (loss) before provision for income tax		1,598	2,759	2,309	7,603
Provision for income taxes	D	-	-	-	-
Net Income (loss)		$1,598	$2,759	$2,309	$7,603

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

AND COMBINING STATEMENTS OF OPERATIONS PER 1-SA

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Notes	Total Pro Forma Condensed Combined Statements of Operations	Total Combining Statements of Operations per 1-SA	Total Pro Forma Condensed Combined Statements of Operations and Total Combining Statements of Operations per 1-SA
Rental Income		$-	$76,113	$76,113

Expenses
Real Estate Taxes		15,780	7,139	22,919
Property Insurance		19,027	1,613	20,640
Repairs and Maintenance		14,759	2,739	17,498
Utilities		2,940	522	3,462
Homeowner Association Fees		-	238	238
Marketing Expense		299	-	299
Management fee	E	-	5,909	5,909
Depreciation and amortization	B	102,300	25,644	127,944
Interest Expense	C	164,976	24,706	189,682
Total Expenses		320,081	68,510	388,591

Net Income (loss) before provision for income tax		(320,081)	7,603	(312,478)
Provision for income taxes	D	-	-	-
Net Income (loss)		$(320,081)	$7,603	$(312,478)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

Notes

B	Reflects adjustments related to the closing of property acquisitions, including the closing costs primarily consisting of the acquisition fees and property due diligence fee and the related building depreciation for the periods presented.

C

Reflects adjustments related to the Acquisition Notes payable that were obtained to fund the property acquisitions and the related interest expense for the period presented.

For the Prior Series (as defined and indicated on the Master Series Table), the Acquisition Notes have previously been refinanced and the rate and interest expense can be found in the Company’s Form 1-K/A and Form 1-SA incorporated by reference in this filing.

For the New Series (as defined and indicated on the Master Series Table), the Acquisition Notes are expected to be refinanced at the closing of the offering with a Refinance Note at a market rate of interest that is expected to be in the range of 7% to 10% per annum, that will be secured by the property and mature between one (1) and five (5) years after the refinancing. The Refinance Notes are anticipated to have principal amounts that (i) are less than the Acquisition Notes and (ii) represent a loan to value ratio of approximately 65%.

The table below represents the interest expense and Net Income/(Loss) per New Series based on (i) each Refinance Note (x) having a principal amount equal to 65% of the original principal amount of the Acquisition Note and (y) having either a 7% and 10% interest rate; and (ii) each Acquisition Note (x) being partially paid down by the Refinance Note and having a principal amount equal to 35% of the original principal amount of the Acquisition Note and (y) having an interest rate equal to 4.5%.

			6 Mos		6 Mos
Series Name	Proposed Refinance Note	Remaining Acq Note	Total Int Exp @ 7% (1)	June Proforma Income/(Loss)	Total Int Exp @ 10% (1)	June Pro forma Income/(Loss)

Landa Series 4126 Oriely Drive W	131,950.00	119,515.00	7,307.34	(13,001)	9,286.59	(14,981)
Landa Series 235 Celery Avenue N	159,250.00	121,349.00	8,304.10	(15,497)	10,692.85	(17,886)
Landa Series 580 Dorothy Street	109,200.00	132,052.00	6,793.17	(11,498)	8,431.17	(13,136)
Landa Series 28 E Hammon Drive	154,700.00	116,693.00	8,040.09	(13,407)	10,360.59	(15,728)
Landa Series 6716 Mopsy Lane	130,000.00	107,362.00	6,965.65	(13,069)	8,915.65	(15,019)
Landa Series 1434 Shirley Drive	129,350.00	139,204.00	7,659.34	(14,751)	9,599.59	(16,692)
Landa Series 8990 Doris Lane	97,500.00	39,285.00	4,296.41	(7,782)	5,758.91	(9,245)
Landa Series 1096 Vincent Drive	178,750.00	136,607.00	9,329.91	(16,676)	12,011.16	(19,357)
Landa Series 301 Woodstream Drive	162,500.00	127,932.00	8,565.97	(13,923)	11,003.47	(16,360)
Landa Series 1120 9th Court	106,600.00	80,910.00	5,551.48	(9,021)	7,150.48	(10,620)
Landa Series 808 Home Trail	166,400.00	156,059.00	9,335.33	(15,831)	11,831.33	(18,327)
Landa Series 179 Poplar Springs Drive	107,396.00	71,597.20	5,369.79	(8,421)	6,980.73	(10,032)
Landa Series 4464 Willow Street	146,297.00	97,531.60	7,314.87	(12,331)	9,509.33	(14,525)
Landa Series 7817 3rd Street South	81,590.00	54,393.20	4,079.49	(7,012)	5,303.34	(8,236)
Landa Series 1713 Alfen Street	105,300.00	76,921.00	5,416.22	(9,354)	6,995.72	(10,934)
Landa Series 1744 Mountain Drive	113,293.00	75,528.40	5,664.63	(8,932)	7,364.02	(10,631)
Landa Series 6820 66th Street South	116,703.00	77,802.00	5,835.15	(10,038)	7,585.70	(11,789)
Landa Series 650 Willow Bend Lane	96,850.00	87,282.00	5,353.60	(8,677)	6,806.35	(10,129)
Landa Series 113 Hughes Avenue	175,500.00	150,456.00	9,527.76	(16,660)	12,160.26	(19,292)
Landa Series 5844 Willow Crest Drive	152,856.00	101,904.00	7,642.80	(12,826)	9,935.64	(15,119)
Landa Series 1625 W Mcfarland Avenue	152,750.00	122,358.00	8,099.31	(14,746)	10,390.56	(17,038)
Landa Series 913 2nd Street	84,500.00	91,771.00	5,022.35	(8,336)	6,289.85	(9,604)
Landa Series 200 15th Court Northwest	101,140.00	67,426.80	5,057.01	(8,409)	6,574.11	(9,926)
Landa Series 503 8th Street South	93,664.00	62,442.40	4,683.18	(7,891)	6,088.13	(9,296)
Landa Series 503 East Robinson Street	100,750.00	83,726.00	5,410.09	(9,410)	6,921.34	(10,921)
Landa Series 4037 Stone Drive	137,018.00	91,345.60	6,850.92	(11,411)	8,906.20	(13,466)
Landa Series 4601 Sylvaner Lane	193,700.00	152,186.00	10,203.69	(17,050)	13,109.19	(19,955)
Landa Series 8048 Old Plank Road	179,484.00	119,656.00	8,974.20	(14,066)	11,666.46	(16,758)
Landa Series 340 17th Ave	113,485.00	75,656.40	5,674.23	(9,305)	7,376.50	(11,007)
Landa Series 2150 Tishamingo Drive	134,591.00	89,727.60	6,729.57	(10,788)	8,748.44	(12,806)
Landa Series 3029 Cedaridge Drive	224,750.00	168,534.00	11,658.27	(21,700)	15,029.52	(25,072)

(1)	Both the 7% and 10%. Interest expense columns include the remaining acquisition note balance of 4.5% interest expense.

D	The Company elected not to the provision for income taxes as there were losses and a full deferred tax asset valuation allowance was assumed.

E	Reflects adjustments for property management fee expense based on contractual terms to be entered into under management agreements with the Manager at closing of this offering for the periods presented

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO DECEMBER 31, 2021 (UNAUDITED)

	Notes (F)	Landa Series 2174 Scarbrough Road	Landa Series 153 Spring Valley Circle	Landa Series 126 Wildwood Road	Landa Series 137 Spring Valley Circle	Landa Series 3192 Lake Monroe Road
Rental Income		$9,667	$12,325	$12,826	$11,925	$10,600

Expenses
Real Estate Taxes		1,166	2,461	1,566	1,356	637
Property Insurance		486	429	454	465	419
Homeowner Association Fees		-	-	-	-	-
Management Fee	E	773	986	1,026	963	848
Depreciation and amortization	B	5,688	6,204	5,700	5,988	5,196
Interest Expense	C	8,520	9,072	8,352	8,580	7,584
Total Expenses		16,633	19,152	17,098	17,352	14,684

Net Income (loss) before provision for income tax		$(6,966)	$(6,827)	$(4,272)	$(5,427)	$(4,084)

Provision for income taxes	D	-	-	-	-	3

Net Income (loss)		$(6,966)	$(6,827)	$(4,272)	$(5,427)	$(4,087)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO DECEMBER 31, 2021 (UNAUDITED)

(Continued)

	Notes (F)	Landa Series 45 Robertford Drive	Landa Series 303 Kellys Walk	Landa Series 4085 Springvale Way
Rental Income		$13,045	$7,077	$7,871

Expenses
Real Estate Taxes		972	233	1,213
Property Insurance		419	270	345
HOA Fee		-	70	176
Management Fee	E	1,044	566	630
Depreciation and amortization	B	8,592	5,928	8,004
Interest Expense	C	12,312	10,680	12,204
Total Expenses		23,339	17,747	22,572

Net Income (loss) before provision for income tax		$(10,294)	$(10,670)	$(14,701)

Provision for income taxes	D	2	40	4

Net Income (loss)		$(10,296)	$(10,710)	$(14,705)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO DECEMBER 31, 2021 (UNAUDITED)

(Continued)

	Notes (F)	Landa Series 4126 Oriely Drive W Pro Forma
Rental Income		$-

Expenses
Real Estate Taxes		723
Property Insurance		1,139
HOA Fee		-
Management Fee	E	-
Depreciation and amortization	B	7,848
Interest Expense	C	11,316
Total Expenses		21,026

Net Income (loss) before provision for income tax		$(21,026)

Provision for income taxes	D	-

Net Income (loss)		$(21,026)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO DECEMBER 31, 2021 (UNAUDITED)

(Continued)

	Notes (F)	Landa Series 235 Celery Avenue N Pro Forma	Landa Series 580 Dorothy Street Pro Forma
Rental Income		$-	$-

Expenses
Real Estate Taxes		769	149
Property Insurance		1,903	1,570
HOA Fee		-	-
Management Fee	E	-	-
Depreciation and amortization	B	7,872	6,180
Interest Expense	C	12,624	10,860
Total Expenses		23,168	18,759

Net Income (loss) before provision for income tax		$(23,168)	$(18,759)

Provision for income taxes	D	-	-

Net Income (loss)		$(23,168)	$(18,759)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO DECEMBER 31, 2021 (UNAUDITED)

(Continued)

	Notes (F)	Landa Series 28 E Hammon Drive Pro Forma	Landa Series 6716 Mopsy Lane Pro Forma	Landa Series 1434 Shirley Drive Pro Forma
Rental Income		$-	$-	$-

Expenses
Real Estate Taxes		710	2,132	2,047
Property Insurance		1,778	1,695	1,728
HOA Fee		-	-	-
Management Fee	E	-	-	-
Depreciation and amortization	B	7,392	6,684	6,528
Interest Expense	C	12,216	10,680	12,084
Total Expenses		22,096	21,191	22,387

Net Income (loss) before provision for income tax		(22,096)	(21,191)	(22,387)

Provision for income taxes	D	-	-	-

Net Income (loss)		$(22,096)	$(21,191)	$(22,387)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO DECEMBER 31, 2021 (UNAUDITED)

(Continued)

	Notes (F)	Landa Series 8990 Doris Lane Pro Forma	Landa Series 1096 Vincent Drive Pro Forma	Landa Series 301 Woodstream Drive Pro Forma
Rental Income		$-	$-	$-

Expenses
Real Estate Taxes		943	1,828	637
Property Insurance		1,070	2,319	1,183
HOA Fee		-	-	-
Management Fee	E	-	-	-
Depreciation and amortization	B	3,324	9,300	7,764
Interest Expense	C	6,156	14,196	13,068
Total Expenses		11,493	27,643	22,652

Net Income (loss) before provision for income tax		(11,493)	(27,643)	(22,652)

Provision for income taxes	D	-	-	-

Net Income (loss)		$(11,493)	$(27,643)	$(22,652)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO DECEMBER 31, 2021 (UNAUDITED)

(Continued)

	Notes (F)	Landa Series 1120 9th Court Pro Forma	Landa Series 808 Home Trail Pro Forma	Landa Series 179 Poplar Springs Drive Pro Forma	Landa Series 4464 Willow Street Pro Forma	Landa Series 7817 3rd Street South Pro Forma
Rental Income		$-	$-	$-	$-	$-

Expenses
Real Estate Taxes		670	1,368	284	809	586
Property Insurance		676	1,380	724	1,110	613
HOA Fee		-	-	-	-	-
Management Fee	E	-	-	-	-	-
Depreciation and amortization	B	4,548	9,108	4,464	7,152	3,708
Interest Expense	C	8,436	14,508	8,052	10,968	6,120
Total Expenses		14,330	26,364	13,524	20,039	11,027

Net Income (loss) before provision for income tax		(14,330)	(26,364)	(13,524)	(20,039)	(11,027)

Provision for income taxes	D	-	-	-	-	-

Net Income (loss)		$(14,330)	$(26,364)	$(13,524)	$(20,039)	$(11,027)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO DECEMBER 31, 2021 (UNAUDITED)

(Continued)

	Notes (F)	Landa Series 1713 Alfen Street Pro Forma	Landa Series 1744 Mountain Drive Pro Forma	Landa Series 6820 66th Street South Pro Forma	Landa Series 650 Willow Bend Lane Pro Forma	Landa Series 113 Hughes Avenue Pro Forma
Rental Income		$-	$-	$-	$-	$-

Expenses
Real Estate Taxes		1,239	391	740	451	2,224
Property Insurance		1,362	797	806	796	2,319
HOA Fee		-	-	-	-	-
Management Fee	E	-	-	-	-	-
Depreciation and amortization	B	5,244	4,764	5,268	4,884	9,660
Interest Expense	C	8,196	8,496	8,748	8,280	14,664
Total Expenses		16,041	14,448	15,562	14,411	28,867

Net Income (loss) before provision for income tax		(16,041)	(14,448)	(15,562)	(14,411)	(28,867)

Provision for income taxes	D	-	-	-	-	-

Net Income (loss)		$(16,041)	$(14,448)	$(15,562)	$(14,411)	$(28,867)

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO DECEMBER 31, 2021 (UNAUDITED)

(Continued)

	Notes (F)	Landa Series 5844 Willow Crest Drive Pro Forma	Landa Series 1625 W McFarland Avenue Pro Forma	Landa Series 913 2nd Street Pro Forma	Landa Series 200 15th Court Northwest Pro Forma	Landa Series 503 8th Street South Pro Forma
Rental Income		$-	$-	$-	$-	$-

Expenses
Real Estate Taxes		648	1,391	451	488	354
Property Insurance		1,086	1,216	715	676	686
HOA Fee		-	-	-	-	-
Management Fee	E	-	-	-	-	-
Depreciation and amortization	B	7,164	8,328	4,452	4,128	4,212
Interest Expense	C	11,460	12,384	7,932	7,584	7,020
Total Expenses		20,358	23,319	13,550	12,876	12,272

Net Income (loss) before provision for income tax		(20,358)	(23,319)	(13,550)	(12,876)	(12,272)

Provision for income taxes	D	-	-	-	-	-

Net Income (loss)		$(20,358)	$(23,319)	$(13,550)	$(12,876)	$(12,272)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO DECEMBER 31, 2021 (UNAUDITED)

(Continued)

	Notes (F)	Landa Series 503 East Robinson Street Pro Forma	Landa Series 4037 Stone Drive Pro Forma	Landa Series 4601 Sylvaner Lane Pro Forma	Landa Series 8048 Old Plank Road Pro Forma
Rental Income		$-	$-	$-	$-

Expenses
Real Estate Taxes		503	1,086	984	737
Property Insurance		758	975	1,496	1,753
HOA Fee		-	-	-	-
Management Fee	E	-	-	-	-
Depreciation and amortization	B	4,836	6,324	10,044	6,660
Interest Expense	C	8,304	10,272	15,564	13,464
Total Expenses		14,401	18,657	28,088	22,614

Net Income (loss) before provision for income tax		(14,401)	(18,657)	(28,088)	(22,614)

Provision for income taxes	D	-	-	-	-

Net Income (loss)		$(14,401)	$(18,657)	$(28,088)	$(22,614)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO DECEMBER 31, 2021 (UNAUDITED)

(Continued)

	Notes (F)	Landa Series 340 17th Ave Pro Forma	Landa Series 2150 Tishamingo Drive Pro Forma	Landa Series 3029 Cedaridge Drive Pro Forma	Total Pro Forma Condensed Combined Statement of Operations
Rental Income		$-	$-	$-	$85,336

Expenses
Real Estate Taxes		608	1,190	3,947	40,690
Property Insurance		724	804	2,935	42,083
HOA Fee		-	-	-	246
Management Fee	E	-	-	-	6,836
Depreciation and amortization	B	4,500	4,800	12,036	250,476
Interest Expense	C	8,508	10,092	17,700	407,256
Total Expenses		14,340	16,886	36,618	747,587

Net Income (loss) before provision for income tax		(14,340)	(16,886)	(36,618)	(662,251)

Provision for income taxes	D	-	-	-	49

Net Income (loss)		$(14,340)	$(16,886)	$(36,618)	$(662,300)

The accompanying notes are an integral part of these unaudited condensed combined pro forma financial statements.

Notes

B	Reflects adjustments related to the closing of property acquisitions, including the closing costs primarily consisting of the acquisition fees and property due diligence fee and the related building depreciation for the periods presented.

C

Reflects adjustments related to the Acquisition Notes payable that were obtained to fund the property acquisitions and the related interest expense for the period presented.

For the Prior Series (as defined and indicated on the Master Series Table), the Acquisition Notes have previously been refinanced and the rate and interest expense can be found in the Company’s Form 1-K/A and Form 1-SA incorporated by reference in this filing.

For the New Series (as defined and indicated on the Master Series Table), the Acquisition Notes are expected to be refinanced at the closing of the offering with a Refinance Note at a market rate of interest that is expected to be in the range of 7% to 10% per annum, that will be secured by the property and mature between one (1) and five (5) years after the refinancing. The Refinance Notes are anticipated to have principal amounts that (i) are less than the Acquisition Notes and (ii) represent a loan to value ratio of approximately 65%.

The table below represents the interest expense and Net Income/(Loss) per New Series based on (i) each Refinance Note (x) having a principal amount equal to 65% of the original principal amount of the Acquisition Note and (y) having either a 7% and 10% interest rate; and (ii) each Acquisition Note (x) being partially paid down by the Refinance Note and having a principal amount equal to 35% of the original principal amount of the Acquisition Note and (y) having an interest rate equal to 4.5%.

			12 Mos Total		12 Mos Total
Series Name	Proposed Refinance Note	Remaining Acq Note	Interest Expense @ 7% (1)	December Pro Forma Income/(Loss)	Interest Expense @ 10% (1)	December Pro Forma Income/(Loss)

Landa Series 4126 Oriely Drive W	131,950.00	119,515.00	14,614.68	(24,324.68)	18,573.18	(28,283.18)
Landa Series 235 Celery Avenue N	159,250.00	121,349.00	16,608.21	(27,152.21)	21,385.71	(31,929.71)
Landa Series 580 Dorothy Street	109,200.00	132,052.00	13,586.34	(21,485.34)	16,862.34	(24,761.34)
Landa Series 28 E Hammon Drive	154,700.00	116,693.00	16,080.19	(25,960.19)	20,721.19	(30,601.19)
Landa Series 6716 Mopsy Lane	130,000.00	107,362.00	13,931.29	(24,442.29)	17,831.29	(28,342.29)
Landa Series 1434 Shirley Drive	129,350.00	139,204.00	15,318.68	(25,621.68)	19,199.18	(29,502.18)
Landa Series 8990 Doris Lane	97,500.00	39,285.00	8,592.83	(13,929.83)	11,517.83	(16,854.83)
Landa Series 1096 Vincent Drive	178,750.00	136,607.00	18,659.82	(32,106.82)	24,022.32	(37,469.32)
Landa Series 301 Woodstream Drive	162,500.00	127,932.00	17,131.94	(26,715.94)	22,006.94	(31,590.94)
Landa Series 1120 9th Court	106,600.00	80,910.00	11,102.95	(16,996.95)	14,300.95	(20,194.95)
Landa Series 808 Home Trail	166,400.00	156,059.00	18,670.66	(30,526.66)	23,662.66	(35,518.66)
Landa Series 179 Poplar Springs Drive	107,395.80	71,597.20	10,739.58	(16,212.58)	13,961.45	(19,434.45)
Landa Series 4464 Willow Street	146,297.40	97,531.60	14,629.74	(23,700.74)	19,018.66	(28,089.66)
Landa Series 7817 3rd Street South	81,589.80	54,393.20	8,158.98	(13,065.98)	10,606.67	(15,513.67)
Landa Series 1713 Alfen Street	105,300.00	76,921.00	10,832.45	(18,677.45)	13,991.45	(21,836.45)
Landa Series 1744 Mountain Drive	113,292.60	75,528.40	11,329.26	(17,280.26)	14,728.04	(20,679.04)
Landa Series 6820 66th Street South	116,703.00	77,802.00	11,670.30	(18,484.30)	15,171.39	(21,985.39)
Landa Series 650 Willow Bend Lane	96,850.00	87,282.00	10,707.19	(16,838.19)	13,612.69	(19,743.69)
Landa Series 113 Hughes Avenue	175,500.00	150,456.00	19,055.52	(33,258.52)	24,320.52	(38,523.52)
Landa Series 5844 Willow Crest Drive	152,856.00	101,904.00	15,285.60	(24,183.60)	19,871.28	(28,769.28)
Landa Series 1625 W Mcfarland Avenue	152,750.00	122,358.00	16,198.61	(27,133.61)	20,781.11	(31,716.11)
Landa Series 913 2nd Street	84,500.00	91,771.00	10,044.70	(15,662.70)	12,579.70	(18,197.70)
Landa Series 200 15th Court Northwest	101,140.20	67,426.80	10,114.02	(15,406.02)	13,148.23	(18,440.23)
Landa Series 503 8th Street South	93,663.60	62,442.40	9,366.36	(14,618.36)	12,176.27	(17,428.27)
Landa Series 503 East Robinson Street	100,750.00	83,726.00	10,820.17	(16,917.17)	13,842.67	(19,939.67)
Landa Series 4037 Stone Drive	137,018.40	91,345.60	13,701.84	(22,086.84)	17,812.39	(26,197.39)
Landa Series 4601 Sylvaner Lane	193,700.00	152,186.00	20,407.37	(32,931.37)	26,218.37	(38,742.37)
Landa Series 8048 Old Plank Road	179,484.00	119,656.00	17,948.40	(27,098.40)	23,332.92	(32,482.92)
Landa Series 340 17th Ave	113,484.60	75,656.40	11,348.46	(17,180.46)	14,753.00	(20,585.00)
Landa Series 2150 Tishamingo Drive	134,591.40	89,727.60	13,459.14	(20,253.14)	17,496.88	(24,290.88)
Landa Series 3029 Cedaridge Drive	224,750.00	168,534.00	23,316.53	(42,234.53)	30,059.03	(48,977.03)

(1)	Both the 7% and 10%. Interest expense columns include the remaining acquisition note balance of 4.5% interest expense.

D	The Company elected not to the provision for income taxes as there were losses and a full deferred tax asset valuation allowance was assumed.

E	Reflects adjustments for property management fee expense based on contractual terms to be entered into under management agreements with the Manager at closing of this offering for the periods presented

F	The Pro Forma Condensed Combined Statement of Operations includes (i) eleven (11) months and seven (7) days of results reflected in the Unaudited Pro Forma Statement of Operations and (ii) twenty-four (24) days of results reflected in the Audited Statement of Operations for the eight (8) previously qualified series (iii). The thirty-seven (32) New Series include twelve months of results reflected in the Unaudited Pro Forma Statement of Operations.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited pro forma combined financial statements for the period of January 1, 2022 to June 30, 2022 and for the period of January 1, 2021 to December 31, 2021 should be read in conjunction with (i) the Company’s historical combined balance sheets as of June 30, 2022 and historical combined statements of operations for the periods then ended; and (ii) the “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in this Offering.

The Company has based the unaudited pro forma adjustments on available information and assumptions that it believes are reasonable. The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of what the Company’s actual financial position would have been as of June 30, 2022, what actual results of operations would have been for the periods ended June 30, 2022 and December 31, 2021, and are not indicative of future results of operations or financial condition and should not be viewed as indicative of future results of operations or financial condition.

The unaudited pro forma condensed combined financial statements of Landa App 2 LLC and each of the Series grouped together as the Landa App 2 Group Series are being presented on a combined basis, in accordance with US GAAP (ASC 810, Consolidation) due to common control by Landa Holdings, Inc., in its capacity as Manager to the Company and each Series.

The unaudited pro forma condensed combined financial statements include the following single-family homes, (each a “Property,” and collectively, the “Properties”), located in the metropolitan areas in the states of Alabama, Georgia, Florida, and North Carolina. The table below reflects the dates that (i) Landa Properties acquired the Property from a third-party seller, (ii) rental operations of such Property commenced (as applicable), and (iii) the Series acquired title to the Property (as applicable):

Series	Property	Property Acquisition Date(1)	Rental Operation Commencement Date(2)	Series Acquisition Date(4)
Landa Series 4126 Oriely Drive W (3)	4126 Oriely Drive W, Jacksonville, FL 32210	February 11, 2022	-	-
Landa Series 235 Celery Avenue N (3)	235 Celery Avenue N, Jacksonville, FL 32220	March 17, 2022	-	-
Landa Series 580 Dorothy Street (3)	580 Dorothy Street, Bartow, FL 33830	April 5, 2022	-	-
Landa Series 28 E Hammon Drive (3)	28 E Hammon Drive, Apopka, FL 32703	April 8, 2022	-	-
Landa Series 6716 Mopsy Lane (3)	6716 Mopsy Lane, Jacksonville, FL 32210	April 7, 2022	-	-
Landa Series 1434 Shirley Drive (3)	1434 Shirley Drive, Lakeland, FL 33810	March 31, 2022	-	-

Series	Property	Property Acquisition Date(1)	Rental Operation Commencement Date(2)	Series Acquisition Date(4)
Landa Series 8990 Doris Lane (3)	8990 Doris Lane, Jacksonville, FL 32220	April 14, 2022	-	-
Landa Series 1096 Vincent Drive (3)	1096 Vincent Drive, Mount Dora, FL 32757	April 14, 2022	-	-
Landa Series 301 Woodstream Drive (3)	301 Woodstream Drive, Gastonia, NC, 28056	May 6, 2022	-	-
Landa Series 1120 9th Court (3)	1120 9th Court, Pleasant Grove, AL 35127	May 2, 2022	-	-
Landa Series 808 Home Trail (3)	808 Home Trail, Gastonia, NC, 28052	May 13, 2022	-	-
Landa Series 179 Poplar Springs Drive (3)	179 Poplar Springs Drive, Mulga AL 35118	May 4, 2022	-	-
Landa Series 4464 Willow Street (3)	4464 Willow Street, Gardendale, AL 35071	May 10, 2022	-	-
Landa Series 7817 3rd Street South (3)	7817 3rd Avenue S, Birmingham, AL 35206	May 9, 2022	-	-
Landa Series 1713 Alfen Street (3)	1713 Alfen Street, Jacksonville, FL 32254	May 12, 2022	-	-
Landa Series 1744 Mountain Drive (3)	1744 Mountain Drive, Tarrant, AL 35217	May 3, 2022	-	-
Landa Series 6820 66th Street South (3)	6820 66th Street S, Birmingham, AL 35212	May 17, 2022	-	-
Landa Series 650 Willow Bend Lane (3)	650 Willow Bend Ln, Bessemer, AL 35023	May 19, 2022	-	-
Landa Series 113 Hughes Avenue (3)	113 Hughes Avenue, Sanford, FL 32771	May 20, 2022	-	-
Landa Series 5844 Willow Crest Drive (3)	5844 Willow Crest Drive, Pinson, AL 35126	May 9, 2022	-	-
Landa Series 1625 W McFarland Avenue (3)	1625 W McFarland Avenue, Gastonia, NC, 28054	May 9, 2022	-	-
Landa Series 913 2nd Street (3)	913 2nd Street, Kings Mountain, NC, 28086	May 10, 2022	-	-
Landa Series 200 15th Court Northwest (3)	200 15th Court NW, Center Point, AL 35215	May 6, 2022	-	-

Series	Property	Property Acquisition Date(1)	Rental Operation Commencement Date(2)	Series Acquisition Date(4)
Landa Series 503 8th Street South (3)	503 8th Street S, Bessemer, AL 35020	May 20, 2022	-	-
Landa Series 503 East Robinson Street (3)	503 E Robinson Street, Dallas, NC 28034	May 10, 2022	-	-
Landa Series 4037 Stone Drive (3)	4037 Stone Drive, Bessemer, AL 35022	May 13, 2022	-	-
Landa Series 4601 Sylvaner Lane (3)	4601 Sylvaner Lane, Birmingham, AL 35244	May 18, 2022	-	-
Landa Series 8048 Old Plank Road (3)	8048 Old Plank Road, Jacksonville, FL 32220	April 19, 2022	-	-
Landa Series 340 17th Avenue (3)	340 17th Avenue, Center Point, AL 35215	June 23, 2022	-	-
Landa Series 2150 Tishamingo Drive (3)	2150 Tishamingo Drive Birmingham, AL 35127	June 29, 2022	-	-
Landa Series 3029 Cedaridge Drive (3)	3029 Cedaridge Drive Tampa, FL 33592	May 9, 2022	-	-

(1)	The date in which Landa Properties, LLC (“Landa Properties”), our affiliate and wholly-owned subsidiary of Landa Holdings, Inc., or Manager, acquired this owner-occupied Property from a third-party seller.

(2)	The date Landa Properties commenced rental operations for this Property.

(3)	This Property is currently vacant and has not commenced any rental operations.

(4)	As of the date of this Offering Circular, title to this Property is currently held by Landa Properties and not by the underlying Series. We expect that Landa Properties will transfer title to the Property to the applicable Series prior to the initial Closing of sales of Shares of the Series.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

	Landa Series 2174 Scarbrough Road	Landa Series 153 Spring Valley Circle	Landa Series 126 Wildwood Road	Landa Series 137 Spring Valley Circle	Landa Series 3192 Lake Monroe Road	Landa Series 45 Robertford Drive
Rental Income	$6,960	$8,700	$8,610	$8,128	$8,100	$12,945

Rental Expenses
Real Estate Taxes	811	1,123	1,139	1,149	438	940
Property Insurance	188	184	176	195	170	248
Utilities	-	-	-	-	-	522
Repairs and Maintenance	-	-	1,507	113	1,119	-
Homeowner Association Fees	-	-	-	-	-	-
Marketing Expense	-	-	-	-	-	-

Certain Operating Expenses	999	1,307	2,822	1,457	1,727	1,710

Rental Income in Excess (Deficit) of Certain Expenses	$5,961	$7,393	$5,788	$6,671	$6,373	$11,235

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

	Landa Series 303 Kellys Walk	Landa Series 4085 Springvale Way
Rental Income	$10,500	$12,170

Rental Expenses
Real Estate Taxes	210	1,329
Property Insurance	227	225
Utilities	-	-
Repairs and Maintenance	-	-
Homeowner Association Fees	63	175
Marketing Expense	-	-

Certain Operating Expenses	500	1,729

Rental Income in Excess (Deficit) of Certain Expenses	$10,000	$10,441

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

Landa Series 4126 Oriely Drive W
Rental Income	$-

Rental Expenses
Real Estate Taxes	278
Property Insurance	707
Utilities	-
Repairs and Maintenance	-
Homeowner Association Fees	-
Marketing Expense	299

Certain Operating Expenses	1,284

Rental Income in Excess (Deficit) of Certain Expenses	$(1,284)

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

	Landa Series 235 Celery Avenue N	Landa Series 580 Dorothy Street
Rental Income	$-	$-

Rental Expenses
Real Estate Taxes	166	35
Property Insurance	533	361
Utilities	222	123
Repairs and Maintenance	1,180	593
Homeowner Association Fees	-	-
Marketing Expense	-	-

Certain Operating Expenses	2,101	1,112

Rental Income in Excess (Deficit) of Certain Expenses	$(2,101)	$(1,112)

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

	Landa Series 28 E Hammon Drive	Landa Series 6716 Mopsy Lane	Landa Series 1434 Shirley Drive	Landa Series 8990 Doris Lane	Landa Series 1096 Vincent Drive
Rental Income	$-	$-	$-	$-	$-

Rental Expenses
Real Estate Taxes	164	498	517	202	392
Property Insurance	395	381	420	221	478
Utilities	183	300	164	200	181
Repairs and Maintenance	204	519	1,725	594	410
Homeowner Association Fees	-	-	-	-	-
Marketing Expense	-	-	-	-	-

Certain Operating Expenses	946	1,698	2,826	1,217	1,461

Rental Income in Excess (Deficit) of Certain Expenses	$(946)	$(1,698)	$(2,826)	$(1,217)	$(1,461)

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

	Landa Series 301 Woodstream Drive	Landa Series 1120 9th Court	Landa Series 808 Home Trail	Landa Series 179 Poplar Springs Drive	Landa Series 4464 Willow Street	Landa Series 7817 3rd Street South
Rental Income	$-	$-	$-	$-	$-	$-

Rental Expenses
Real Estate Taxes	98	110	184	37	125	87
Property Insurance	175	107	179	111	153	86
Utilities	28	476	-	-	111	203
Repairs and Maintenance	477	-	514	300	300	250
Homeowner Association Fees	-	-	-	-	-	-
Marketing Expense	-	-	-	-	-	-

Certain Operating Expenses	778	693	877	448	689	626

Rental Income in Excess (Deficit) of Certain Expenses	$(778)	$(693)	$(877)	$(448)	$(689)	$(626)

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

	Landa Series 1713 Alfen Street	Landa Series 1744 Mountain Drive	Landa Series 6820 66th Street South	Landa Series 650 Willow Bend Lane	Landa Series 113 Hughes Avenue	Landa Series 5844 Willow Crest Drive
Rental Income	$-	$-	$-	$-	$-	$-

Rental Expenses
Real Estate Taxes	170	63	93	47	257	137
Property Insurance	180	124	96	90	257	152
Utilities	-	-	203	-	-	293
Repairs and Maintenance	-	250	550	250	-	250
Homeowner Association Fees	-	-	-	-	-	-
Marketing Expense	-	-	-	-	-	-

Certain Operating Expenses	350	437	942	387	514	832

Rental Income in Excess (Deficit) of Certain Expenses	$(350)	$(437)	$(942)	$(387)	$(514)	$(832)

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

	Landa Series 1625 W McFarland Avenue	Landa Series 913 2nd Street	Landa Series 200 15th Court Northwest	Landa Series 503 8th Street South	Landa Series 503 East Robinson Street	Landa Series 4037 Stone Drive
Rental Income	$-	$-	$-	$-	$-	$-

Rental Expenses
Real Estate Taxes	203	64	33	41	72	146
Property Insurance	170	98	100	76	104	126
Utilities	-	-	253	-	-	-
Repairs and Maintenance	1,140	468	550	550	916	325
Homeowner Association Fees	-	-	-	-	-	-
Marketing Expense	-	-	-	-	-	-

Certain Operating Expenses	1,513	630	936	667	1,092	597

Rental Income in Excess (Deficit) of Certain Expenses	$(1,513)	$(630)	$(936)	$(667)	$(1,092)	$(597)

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022 (UNAUDITED)

(Continued)

	Landa Series 4601 Sylvaner Lane	Landa Series 8048 Old Plank Road	Landa Series 340 17th Ave	Landa Series 2150 Tishamingo Drive	Landa Series 3029 Cedaridge Drive	Total Combined
Rental Income	$-	$-	$-	$-	$-	$76,113

Rental Expenses
Real Estate Taxes	113	148	21	9	575	12,224
Property Insurance	174	338	16	4	411	8,436
Utilities	-	-	-	-	-	3,462
Repairs and Maintenance	550	444	475	425	550	17,498
Homeowner Association Fees	-	-	-	-	-	238
Marketing Expense	-	-	-	-	-	299

Certain Operating Expenses	837	930	512	438	1,536	42,157

Rental Income in Excess (Deficit) of Certain Expenses	$(837)	$(930)	$(512)	$(438)	$(1,536)	$33,956

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

COMBINED STATEMENT OF CERTAIN REVENUE AND EXPENSES

FOR THE PERIOD FROM JANUARY 1, 2021 TO DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 2174 Scarbrough Road	Landa Series 153 Spring Valley Circle	Landa Series 126 Wildwood Road	Landa Series 137 Spring Valley Circle	Landa Series 3192 Lake Monroe Road	Landa Series 45 Robertford Drive	Landa Series 303 Kellys Walk	Landa Series 4085 Springvale Way
Rental Income	$9,667	$12,325	$12,826	$11,925	$10,600	$13,045	$7,077	$7,871

Rental Expenses
Real Estate Taxes	1,166	2,461	1,566	1,356	637	972	233	1,213
Property Insurance	486	429	454	475	419	419	270	345
Homeowner Association Fees	-	-	-	-	-	-	70	176
Certain Operating Expenses	1,652	2,890	2,020	1,830	1,056	1,391	573	1,734

Rental Income in Excess/(Deficit) of Certain Expenses	8,015	9,435	10,806	10,095	9,544	11,654	6,504	6,137

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

COMBINED STATEMENT OF CERTAIN REVENUE AND EXPENSES

FOR THE PERIOD FROM JANUARY 1, 2021 TO DECEMBER 31, 2021

(UNAUDITED)

	Landa Series 2875 Lorimier Terrace	Totals
Rental Income	$-	$85,336

Rental Expenses
Real Estate Taxes	290	9,894
Property Insurance	613	3,910
Homeowner Association Fees	-	246
Certain Operating Expenses	903	14,050

Rental Income in Excess/(Deficit) of Certain Expenses	$(903)	$71,286

The accompanying notes are an integral part of these unaudited pro-forma financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

NOTES TO UNAUDITED COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2022

AND FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

1. ORGANIZATION AND NATURE OF ACTIVITIES

The Single-Family Home Portfolio consists of the following single-family homes (each a “Property,” and collectively, the “Properties”), located in metropolitan areas in the states of Alabama, Georgia, Florida and North Carolina. The table below reflects the dates that (i) Landa Properties acquired the Property from a third-party seller, (ii) rental operations of such Property commenced (as applicable), and (iii) the Series acquired title to the Property (as applicable):

Series	Property	Property Acquisition Date(1)	Rental Operation Commencement Date(2)	Series Acquisition Date(4)
Landa Series 2174 Scarbrough Road	2174 Scarbrough Road, Stone Mountain, GA 30088	February 11, 2021	April 19, 2021	December 8, 2021
Landa Series 153 Spring Valley Circle	153 Spring Valley Circle, Stockbridge, GA 30281	February 17, 2021	March 31, 2021	December 8, 2021
Landa Series 126 Wildwood Road	126 Wildwood Road, Stockbridge, GA 30281	February 19, 2021	March 31, 2021	December 8, 2021
Landa Series 137 Spring Valley Circle	137 Spring Valley Circle, Stockbridge, GA 30281	February 19, 2021	March 31, 2021	December 8, 2021
Landa Series 3192 Lake Monroe Road	3192 Lake Monroe Road, Douglasville, GA 30135	February 26, 2021	April 30, 2021	December 8, 2021
Landa Series 45 Robertford Drive	45 Robertford Drive, Covington, GA 30016	June 3, 2021	June 28, 2021	December 8, 2021
Landa Series 303 Kellys Walk	303 Kellys Walk, Locust Grove, GA 30248	June 11, 2021	August 31, 2021	December 8, 2021
Landa Series 4085 Springvale Way	4085 Springvale Way, McDonough, GA 30252	July 1, 2021	September 3, 2021	December 8, 2021
Landa Series 4126 Oriely Drive W (3)	4126 Oriely Drive W, Jacksonville, FL 32210	February 11, 2022	-	-
Landa Series 235 Celery Avenue N (3)	235 Celery Avenue N, Jacksonville, FL 32220	March 17, 2022	-	-
Landa Series 580 Dorothy Street (3)	580 Dorothy Street, Bartow, FL 33830	April 5, 2022	-	-
Landa Series 28 E Hammon Drive (3)	28 E Hammon Drive, Apopka, FL 32703	April 8, 2022	-	-
Landa Series 6716 Mopsy Lane (3)	6716 Mopsy Lane, Jacksonville, FL 32210	April 7, 2022	-	-
Landa Series 1434 Shirley Drive (3)	1434 Shirley Drive, Lakeland, FL 33810	March 31, 2022	-	-

Series	Property	Property Acquisition Date(1)	Rental Operation Commencement Date(2)	Series Acquisition Date(4)
Landa Series 8990 Doris Lane (3)	8990 Doris Lane, Jacksonville, FL 32220	April 14, 2022	-	-
Landa Series 1096 Vincent Drive (3)	1096 Vincent Drive, Mount Dora, FL 32757	April 14, 2022	-	-
Landa Series 301 Woodstream Drive (3)	301 Woodstream Drive, Gastonia, NC, 28056	May 6, 2022	-	-
Landa Series 1120 9th Court (3)	1120 9th Court, Pleasant Grove, AL 35127	May 2, 2022	-	-
Landa Series 808 Home Trail (3)	808 Home Trail, Gastonia, NC, 28052	May 13, 2022	-	-
Landa Series 179 Poplar Springs Drive (3)	179 Poplar Springs Drive, Mulga AL 35118	May 4, 2022	-	-
Landa Series 4464 Willow Street (3)	4464 Willow Street, Gardendale, AL 35071	May 10, 2022	-	-
Landa Series 7817 3rd Street South (3)	7817 3rd Avenue S, Birmingham, AL 35206	May 9, 2022	-	-
Landa Series 1713 Alfen Street (3)	1713 Alfen Street, Jacksonville, FL 32254	May 12, 2022	-	-
Landa Series 1744 Mountain Drive (3)	1744 Mountain Drive, Tarrant, AL 35217	May 3, 2022	-	-
Landa Series 6820 66th Street South (3)	6820 66th Street S, Birmingham, AL 35212	May 17, 2022	-	-
Landa Series 650 Willow Bend Lane (3)	650 Willow Bend Ln, Bessemer, AL 35023	May 19, 2022	-	-
Landa Series 113 Hughes Avenue (3)	113 Hughes Avenue, Sanford, FL 32771	May 20, 2022	-	-
Landa Series 5844 Willow Crest Drive (3)	5844 Willow Crest Drive, Pinson, AL 35126	May 9, 2022	-	-
Landa Series 1625 W McFarland Avenue (3)	1625 W McFarland Avenue, Gastonia, NC, 28054	May 9, 2022	-	-
Landa Series 913 2nd Street (3)	913 2nd Street, Kings Mountain, NC, 28086	May 10, 2022	-	-
Landa Series 200 15th Court Northwest (3)	200 15th Court NW, Center Point, AL 35215	May 6, 2022	-	-

Series	Property	Property Acquisition Date (1)	Rental Operation Commencement Date(2)	Series Acquisition Date(4)
Landa Series 503 8th Street South (3)	503 8th Street S, Bessemer, AL 35020	May 20, 2022	-	-
Landa Series 503 East Robinson Street (3)	503 E Robinson Street, Dallas, NC 28034	May 10, 2022	-	-
Landa Series 4037 Stone Drive (3)	4037 Stone Drive, Bessemer, AL 35022	May 13, 2022	-	-
Landa Series 4601 Sylvaner Lane (3)	4601 Sylvaner Lane, Birmingham, AL 35244	May 18, 2022	-	-
Landa Series 8048 Old Plank Road (3)	8048 Old Plank Road, Jacksonville, FL 32220	April 19, 2022	-	-
Landa Series 340 17th Avenue (3)	340 17th Avenue, Center Point, AL 35215	June 23, 2022	-	-
Landa Series 2150 Tishamingo Drive (3)	2150 Tishamingo Drive Birmingham, AL 35127	June 29, 2022	-	-
Landa Series 3029 Cedaridge Drive (3)	3029 Cedaridge Drive Tampa, FL 33592	May 9, 2022	-	-

(1)	The date in which Landa Properties acquired this owner-occupied Property from a third-party seller.

(2)	The date Landa Properties commenced rental operations for this Property.

(3)	This Property was vacant and had not commenced rental operations as of June 30, 2022.

(4)	As of the date of this Offering Circular, title to this Property is currently held by Landa Properties and not by the underlying Series. We expect that Landa Properties will transfer title to the Property to the applicable Series prior to the initial Closing of sales of Shares of the Series.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined statements of revenues and certain operating expenses are presented in conformity with accounting principles generally accepted in the United States of America and in accordance with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC. Accordingly, the statement excludes certain historical income and expenses that are not comparable to the proposed future operations of the Property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Property after its acquisition by the respective Series listed above and are not intended to be a complete representation of the Property’s revenues and expenses.

Revenue

Revenues are generated within each Series. Revenues from rental properties are recognized on a straight-line basis over the terms of the respective leases when collectability is reasonably assured and when the tenant has taken possession or controls the physical use of the leased asset. Leases are generally for one year or less.

Use of Estimates

The preparation of the combined statements of revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

The following properties underlying were acquired by Landa Properties LLC after December 31, 2021, prior to which it was an owner-occupied property with no previous rental or operating history.

Series	Property Acquisition Date
Landa Series 4126 Oriely Drive W	February 11, 2022
Landa Series 235 Celery Avenue N	March 17, 2022
Landa Series 580 Dorothy Street	April 5, 2022
Landa Series 28 E Hammon Drive	April 8, 2022
Landa Series 6716 Mopsy Lane	April 7, 2022
Landa Series 1434 Shirley Drive	March 31, 2022
Landa Series 8990 Doris Lane	April 14, 2022
Landa Series 1096 Vincent Drive	April 14, 2022
Landa Series 301 Woodstream Drive	May 6, 2022
Landa Series 1120 9th Court	May 2, 2022
Landa Series 808 Home Trail	May 13, 2022
Landa Series 179 Poplar Springs Drive	May 4, 2022
Landa Series 4464 Willow Street	May 10, 2022
Landa Series 7817 3rd Street South	May 9, 2022
Landa Series 1713 Alfen Street	May 12, 2022
Landa Series 1744 Mountain Drive	May 3, 2022
Landa Series 6820 66th Street South	May 17, 2022
Landa Series 650 Willow Bend Lane	May 19, 2022
Landa Series 113 Hughes Avenue	May 20, 2022
Landa Series 5844 Willow Crest Drive	May 9, 2022
Landa Series 1625 W McFarland Avenue	May 9, 2022
Landa Series 913 2nd Street	May 10, 2022
Landa Series 200 15th Court Northwest	May 6, 2022
Landa Series 503 8th Street South	May 20, 2022
Landa Series 503 East Robinson Street	May 10, 2022
Landa Series 4037 Stone Drive	May 13, 2022
Landa Series 4601 Sylvaner Lane	May 18, 2022
Landa Series 8048 Old Plank Road	April 19, 2022
Landa Series 340 17th Ave	June 23, 2022
Landa Series 2150 Tishamingo Drive	June 29, 2022
Landa Series 3029 Cedaridge Drive	May 9, 2022

Subsequent events have been evaluated through March 17, 2023, the date the accompanying statements of revenues and certain operating expenses were available to be issued.

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
2.1	Certificate of Formation of Landa 2 LLC(1)
2.2	Amended and Restated Limited Liability Company Operating Agreement of Landa App 2 LLC(2)
3.1	Series Designation for Landa Series 2174 Scarbrough Road(2)
3.2	Series Designation for Landa Series 3192 Lake Monroe Road(2)
3.3	Series Designation for Landa Series 153 Spring Valley Circle(2)
3.4	Series Designation for Landa Series 45 Robertford Drive(2)
3.5	Series Designation for Landa Series 126 Wildwood Road(2)
3.6	Series Designation for Landa Series 303 Kellys Walk(2)
3.7	Series Designation for Landa Series 137 Spring Valley Circle(2)
3.8	Series Designation for Landa Series 4085 Springvale Way(2)
3.9	Series Designation for Landa Series 4126 Oriely Drive W(3)
3.10	Series Designation for Landa Series 235 Celery Avenue N(3)
3.11	Series Designation for Landa Series 580 Dorothy Street(5)
3.12	Series Designation for Landa Series 28 E Hammon Drive(5)
3.13	Series Designation for Landa Series 6716 Mopsy Lane(5)
3.14	Series Designation for Landa Series 1434 Shirley Drive(5)
3.15	Series Designation for Landa Series 8990 Doris Lane(5)
3.16	Series Designation for Landa Series 1096 Vincent Drive(5)
3.17	Series Designation for Landa Series 301 Woodstream Drive(5)
3.18	Series Designation for Landa Series 1120 9th Court(5)
3.19	Series Designation for Landa Series 808 Home Trail(5)
3.20	Series Designation for Landa Series 179 Poplar Springs Drive(5)
3.21	Series Designation for Landa Series 4464 Willow Street(5)
3.22	Series Designation for Landa Series 7817 3rd Street South(5)
3.23	Series Designation for Landa Series 1713 Alfen Street(5)
3.24	Series Designation for Landa Series 1744 Mountain Drive(5)
3.25	Series Designation for Landa Series 6820 66th Street South(5)
3.26	Series Designation for Landa Series 650 Willow Bend Lane(5)
3.27	Series Designation for Landa Series 113 Hughes Avenue(5)
3.28	Series Designation for Landa Series 5844 Willow Crest Drive(5)
3.29	Series Designation for Landa Series 1625 W McFarland Avenue(5)
3.30	Series Designation for Landa Series 913 2nd Street(5)
3.31	Series Designation for Landa Series 200 15th Court NW(5)
3.32	Series Designation for Landa Series 503 8th Street South(5)
3.33	Series Designation for Landa Series 503 East Robinson Street(5)

3.34	Series Designation for Landa Series 4037 Stone Drive(5)
3.35	Series Designation for Landa Series 4601 Sylvaner Lane(5)
3.36	Series Designation for Landa Series 8048 Old Plank Road(5)
3.37	Series Designation for Landa Series 340 17th Avenue(6)
3.38	Series Designation for Landa Series 2150 Tishamingo Drive(6)
3.39	Series Designation for Landa Series 3029 Cedaridge Drive(8)
4.1	Form of Subscription Agreement(1)
6.1	Form of Management Agreement(1)
6.2	Broker Dealer Services Agreement, dated July 20, 2021, by and between Dalmore Group, LLC and Landa App 2 LLC(1)
6.3	Landa Mobile App License Agreement, dated July 29, 2021, by and between Landa Holdings, Inc., Landa App 2 LLC, and each of the Series listed thereto(1)
6.4	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 2174 Scarbrough Road Stone Mountain GA LLC, dated July 28, 2021(1)
6.4-A	Amendment No 1. to the Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 2174 Scarbrough Road Stone Mountain GA LLC(7)
6.5	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 153 Spring Valley Circle Stockbridge GA LLC, dated July 28, 2021(1)
6.6	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 126 Wildwood Road Stockbridge GA LLC, dated July 28, 2021(1)
6.7	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 137 Spring Valley Circle Stockbridge GA LLC, dated July 28, 2021(1)
6.7-A	Amendment No 1. to the Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 137 Spring Valley Circle Stockbridge GA LLC(7)
6.8	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 3192 Lake Monroe Road Douglasville GA LLC, dated July 28, 2021(1)
6.9	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 45 Robertford Drive Covington GA LLC, dated July 28, 2021(1)
6.10	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 303 Kellys Walk Locust Grove GA LLC, dated September 7, 2021(1)
6.11	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 4085 Springvale Way McDonough GA LLC, dated September 7, 2021(1)
6.12	Lease Agreement for 2174 Scarbrough Road, Stone Mountain, GA 30088(1)
6.13	Lease Agreement for 126 Wildwood Road, Stockbridge, GA 30281(4)
6.14	Lease Agreement for 137 Spring Valley Circle, Stockbridge, GA 30281(4)
6.15	Lease Agreement for 4085 Springvale Way, McDonough, GA 30252(1)
6.16	Form of Promissory Note, by and between Landa Holdings, Inc. and a Landa App 2 Series (Acquisition Note) (see “Description of the Properties – Loans” of this Form 1-A for a schedule of certain material business terms of each Promissory Note with respect to each Series)(3)
6.17	PPEX ATS Company Agreement, by and among North Capital Private Securities Corporation, Landa App 2 LLC and each of the Series set forth therein(1)
6.18	Form of GA Lease Agreement (see the Master Series Table of this Form 1-A for information with respect to material business terms of each Lease Agreement with respect to each Series)(3)
6.19	Form of FL Lease Agreement (see the Master Series Table of this Form 1-A for information with respect to material business terms of each Lease Agreement with respect to each Series) (3)
6.20	Form of NC Lease Agreement (see the Master Series Table of this Form 1-A for information with respect to material business terms of each Lease Agreement with respect to each Series)(9)
6.21	Form of AL Lease Agreement (see the Master Series Table of this Form 1-A for information with respect to material business terms of each Lease Agreement with respect to each Series)(9)
11.1	Consent of Marcum LLP(11)
11.2	Consent of Goodwin Procter LLP (included in Exhibit 12.1)(11)
12.1	Opinion of Goodwin Procter LLP(11)

(1)	Incorporated by reference to the copy thereof submitted as an exhibit to the Company’s Form 1-A filed on September 17, 2021.
(2)	Incorporated by reference to the copy thereof submitted as an exhibit to the Company’s Form 1-U filed on May 3, 2022.
(3)	Incorporated by reference to the copy thereof submitted as an exhibit to the Company’s Form 1-A POS filed on May 4, 2022.
(4)	Incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on April 5, 2022.
(5)	Incorporated by reference to the copy thereof submitted as an exhibit to the Company’s Form 1-A POS filed on June 7, 2022.
(6)	Incorporated by reference to the copy thereof submitted as an exhibit to the Company’s Form 1-A POS filed on June 29, 2022
(7)	Incorporated by reference to the copy thereof submitted as an exhibit to the Company’s Form 1-U filed on April 19, 2022.
(8)	Incorporated by reference to the copy thereof submitted as an exhibit to the Company’s Form 1-A POS filed on July 27, 2022.
(9)	Incorporated by reference to the copy thereof submitted as an exhibit to the Company’s Form 1-A POS filed on December 8, 2022.
(10)	Incorporated by reference to the copy thereof submitted as an exhibit to the Company’s Form 1-A POS filed on January 5, 2023.
(11)	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, Landa App 2 LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 17, 2023.

LANDA APP 2 LLC

Signed by Landa Holdings, Inc., as Manager of LANDA APP 2 LLC

By:	/s/ Yishai Cohen
	Name:	Yishai Cohen
	Title:	Chairman, Chief Executive Officer and President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yishai Cohen	Chairman, Chief Executive Officer and	March 17, 2023
Yishai Cohen	President of Landa Holdings, Inc. (Principal Executive Officer)

/s/ Yishai Cohen	Acting Head of Finance of Landa Holdings, Inc.	March 17, 2023
Yishai Cohen	(Principal Financial Officer and Principal Accounting Officer)

LANDA HOLDINGS, INC.

/s/ Yishai Cohen	Manager	March 17, 2023
Yishai Cohen	Chief Executive Officer and President